As filed with the Securities and Exchange Commission August 30, 2005	Registration No. 333-___________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WITS BASIN PRECIOUS MINERALS INC.
(Name of small business issuer in its charter)

Minnesota	1040	84-1236619
(State or jurisdiction of	Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number	Identification No.)

80 South 8th Street, Suite 900
Minneapolis, MN 55402
(612) 349-5277
(Address and telephone number of principal executive offices and principal place of business)

Mark D. Dacko
Chief Financial Officer
Wits Basin Precious Minerals Inc.
80 South 8th Street, Suite 900
Minneapolis, MN 55402
Telephone: (612) 349-5277
Facsimile: (612) 395-5276
(Name, address and telephone
number of agent for service)

Copies to:
William M. Mower, Esq.
Christopher J. Melsha, Esq.
Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402-4140
Telephone: (612) 672-8200
Facsimile: (612) 672-8397

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee
Title of each class of Securities to be registered	Amount to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.01 par value per share	636,000	$0.13	(1)	$82,680	$9.73
Common stock, $0.01 par value per share (3)	225,000	$0.25	(2)	$56,250	$6.62
Common stock, $0.01 par value per share (4)	350,000	$0.30	(2)	$105,000	$12.36
Common stock, $0.01 par value per share (5)	350,000	$0.50	(2)	$175,000	$20.60
Common stock, $0.01 par value per share (6)	50,000	$0.75	(2)	$37,500	$4.41
Common stock, $0.01 par value per share (7)	880,000	$1.00	(2)	$880,000	$103.58
Common stock, $0.01 par value per share (8)	25,000	$3.00	(2)	$75,000	$8.83
Common stock, $0.01 par value per share (9)	1,300,000	$0.35	(10)	$455,000	$53.55
Total	3,816,000			$1,866,430	$219.68

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act and is based on the average high and low bid prices of the Registrant’s common stock as reported on the Over-the-Counter Bulletin Board on August 25, 2005.

(2)	Fee based on exercise price applicable to shares issuable upon exercise of warrants, in accordance with Rule 457(g).
(3)	Represents shares of common stock issuable upon the exercise (at a price of $0.25 per share) of outstanding warrants.
(4)	Represents shares of common stock issuable upon the exercise (at a price of $0.30 per share) of outstanding warrants.
(5)	Represents shares of common stock issuable upon the exercise (at a price of $0.50 per share) of outstanding warrants.
(6)	Represents shares of common stock issuable upon the exercise (at a price of $0.75 per share) of outstanding warrants.
(7)	Represents shares of common stock issuable upon the exercise (at a price of $1.00 per share) of outstanding warrants.
(8)	Represents shares of common stock issuable upon the exercise (at a price of $3.00 per share) of outstanding warrants.
(9)
Represents shares of common stock issuable in lieu of our obligation to make cash principal and interest payments pursuant to an outstanding secured convertible promissory note during the next five months.

(10)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act and is based on the price at which an outstanding secured convertible promissory note is convertible into an aggregate 1,300,000 shares of the Registrant’s common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Subject to completion, dated August 30, 2005

OFFERING PROSPECTUS

Wits Basin Precious Minerals Inc.

3,816,000 SHARES OF COMMON STOCK

The selling shareholders identified on page 38 of this prospectus are offering on a resale basis a total of 3,816,000 shares of our common stock, including 1,880,000 shares issuable upon the exercise of outstanding warrants and up to 1,300,000 shares of our common stock issuable in lieu of our obligation to make cash principal and interest payments pursuant to an outstanding secured convertible promissory note or upon conversion thereof. We will not receive any proceeds from the sale of these shares by the selling shareholders.

Our common stock is listed on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “WITM.” On August 25, 2005, the last sale price for our common stock as reported on the OTCBB was $0.12.

THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.
SEE “RISK FACTORS” BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. A REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is _____________, 2005.

TABLE OF CONTENTS

Prospectus Summary	3

Risk Factors	5

Note Regarding Forward-Looking Statements	10

Management’s Discussion and Analysis of Financial Condition and Results of Operations	11

Business	19

Management	30

Security Ownership of Certain Beneficial Owners and Management	33

Certain Relationships and Related Transactions	34

Market for Common Equity and Related Shareholder Matters	35

Use of Proceeds	36

Securities Purchase Agreement	36

Selling Shareholders	38

Plan of Distribution	39

Description of Securities	41

Disclosure of Commission Position On Indemnification for Securities Act Liabilities	41

About this Prospectus	42

Where You Can Find More Information	42

Validity of Common Stock	42

Experts	43

Changes In and Disagreements with Accountants	43

Index to Financial Statements	F-1

We have not authorized anyone to provide you with information different or to make any representations other than those contained in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation would be unlawful. You should not assume that the information in this prospectus, or any amendment or supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of this offering. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus. Accordingly, you are urged to carefully review this prospectus in its entirety.

Our Company

We are a minerals exploration and development company. We currently hold interests in four exploration projects located in South Africa, Canada and Colorado. As of August 26, 2005, we do not claim to have any mineral reserves on our properties.

• FSC Project. In June 2003, we acquired two gold exploration projects in a transaction with Hawk Precious Minerals USA, Inc., (“Hawk USA”), a wholly owned subsidiary of Toronto-based Hawk Precious Minerals Inc., (“Hawk”). Hawk is an affiliate of ours. In one of these projects, which we refer to as the “FSC Project,” we have acquired a 35 percent equity interest in the company Kwagga Gold (Proprietary) Limited (“Kwagga”) in exchange for a $2,100,000 investment. Kwagga is a wholly owned subsidiary of AfriOre International (Barbados) Ltd., (“AfriOre”). Kwagga holds the exploration rights for the FSC Project, which consists of approximately 117,000 hectares (approximately 289,000 acres) located in the Republic of South Africa adjacent to the major goldfields discovered at the historic Witwatersrand basin. AfriOre is a precious minerals exploration company with offices in Johannesburg, South Africa and the operator of the FSC Project.

To date, we have invested $2,100,000 in Kwagga, which is being used to fund an exploration program on the FSC Project that commenced in October 2003. The current exploration activities being conducted on the FSC Project should be completed by the end of December 2005 and AfriOre and Kwagga will deliver to us a report describing the results of these activities. Within 120 days of our receipt of that report, we have the option to increase our ownership position in Kwagga to 50 percent in exchange for a further investment of $1,400,000. If we choose not to make this additional investment, then we would continue to own the shares representing our 35 percent interest, but we would no longer have any rights to increase our participation and would be subject to dilution resulting from any additional investment in Kwagga. Furthermore, should Kwagga fail to complete the entire drillhole program, we could realize a complete loss of the funds advanced to Kwagga.

• Holdsworth Project. The other gold exploration project we acquired from Hawk USA, located near Wawa, Ontario, Canada, we refer to as the “Holdsworth Project.” The Holdsworth Project consists of 19 contiguous patented mining claims covering approximately 304 hectares (approximately 750 acres). Once we have secured the financing, which we estimate to be approximately $150,000, we plan to conduct pre-exploration activities on the Holdsworth Project. The primary objective of these pre-exploration activities will be to confirm the results of prior exploration activities conducted on or near this property. Until we have the results of the pre-exploration activities, we will not be in a position to determine the scope and costs of further exploration activities, if any, necessary for the Holdsworth Project.

• McFaulds Lake. In June 2004, we entered into an option agreement to earn a 70 percent interest, subject to a 2 percent royalty, in 5 mining claims covering approximately 1,295 hectares (approximately 3,200 acres) in the McFaulds Lake area of the James Bay Lowlands, Attawapiskat Region of northern Ontario currently held under option by Hawk. The area is a site of a VMS (volcanogenic massive sulphide) base metals project. In December 2004, we entered into an agreement with MacDonald Mines Exploration Ltd. (“MacDonald”) whereby MacDonald can earn a 55 percent interest (subject to a 2% royalty) in the McFaulds Lake Project. The agreement requires MacDonald to conduct additional ground geophysics and complete two additional drill holes before May 1, 2005, that date being extended until December 31, 2005 for completion.

• Bates-Hunter Gold Mine. On January 21, 2005, we acquired purchase rights under a purchase agreement, which provides us with exploration rights of the Bates-Hunter Gold Mine located in Central City, Colorado and the possible future purchase of the assets of the Hunter Gold Mining Corporation. We have begun our due diligence work of the first phase by the dewatering and rehabilitation of the existing shaft, which will be followed on with mapping and sampling all accessible historical workings and to undertake preliminary metallurgical test work. Pursuant to the purchase rights, we are required to have our due diligence completed by November 30, 2005, at which time, should the historical data prove viable, we may complete the purchase of the assets for a fixed price of $3,000,000. The assets consist of the Bates-Hunter Mine, the Golden Gilpin Mill, a water treatment plant, mining properties, claims, permits and all ancillary equipment. Currently, we are in negotiations for an extension of the November 20, 2005 date to be extended until May 30, 2006.

Our principal office is located at 80 South 8th Street, Suite 900, Minneapolis, Minnesota 55402. Our telephone number is (612) 349-5277 and our Internet address is www.witsbasin.com. Our securities trade on the Over-the-Counter Bulletin Board under the symbol “WITM.”

The Offering

The selling shareholders identified on page 38 of this prospectus are offering on a resale basis a total of 3,816,000 shares of our common stock, including 1,880,000 shares issuable upon the exercise of outstanding warrants and up to 1,300,000 shares of our common stock issuable in lieu of our obligation to make cash principal and interest payments pursuant to an outstanding secured convertible promissory note. For a complete description of the terms and conditions of our common stock, you are referred to the section in this prospectus entitled “Description of Securities.”

Common stock offered	3,816,000 shares
Common stock outstanding before the offering(1)	62,482,146 shares
Common stock outstanding after the offering	64,362,146 shares
Common Stock OTCBB symbol	WITM

(1)	Based on the number of shares outstanding as of August 26, 2005, not including (a) 31,947,357 shares issuable upon exercise of certain warrants; (b) 690,000 redeemable warrants issued and outstanding; (c) 5,177,000 shares reserved for issuance under various stock option agreements, including those issued under our stock option plans; or (d) 1,307,866 shares issuable in lieu of our obligation to make cash principal and interest payments pursuant to an outstanding secured convertible promissory note.

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK IS EXTREMELY RISKY. YOU MAY LOSE THE ENTIRE AMOUNT OF YOUR INVESTMENT. PRIOR TO MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW THIS ENTIRE PROSPECTUS AND CONSIDER THE FOLLOWING RISK FACTORS:

RISKS RELATING TO OUR COMMON STOCK

TRADING OF OUR COMMON STOCK IS LIMITED.

Trading of our common stock is conducted on the National Association of Securities Dealers’ Over-the-Counter Bulletin Board, or “OTC Bulletin Board.” This has an adverse effect on the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock.

BECAUSE IT IS A “PENNY STOCK” IT CAN BE DIFFICULT TO SELL SHARES OF OUR COMMON STOCK.

Our common stock is a “penny stock.” Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. The penny stock rules may make it difficult for you to sell your shares of our stock. Because of the rules, there is less trading in penny stocks. Also, many brokers choose not to participate in penny stock transactions. Accordingly, you may not always be able to resell our shares of common stock publicly at times and prices that you feel are appropriate.

A SIGNIFICANT NUMBER OF SHARES OF OUR COMMON STOCK ARE OR WILL BECOME AVAILABLE FOR SALE AND THEIR SALE COULD DEPRESS THE PRICE OF OUR COMMON STOCK.

Sales of a substantial number of shares of our common stock in the public market after this offering could adversely affect the market price for our common stock and make it more difficult for you to sell our shares at times and prices that you feel are appropriate. As of August 26, 2005, we have outstanding 62,482,146 shares of common stock, of which 636,000 shares are covered by this prospectus. In addition, we have 5,177,000 shares of common stock reserved for issuance under outstanding options and 32,637,357 shares reserved for issuance upon the exercise of outstanding warrants.

RISKS RELATING TO OUR FINANCIAL CONDITION

WE CURRENTLY DO NOT HAVE ENOUGH CASH TO FUND OPERATIONS DURING 2005.

As of August 26, 2005, we had only approximately $975,000 of cash and other current assets on hand. Since we do not expect to generate any significant revenue from operations in 2005, we will be required to raise additional capital in financing transactions in order to satisfy our expected cash expenditures. We expect to raise such additional capital by selling shares of our capital stock or by borrowing money. However, such additional capital may not be available to us at acceptable terms or at all. Further, if we sell additional shares of our capital stock, your ownership position in our company will be subject to dilution. In the event that we are unable to obtain additional capital, we may be forced to reduce our operating expenditures or to cease operations altogether.

WE HAVE NO OPERATING ASSETS.

On March 14, 2003, we completed the sale of our Hosted Solutions Business and on April 30, 2003, we completed the sale of substantially all of the assets of our Accounting Software Business, in which the results of operations have been reported as discontinued operations, thereby providing no future benefit to our ongoing business plan. Accordingly, we are an exploration stage company and do not anticipate having any revenues from operations until an economic mineral deposit is discovered or unless we complete other acquisitions or joint ventures with business models that produce such revenues. Currently, we have rights in four projects: the FSC Project in South Africa, the Bates-Hunter Mine, the McFaulds Lake Project in northern Ontario, and the Holdsworth Property near Wawa, Ontario, Canada. None of these projects may ever produce any significant mineral deposits, however.

WE ANTICIPATE INCURRING LOSSES FOR THE FORESEEABLE FUTURE.

Since becoming an exploration stage company in May 2003 through June 30, 2005, we have incurred an aggregate net loss of $16,259,063. As of June 30, 2005, we had total current assets of $1,292,667. We expect operating losses to continue for the foreseeable future and may never be able to operate profitably.

THE SOUTH AFRICAN RAND VERSUS THE US DOLLAR.

The majority of all exploration costs that AfriOre deals in, is denominated in the South African Rand, whereas all of our funding has been in the US Dollar. Exchange rates are influenced by global economic trends beyond our control. Since June 30, 2003, the value of the Rand has appreciated against the Dollar by as much as 17 percent. On June 30, 2003, the exchange rates were approximately R7.51 = $1.00. On June 30, 2004, the exchange rates were approximately R6.28 = $1.00. And on June 30, 2005, the exchange rates were approximately R6.67 = $1.00. This reduction is one of the factors that have contributed to decreasing our initial 5 to 7 drillhole program on the FSC to be revised to only a three drillhole program.

OUR INDEPENDENT AUDITORS HAVE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have had net losses for each of the years ended December 31, 2004 and 2003, and we had an accumulated deficit as of December 31, 2004. Since the financial statements for each of these periods were prepared assuming that we would continue as a going concern, in the view of our independent auditors, these conditions raise substantial doubt about our ability to continue as a going concern. Furthermore, since we do not expect to generate any significant revenues for the foreseeable future, our ability to continue as a going concern depends, in large part, on our ability to raise additional capital through equity or debt financing transactions. If we are unable to raise additional capital, we may be forced to discontinue our business.

RISKS RELATING TO OUR BUSINESS

OUR SUCCESS IN CONNECTION WITH THE FSC PROJECT IS SUBSTANTIALLY DEPENDENT ON THE PROJECT’S OPERATOR.

We are relying heavily on the ability of AfriOre, the FSC Project operator, to make prudent use of all funds in connection with the exploration of the FSC Project. If AfriOre does not use these funds wisely, we may not realize any return on our investment. Further, we are dependent on the financial health and condition of AfriOre. In the event AfriOre became insolvent or otherwise unable to carry out its obligations of exploration, we could lose the entire amount we have invested in exploration of the FSC Project. We also depend on the project’s operator to obtain and maintain various governmental licenses and permits necessary to explore and develop the properties. The failure to obtain and maintain such licenses and permits may cause significant delays in exploring and developing the properties, or even may prevent the completion of any of these activities altogether.

WE WILL REQUIRE ADDITIONAL FINANCING TO CONTINUE TO FUND OUR CURRENT EXPLORATION PROJECT INTERESTS OR TO ACQUIRE INTERESTS IN OTHER EXPLORATION PROJECTS.

Additional financing will be needed in order to fund beyond the initial three drillhole exploration program currently underway at the FSC Project, to fund exploration of the Holdsworth Project, McFaulds Lake and Bates-Hunter, or to potentially complete further acquisitions or complete other acquisitions or joint ventures with other business models. Our means of acquiring investment capital is limited to private equity and debt transactions. We have no significant sources of currently available funds to engage in additional exploration and development. Without additional capital, we will be unable to fund exploration of our current property interests or acquire interests in other mineral exploration projects that may become available. See “—Risks Relating to Our Financial Condition - We Currently Do Not Have Enough Cash to Fund Operations During 2005.”

WE ARE SUBSTANTIALLY DEPENDENT UPON OUR CHIEF EXECUTIVE OFFICER.

We are substantially dependent on the expertise and industry knowledge of H. Vance White, our chief executive officer. The loss of his services could have an adverse effect on us and we do not currently have key person insurance with respect to Mr. White.

ONE OF OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTEREST WITH REGARD TO CERTAIN TRANSACTIONS THAT WE MAY ENTER.

H. Vance White, who is a director and the chief executive officer of our Company, is both an officer and director of Hawk Precious Minerals Inc., a junior exploration company and the parent company of Hawk USA, and a partner in Brooks & White Associates, an unincorporated Canadian partnership that provides management, financial and investor relations services to junior mineral resource exploration companies. As a result of his positions with other companies that may, from time to time, compete with us, Mr. White may have a conflict of interest to the extent the other companies with which he is affiliated acquire rights in exploration projects that may be suitable for us to acquire.

SINCE BECOMING ENGAGED IN THE MINERAL EXPLORATION BUSINESS IN JUNE 2003, WE HAVE RELIED ON AN EXCLUSION FROM THE DEFINITION OF “INVESTMENT COMPANY” IN ORDER TO AVOID BEING SUBJECT TO THE INVESTMENT COMPANY ACT OF 1940. TO THE EXTENT THE NATURE OF OUR BUSINESS CHANGES IN THE FUTURE, WE MAY BECOME SUBJECT TO THE REQUIREMENTS OF THE INVESTMENT COMPANY ACT, WHICH WOULD LIMIT OUR BUSINESS OPERATIONS AND REQUIRE US TO SPEND SIGNIFICANT RESOURCES IN ORDER TO COMPLY WITH SUCH ACT.

The Investment Company Act defines an “investment company,” among other things, as an issuer that is engaged in the business of investing, reinvesting, owning, holding or trading in securities and owns investment securities having a value exceeding 40 percent of the issuer’s unconsolidated assets, excluding cash items and securities issued by the federal government. Because the value of our interest in the FSC Project has exceeded 40 percent of our unconsolidated assets, excluding cash and government securities, since June 2003, we may meet this threshold definition of “investment company.” However, the Investment Company Act also excludes from this definition any person substantially all of whose business consists of owning or holding oil, gas or other mineral royalties or leases or fractional interests therein, or certificates of interest or participation relating to such mineral royalties or leases. Based on an opinion of counsel, we believe that we satisfy this mineral company exception to the definition of “investment company” for the period from June 26, 2003 through August 29, 2004. If our reliance on the mineral company exclusion from the definition of investment company during this period is misplaced, we may have been in violation of the Investment Company Act, the consequences of which can be significant. For example, investment companies that fail to register under the Investment Company Act are prohibited from conducting business in interstate commerce, which includes selling securities or entering into other contracts in interstate commerce. Section 47(b) of the Investment Company Act provides that a contract made, or whose performance involves, a violation of the act is unenforceable by either party unless a court finds that enforcement would produce a more equitable result than non-enforcement. Similarly, a court may not deny rescission to any party seeking to rescind a contract that violates the Investment Company Act, unless the court finds that denial of rescission would produce more equitable result than granting rescission. Accordingly, for example, certain investors who purchase our securities during any period in which we were required to register as investment company may seek to rescind their subscriptions.

We further believe that we have continued to qualify for the mineral company exclusion from August 30, 2004 through the date of this prospectus and are not therefore subject to the requirements of the Investment Company Act of 1940. If in the future the nature of our business changes such that the mineral company exception to the threshold definition of investment company is not available to us, we will be required to register as an investment company with the SEC. The ramifications of becoming an investment company, both in terms of the restrictions it would have on our company and the cost of compliance, would be significant. For example, in addition to expenses related to initially registering as an investment company, the Investment Company Act also imposes various restrictions with regard to our ability to enter into affiliated transactions, the diversification of our assets and our ability to borrow money. If we became subject to the Investment Company Act at some point in the future, our ability to continue pursuing our business plan would be severely limited as it would be significantly more difficult for us to raise additional capital in a manner that would comply with the requirements of the Investment Company Act. To the extent we are unable to raise additional capital, we may be forced to discontinue our operations or sell or otherwise dispose of our mineral assets.

OUR PERFORMANCE MAY BE SUBJECT TO FLUCTUATIONS IN GOLD PRICES.

The profitability of a gold exploration project could be significantly affected by changes in the market price of gold. Mine production and the willingness of third parties such as central banks to sell or lease gold affects the supply of gold. Demand for gold can be influenced by economic conditions, attractiveness as an investment vehicle and the relative strength of the U.S. dollar and local investment currencies. Other factors include the level of interest rates, exchange rates, inflation and political stability. The aggregate effect of these factors is impossible to predict with accuracy. Worldwide production levels also affect gold prices. In addition, the price of gold has on occasion been subject to very rapid short-term changes due to speculative activities. Fluctuations in gold prices may adversely affect the value of any discoveries made at the sites with which we are involved.

THE NATURE OF MINERAL EXPLORATION IS INHERENTLY RISKY.

The exploration for and development of mineral deposits involves significant financial risks, which even experience and knowledge may not eliminate, regardless of the amount of careful evaluation applied to the process. Very few properties are ultimately developed into producing mines. Whether a gold deposit will be commercially viable depends on a number of factors, including:

•	financing costs;
•	proximity to infrastructure;
•	the particular attributes of the deposit, such as its size and grade; and
•	governmental regulations, including regulations relating to prices, taxes, royalties, infrastructure, land use, importing and exporting of gold and environmental protection.

The outcome of any of these factors may prevent us from receiving an adequate return on invested capital.

MINERAL EXPLORATION IS EXTREMELY COMPETITIVE.

There is a limited supply of desirable mineral properties available for claim staking, lease or other acquisition in the areas where we contemplate participating in exploration activities. We compete with numerous other companies and individuals, including competitors with greater financial, technical and other resources than we possess, in the search for and the acquisition of attractive mineral properties. Our ability to acquire properties in the future will depend not only on our ability to develop our present properties, but also on our ability to select and acquire suitable producing properties or prospects for future mineral exploration. We may not be able to compete successfully with our competitors in acquiring such properties or prospects.

LAWS GOVERNING MINERAL RIGHTS OWNERSHIP HAVE CHANGED IN SOUTH AFRICA.

On May 1, 2004, the South African Mineral and Petroleum Resources Development Act 2002 (the “MPRD Act”) became effective. The principal objectives set out in the MPRD Act are:

•	to recognize the internationally accepted right of the state of South Africa to exercise full and permanent sovereignty over all the mineral and petroleum resources within South Africa;
•	to give effect to the principle of the State’s custodianship of the nation’s mineral and petroleum resources;
•	to promote equitable access to South Africa’s mineral and petroleum resources to all the people of South African and redress the impact of past discrimination;
•
to substantially and meaningfully expand opportunities for historically disadvantaged persons, including women, to enter the mineral and petroleum industry and to benefit from the exploitation of South Africa’s mineral and petroleum resources;

•	to promote economic growth and mineral and petroleum resources development in South Africa;
•	to promote employment and advance the social and economic welfare of all South Africans;
•	to provide security of tenure in respect of prospecting, exploration, mining and production operations;
•
to give effect to Section 24 of the South African Constitution by ensuring that South Africa’s mineral and petroleum resources are developed in an orderly and ecologically sustainable manner while promoting justifiable social and economic development;

•	to follow the principle that mining companies keep and use their mineral rights, with no expropriation and with guaranteed compensation for mineral rights; and
•	to ensure that holders of mining and production rights contribute towards socio-economic development of areas in which they are operating.

Under the MPRD Act, tenure licenses over established operations will be secure for 30 years (and renewable for 30 years thereafter), provided that mining companies obtain new licenses over existing operations within five years of the date of enactment of the Act and fulfill requirements specified in the Broad-Based Socio-Economic Empowerment Charter for the South African mining industry, or the Mining Charter.

The principles contained in the Mining Charter relate to the transfer of 26 percent of South Africa’s mining assets to historically disadvantaged South Africans, or HDSAs, over a 10-year period, as defined in the Mining Charter. Under the Mining Charter, the South African mining industry has committed to securing financing to fund participation of HDSAs in an amount of R$100 billion within the first five years of the Mining Charter’s tenure. The Mining Charter provides for the review of the participation process after five years to determine what further steps, if any, are needed to achieve the 26 percent target participation. The Mining Charter requires programs for black economic empowerment and the promotion of value-added production, such as jewelry making and other gold fabrication, in South Africa. The Mining Charter also sets out targets for broad-based black economic empowerment in the areas of human resources, skill development, employment equality, procurement and beneficiation. In addition, the Mining Charter addresses other socio-economic issues, such as migrant labor, housing and living conditions.

DUE TO LEGISLATION ENACTED IN SOUTH AFRICA, KWAGGA WILL BE REQUIRED TO SELL A SUBSTANTIAL AMOUNT OF ITS STOCK, WHICH WOULD DILUTE OUR EQUITY POSITION IN KWAGGA.

In accordance with the Broad-Based Socio-Economic Empowerment Charter for the South African mining industry, Kwagga will offer up to 28 percent of its capital stock at fair market value to a HDSA investor group. Any investment by such a group will dilute our ownership of Kwagga and, accordingly, the right to receive profits generated from the FSC Project, if any.

THE OPERATORS OF OUR EXPLORATION PROJECTS MAY NOT HAVE ALL NECESSARY TITLE TO THE MINING EXPLORATION RIGHTS.

We expect that Kwagga and AfriOre will have good and proper right, title and interest in and to the respective mining exploration rights they currently own, have optioned or intend to acquire and that they will explore and develop. Such rights may be subject to prior unregistered agreements or interests or undetected claims or interests, which could materially impair our ability to participate in the development of the FSC Project. The failure to comply with all applicable laws and regulations, including failure to pay taxes and to carry out and file assessment work, may invalidate title to portions of the properties where the exploration rights are held.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are forward-looking in nature are based on the current beliefs of our management, as well as assumptions made by and information currently available to management, including statements related to the uncertainty of the quantity or quality of probable ore reserves, the fluctuations in the market price of such reserves, general trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this prospectus, the words “may,”“could,”“should,”“anticipate,”“believe,”“estimate,”“expect,”“intend,”“plan,”“predict” and similar expressions and their variants, as they relate to us or our management, may identify forward-looking statements. These statements reflect our judgment as of the date of this prospectus with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. Readers are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. We undertake no obligation to update forward-looking statements. The risks identified under the heading “Risk Factors” in this prospectus, among others, may impact forward-looking statements contained in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and notes thereto as of and for the year ended December 31, 2004, as well as our interim condensed consolidate financial statements as of and for the quarter ended June 30, 2005, both of which are included in this prospectus beginning at page F-1. We further inform you to read the other documents that we file with the Securities and Exchange Commission after the date of this prospectus for information about subsequent developments involving us.

OVERVIEW

We are a minerals exploration and development company based in Minneapolis, Minnesota. We currently have interests in mineral exploration projects in South Africa, Canada and Colorado. We hold interests in two gold exploration projects that we acquired in a transaction completed on June 26, 2003 from Hawk Precious Minerals USA Inc., (“Hawk USA”), a wholly owned subsidiary of Toronto-based Hawk Precious Minerals Inc., (“Hawk”). Hawk is an affiliate of ours. In one of these projects, which we commonly refer to as the “FSC Project,” we acquired a 35 percent equity interest in the company Kwagga Gold (Proprietary) Limited (“Kwagga”) in exchange for a $2,100,000 investment. Kwagga is a wholly owned subsidiary of AfriOre International (Barbados) Ltd., (“AfriOre”). Kwagga holds the exploration rights for the FSC Project. The FSC Project consists of approximately 117,000 hectares (approximately 289,000 acres) hectares located in the Republic of South Africa adjacent to the major goldfields discovered at the historic Witwatersrand basin. AfriOre is a precious minerals exploration company with offices in Johannesburg, South Africa and the operator of the FSC Project. The other exploration project we acquired from Hawk USA, located near Wawa, Ontario, Canada, we refer to as the “Holdsworth Project.” The Holdsworth Project consists of 19 contiguous, patented mining claims covering approximately 304 hectares (approximately 750 acres) hectares. Once we have secured the financing, which we estimate to be approximately $150,000, we plan to conduct pre-exploration activities on the Holdsworth Project. Any pre-exploration activities will be expensed as incurred.

In June 2004, we entered into an option agreement to earn a 70 percent interest, subject to a 2 percent royalty, in 5 mining claims covering approximately 1,295 hectares (approximately 3,200 acres) in the McFaulds Lake area of the James Bay Lowlands, Attawapiskat Region of northern Ontario currently held under option by Hawk. The area is a site of a VMS (volcanogenic massive sulphide) base metals project. In December 2004, we entered into an agreement with MacDonald Mines Exploration Ltd. (MacDonald”) whereby MacDonald can earn a 55 percent interest (subject to a 2% royalty) in the McFaulds Lake Project. The agreement requires MacDonald to conduct additional ground geophysics and complete two additional drill holes before May 1, 2005, that date being extended until December 31, 2005 for completion.

On January 21, 2005, we acquired purchase rights under a purchase agreement, which provides us with exploration rights of the Bates-Hunter Gold Mine located in Central City, Colorado and the possible future purchase of the assets of the Hunter Gold Mining Corporation. We have begun our due diligence work of the first phase by the dewatering and rehabilitation of the existing shaft, which will be followed on with mapping and sampling all accessible historical workings and to undertake preliminary metallurgical test work. Pursuant to the purchase rights, we are required to have our due diligence completed by November 30, 2005, at which time, should the historical data prove viable, we may complete the purchase of the assets for a fixed price of $3,000,000. The assets consist of the Bates-Hunter Mine, the Golden Gilpin Mill, a water treatment plant, mining properties, claims, permits and all ancillary equipment. Currently, we are in negotiations for an extension of the November 20, 2005 until May 30, 2006.

We will expense all expenditures related to the Bates-Hunter Gold Mine as incurred and should we consummate the purchase, we would re-evaluate our position if capitalization of any future expenditures would be allowable for financial reporting purposes.

In the future, we will continue to seek new areas for exploration and the rights that would allow us to be either owners or participants.

Until March 14, 2003, we provided industry-specific solutions for managing, sharing and collaborating on business information on the Internet though our Hosted Solutions Business and until April 30, 2003, we provided accounting software through our Accounting Software Business. We sold substantially all of the assets relating to our Hosted Solutions Business and Accounting Software Business as of such dates. As a result of the sale of the Hosted Solutions Business and the Accounting Software Business, we became an exploratory stage company effective May 1, 2003.

Our principal office is located at 80 South 8th Street, Suite 900, Minneapolis, Minnesota 55402. Our telephone number is (612) 349-5277 and our Internet address is www.witsbasin.com.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2005 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2004

Revenues

We had no revenues from continuing operations for the six months ended June 30, 2005 and 2004. Furthermore, we do not anticipate having any future revenues until an economic mineral deposit is discovered or unless we make further acquisitions or complete other mergers or joint ventures with business models that produce such results. It is our estimate that the Bates-Hunter Gold Mine could possibly be the first revenue producing project in our current portfolio.

Operating Expenses

General and administrative expenses were $2,469,033 for the six months ended June 30, 2005 as compared to $1,115,077 for the same period in 2004. Of the expenses reported in 2005, the majority related primarily to our investor relations programs, which included direct mailing campaigns, emailing campaigns, minerals trade publications, research analysts, luncheons and special invitation events and improvements to our website. We anticipate the future investor relation expenditures will decrease for the remainder of fiscal 2005. Whereas, for the period in 2004, the primary use of dollars went to litigation expense due to a lawsuit from a former CEO.

Exploration expenses were $627,987 for the six months ended June 30, 2005 as compared to $701,490 for the same period in 2004. Exploration expenses for 2005 relate to: (i) expenditures being reported on the work-in-process from the project operator, AfriOre, at the FSC Project site, (ii) McFaulds Lake and (iii) the Bates-Hunter project. We anticipate the rate of spending for the remaining fiscal 2005 exploration expenses will increase due to the additional drill rigs at the FSC project and our due diligence exploratory work commencing at the Bates-Hunter. Exploration expenses for 2004 related to the expenditures being reported on the work-in-process from the project operator, AfriOre, at the FSC Project site and the expenses related to the Brazmin properties, which we disposed of in August 2004.

Amortization expenses were $105,650 for the six months ended June 30, 2005 as compared to $85,722 for the same period in 2004. Amortization expenses for 2005 include the FSC and McFaulds Lake, both of which will be fully amortized by June 30, 2005. Amortization expenses for 2004 include the FSC and Holdsworth Projects, whereby Holdsworth was fully amortized by December 31, 2004. No further amortization will occur for the remainder of 2005 unless we acquire a project that would allow such practice.

In October 2003, we completed a private placement of 10,190,000 units of our securities, each unit consisting of one share of common stock and a one-year warrant to purchase one-half of one share of common stock at a price of $0.75 per share. The units were sold at a price of $0.25 per unit, resulting in gross proceeds of $2,547,500 before agent commissions and other offering related expenses. We agreed to file a registration statement under the Securities Act of 1933 covering the resale of the shares purchased in the private placement. In accordance with the terms of the private placement, because such registration statement was not declared effective by the Securities and Exchange Commission by February 11, 2004, we issued to the investors an additional one-fifth of one share of our common stock for each unit purchased in the private placement, or 2,038,000 shares, which we deemed “penalty shares.” We previously recorded only the par value of this issuance as a component of stockholders’ equity, thereby reducing the per unit value from $0.25 to $0.21. Based on further analysis, we reclassified the issuance (valued at $2,152,128) as a stock issued as penalty expense and that amount was recorded for the six months ended June 30, 2004. We used a five-day closing sale price average of our common stock as listed on the OTCBB. Using the ending date of February 11, 2004, and the previously four trading days, the average was $1.056.

We recorded a loss on impairment for the six months ended June 30, 2004 relating to our South American subsidiary project, Brazmin. Upon further analysis of Brazil’s business policies, and further review of the history of discoveries made within the region of the Brazmin properties and our ability to furnish capital on the required schedule, we re-evaluated the rewards that Brazmin offered. We concluded that Brazmin was not a proper fit to our long-term goals and arranged with the previous owner a termination of the original purchase agreement. We recorded a loss on impairment of $466,578 against the value of Brazmin. Furthermore, in June 2005, we received a $75,000 cash payment from the previous owner for our release of future rights we still held in the Brazmin project. We recorded this cash payment as a component of the loss on impairment of Brazmin, since it was a form of recovery of prior subsidiary.

Other Income and Expense

Our other income and expense consists of interest income, interest expense and loss of investment. We recorded $47 of interest income for the six months ended June 30, 2005 from the secured promissory note receivable of an investor, related to the exercise of warrants. Interest expense for the six months ended June 30, 2005 was $241,450 compared to $41,530 for the same period in 2004. The 2005 interest expense relates to the notes payable and we anticipate that interest expense will remain about the same for the remainder of fiscal 2005. For the six months ended June 30, 2005, we recorded an unrealized loss of $1,771 on the common stock we hold in MacDonald Mines Exploration Ltd., a Toronto Stock Exchange listed company. We received the shares as a form of compensation for their 55 percent earn in option in the McFaulds Lake Project. We constructively received these shares on December 31, 2004 and anticipate selling them in the near term with the intent to recover the initial value.

FOR THE YEAR ENDED DECEMBER 31, 2004 COMPARED TO THE YEAR ENDED DECEMBER 31, 2003.

Revenues

We had no revenues from continuing operations for the years December 31, 2004 and 2003. Furthermore, we do not anticipate having any future revenues until an economic mineral deposit is discovered or unless we make further acquisitions or complete other mergers or joint ventures with business models that produce such results.

Operating Expenses

General and administrative expenses were $1,764,773 for 2004 as compared to $1,452,416 for 2003. After we completed the sale of our Hosted Solutions and Accounting Software Businesses, we became an exploratory stage company effective May 1, 2003, and all prior operating expenses associated with these two business models are included in discontinued operations. Of the $1,764,773 recorded for 2004, approximately $670,000 relates to marketing services, consulting fees and shareowner services; approximately $500,000 relates to the legal fees we incurred for litigation with a former CEO. Of the $1,452,416 recorded for 2003, approximately $694,000 relates to consulting fees for warrants and common stock issued for consulting services and approximately $275,000 for legal and marketing services. We anticipate that our operating expenses will begin to increase over the next fiscal year due to our plans for exploration at the Bates-Hunter Project in Colorado, which was acquired in January 2005.

Exploration expenses relate to: (i) the issuance of stock for acquiring mining rights, (ii) expenditures being reported on the work-in-process from the project operator, AfriOre, at the FSC Project site, (iii) expenses related to the Brazmin properties, including landowner payments, geological expenses and consulting fees, (iv) McFaulds Lake and (v) the due diligence required to secure rights for the Colorado Bates-Hunter project. We anticipate the rate of spending for fiscal 2005 exploration expenses should increase based on the Bates-Hunter project and should AfriOre accelerate drilling at the FSC.

Components of exploration expenses are as follows:

	Years Ended December 31,		May 1, 2003 (inception) to December 31,
	2004	2003	2004
Expenditures reported by Kwagga/AfriOre	$865,340	$500,000	$1,365,340
Expenditures related to Brazmin	195,572	—	195,572
Expenditures related to McFaulds Lake	24,251	—	24,251
Expenditures related to Bates-Hunter	70,379	—	70,379
Issuance of shares to Hawk USA (1)	—	2,491,290	2,491,290
Issuance of shares to Hawk USA (2)	—	2,350,000	2,350,000
	$1,155,542	$5,341,290	$6,496,832

(1) We issued 3,750,000 shares of common stock for participation mining rights, valued at $2,737,500 (based on the closing sale price, $0.73 per share, of our common stock on June 26, 2003, as listed on the OTCBB, which represented an issuance of 28.2 percent of our total issued and outstanding common stock) and recorded the excess over the historical cost, $246,210, of the contributions made by Hawk USA.

(2) On November 7, 2003, we exercised our option with Hawk USA to acquire Hawk USA’s entire 50 percent equity interest in Active Hawk Minerals, LLC in exchange for issuing to Hawk USA an additional 2,500,000 shares of our common stock. The common stock was valued at $2,350,000, based on the closing sale price, $0.94 per share, of our common stock on November 7, 2003 as listed on the OTCBB, which represented an issuance of 9.0 percent of our total issued and outstanding common stock of 27,797,181 shares. As of November 7, 2003, Active Hawk Minerals, LLC is our wholly owned subsidiary.

Amortization for 2004 was $247,087 as compared to $81,143 for 2003. We began amortization of the FSC Project in July 2003, over a 24-month period on a straight-line basis. This is based on the premise that the initial 5 to 7 drill hole (subsequently revised to 3 to 4 drill holes) at the FSC Project will be completed within 24 months. The quarterly amortization of the FSC is approximately $38,200 and will be fully amortized by June 30, 2005. We began amortization of the Holdsworth Project in October 2003, over a 15-month period on a straight-line basis at a rate of approximately $4,600 per quarter. This was based on the assessment that the Holdsworth Project was a relatively small project, and as such, our goal was to locate a third party contractor by the end of fiscal 2004. We did not meet that goal. As of December 31, 2004, the Holdsworth Project has been fully amortized. We will continue our search for a contractor and funds for the Holdsworth Project. Amortization of McFaulds Lake began in July 2004, over a 12-month period on a straight-line basis at a rate of approximately $14,500 per quarter. Due to our transaction with MacDonald, we recorded an additional $46,504 in amortization expense as an impairment relating to the 55 percent earn in. We will review each project monthly and make evaluations regarding impairment. For 2003, depreciation expense of property and equipment was $117. During the year ended December 31, 2003, all fully depreciated assets were written off. Additionally, we do not anticipate further depreciation expense of fixed assets until such time as we deem it necessary to make purchases of depreciable fixed assets.

In October 2003, we completed a private placement of 10,190,000 units of our securities, each unit consisting of one share of common stock and a one-year warrant to purchase one-half of one share of common stock at a price of $0.75 per share. The units were sold at a price of $0.25 per unit, resulting in gross proceeds of $2,547,500 before agent commissions and other offering related expenses. We agreed to file a registration statement under the Securities Act of 1933 covering the resale of the shares purchased in the private placement. In accordance with the terms of the private placement, because such registration statement was not declared effective by the Securities and Exchange Commission by February 11, 2004, we issued to the investors an additional one-fifth of one share of our common stock for each unit purchased in the private placement, or 2,038,000 shares, which we deemed “penalty shares.” We used a five-day closing sale price average ($1.056) of our common stock, as listed on the OTCBB, to value the penalty shares. We recorded a $2,152,128 expense for the penalty shares during the quarter ended March 31, 2004.

We recorded a loss on impairment relating to our South American project, Brazmin. Upon further analysis of Brazil’s business policies, and further review of the history of discoveries made within the region of the Brazmin properties and our ability to furnish capital on the required schedule, we re-evaluate the rewards that Brazmin offered. We concluded that Brazmin was not a proper fit to our long-term goals and arranged with the previous owner a termination of the original purchase agreement. We recorded the acquisition of Brazmin at $908,578. We sold Brazmin for $50,000 plus the return of 400,000 shares of our common stock. We valued the 400,000 shares of common stock at $116,000, based on the closing sale price, $0.29 per share, of our common stock on August 3, 2004, as listed on the OTCBB. Therefore, we recorded a loss on impairment of $742,578 against the value of Brazmin.

We recorded losses on disposal of assets for 2004 of $0 as compared to $1,633 for 2003.

Other Income and Expenses

Our other income and expense consists of interest and dividend income and interest expense. Interest income for 2004 was $0 compared to interest and dividend income of $25,769 for the same period in 2003. The interest income we reported for 2003 was primarily earned from a federal income tax refund filed with the IRS.

Interest expense for 2004 was $295,045 and for 2003 it was $0. The interest expense relates primarily to the $650,000 secured promissory note payable. Components of interest expense are: $42,266 in principal loan interest and $252,779 represents the original issue discount of the principal and the warrants issued. The proceeds of $650,000 were allocated between the note and the warrants based on the relative fair values of these securities at the time of issuance. The resulting original issue discount, the fair value of the warrant is being amortized over the life of the note using the straight-line method, which approximates the interest method.

Income Tax Refund

We filed an amended Federal Income Return on prior Net-Operating Losses (NOL’s) and received a tax refund in the amount of $243,920 during the quarter ended June 30, 2003. No further refunds will be available based on current tax law for the periods previously amended.

Discontinued Operations

We have reported a gain of $21,154 for the year ended 2004 as compared to a loss of $296,776 for 2003 relating to our discontinued operations. The gain resulted from accounts payable issues that remained in dispute resulting from the sale of our Hosted Solutions Business. All disputes were reconciled and adjusted accordingly. The loss of $296,776 for 2003 is presented below.

Effective with the sale of our Hosted Business Solutions model on March 14, 2003, we have classified all results as discontinued operations.

The following are condensed consolidated statements of discontinued operations for the:

HOSTED SOLUTIONS BUSINESS	December 31,
	2004	2003
Revenues	$—	$132,455

Operating expenses
Costs of sales	—	35,354
Selling, general and administrative	—	161,597
Depreciation and amortization	—	8,935
Gain on disposal of assets	—	(749)
Total operating expenses	—	205,137
Loss from discontinued operations	—	(72,682)

Other income	21,154	150,000
Loss on sale of prepaid royalties	—	(434,895)
Net gain (loss) from discontinued operations	$21,154	$(357,577)

Effective with the sale of our Accounting Software Business model on April 30, 2003, we have classified all results as discontinued operations.

The following are condensed consolidated statements of discontinued operations for the:

ACCOUNTING SOFTWARE BUSINESS	December 31,
	2004	2003
Revenues	$—	$1,491,059

Operating expenses
Costs of goods sold	—	371,971
Selling, general and administrative	—	617,417
Depreciation and amortization	—	63,848
Product development	—	231,243
Total operating expenses	—	1,284,479
Income from discontinued operations	—	206,580

Other expense	—	(145,779)
Net income from discontinued operations	$—	$60,801

FINANCIAL CONDITION

Liquidity and Capital Resources

Liquidity is a measure of an entity’s ability to secure enough cash to meet its contractual and operating needs as they arise. We have funded our operations and satisfied our capital requirements primarily through the sale of our business assets and the sale of securities. For the years ended December 31, 2004 and 2003, we had net cash used in operating activities of $1,050,137 and $405,362, respectively. Furthermore, we do not generate sufficient net positive cash flows from our operations to fund the next twelve months. Net cash used by operating activities was $1,786,816 for the six months ended June 30, 2005, compared to net cash provided by operating activities of $691,676 for the same period in 2004.

We had working capital of $909,565 at June 30, 2005, compared to $1,076,840 at December 31, 2004. Cash and equivalents were $419,470 at June 30, 2005, representing a decrease of $702,878 from the cash and equivalents of $1,122,348 at December 31, 2004.

On June 1, 2004 we received gross proceeds of $650,000 in consideration for issuing an 18-month secured convertible promissory note (the “Note”) to Pandora Select Partners LP, a Virgin Islands limited partnership. The Note is secured by substantially all of our assets. The Note bears interest of 10 percent per annum. The principal and interest payment is as follows: (a) payments of $5,416.67 in cash of interest only were payable in arrears on June 28, July 28 and August 28, 2004; and (b) commencing on September 28, 2004, and on the 28th day of each of the following 14 months, we are required to pay amortized principal and interest of $46,278.15. Notwithstanding the foregoing, in lieu of cash, we may satisfy our repayment obligations by issuing shares of our common stock, which we did for the payments due April, May and June 2005. We issued an aggregate amount of 771,964 shares and as of June 30, 2005, the Note is current.

On June 10, 2004, we entered into an option agreement to earn a 70 percent interest in five mining claims in the McFaulds Lake area of the James Bay Lowlands, Attawapiskat Region of northern Ontario, currently held under option by Hawk. The option agreement required cash payments of Cdn$60,000 (US$45,501) and the issuance of 200,000 shares of our non-registered common stock, valued at $84,000. On December 2, 2004, we entered into a farm out option agreement with MacDonald Mines Exploration Ltd. whereby they can earn a 55% interest (subject to a 2% royalty) in the McFaulds Lake Project by (i) making a Cdn$10,000 cash payment, (ii) issuing 250,000 shares of their common stock and (iii) paying exploration expenditures of Cdn$200,000. Our pro-rata portion of the Cdn$10,000 ($5,817) has been received along with 175,000 shares of MacDonald, valued at $17,134 for the quarter ended June 30, 2005.

As of September 30, 2004, we had invested $2,100,000 in Kwagga, which is being used to fund a three drillhole exploration program on the FSC Project that commenced in October 2003. A balance of US$320,765 remains in Kwagga’s account as of June 30, 2005. Once the entire $2,100,000 has been expended, we will have a further right to increase our equity position in Kwagga for an additional $1,400,000 cash investment.

In September and October 2004, certain warrant holders exercised on previously issued and outstanding warrants at an exercise price of $0.25 per share, providing gross proceeds of $144,108. The holders were offered a reduced price for a limited time and converted into 576,461 shares of common stock. The range of original price of the warrants exercised was from $0.50 to $5.50 per share.

On January 7, 2005, we completed a private placement of units of our securities, each unit consisting of one share of our common stock and a warrant to purchase one-half share of common stock at an exercise price of $0.25 per share. The warrants have an expiration date of December 31, 2006. We sold an aggregate of 25,050,000 units, resulting in gross proceeds of $2,505,000. In connection with the private placement, we engaged a placement agent, Galileo Asset Management SA, Switzerland. As compensation for their services, we agreed to pay compensation: (i) a commission payable in cash equal to 7% of the gross proceeds resulting from the agent’s selling efforts; and (ii) a warrant to purchase such number of shares (at an exercise price of $0.25 per share) of common stock equal to 6% of the units sold as a result of their efforts. In accordance with such terms, we have paid cash commission of $22,750, and issued a warrant to purchase 195,000 shares of our common stock (at an exercise price of $0.25 per share) with an expiration date of December 31, 2006. The warrants were valued at $61,383 using the Black-Scholes pricing model.

On January 21, 2005, we closed on an assignment of a purchase agreement (the “Purchase Agreement”) by and among us, Hunter Corporation and Ken Swaisland. Swaisland has sold us his rights to purchase the assets of the Hunter Corporation. The Hunter Corporation owns a 100% interest in the Bates-Hunter Gold Mine and the Golden Gilpin Mill located in Central City, Colorado. We have begun our due diligence on the Bates-Hunter Gold Mine, which will require expenditures of approximately $1,150,000 for the first pahse. Our rights under the Purchase Agreement requires us to be completed with our due diligence by November 30, 2005, at which time, should the historical data prove viable, we may complete the purchase of the assets held of the Hunter Corporation for a fixed price of $3,000,000. Currently, we are in negotiations for an extension of the November 20, 2005 date to be extended until May 30, 2006.The assets consist of the Bates-Hunter Mine, the Golden Gilpin Mill, a water treatment plant, mining properties, claims, permits and all ancillary equipment. In addition to the $3,000,000 purchase price, we will issue the following additional compensation: (i) we will issue a warrant to Swaisland to purchase 1,000,000 shares of our common stock at a price per share equal to the 10-day closing average sale price of our common stock; (ii) Swaisland will retain a two percent net smelter return royalty on all future production from the Bates-Hunter Gold Mine; and (iii) Goldrush Casino and Mining Corporation will retain a one percent net smelter return royalty (up to a maximum payment of $1,500,000). Furthermore, if the $3,000,000 payment has not been made by November 30, 2005 and Hunter Corporation has not otherwise granted an extension for payment, the Purchase Agreement will become null and void and neither party shall have any further rights or obligations thereunder.

In May 2005, we entered into warrant exercise agreements with two warrant holders, allowing them a reduced exercise price on previously issued and outstanding warrants. They hold an aggregate of 3,063,834 warrants exercisable with a range of original pricing was from $0.40 to $5.50 per share. Each warrant exercise agreement allows for monthly exercises with an exercise price of $0.20 per share. For the month ending June 30, 2005, an aggregate of 440,000 warrants were exercised providing net proceeds of $88,000 (received $68,000 in cash and a $20,000 note receivable, subsequently paid in July 2005). Each month thereafter, until March 31, 2006, they can exercise an aggregate of 262,400 warrants. Should each warrant holder exercise their maximum monthly allotment, we would net $52,480 per month. An additional expense resulted from the modification of these warrants and was calculated using the Black-Scholes pricing model. An additional $209,817 was recorded as a component of Prepaid Expenses.

Our existing sources of liquidity will not provide cash to fund operations for the next twelve months. We have estimated our cash needs over the next twelve months to be approximately $2,100,000 (to include debt servicing of approximately $480,000, Holdsworth for $150,000 and Bates-Hunter for $850,000). We continue to have the possibility to service the Pandora secured promissory note with shares of our common stock and will continue to monitor the benefits that share issuance provides over cash payments. Additionally, should the exploration results for Bates-Hunter prove viable, it will require $3,000,000 to complete the purchase by November 30, 2005. Furthermore, when the exploration results from the FSC Project are completed during the third quarter of 2005, we may be required to have an additional $1,400,000 advance available within a 120-day timeframe in order to maintain our level of participation in Kwagga. We will continue our attempt to raise additional capital. Some of the possibilities available to us are through private equity transactions, to develop a credit facility with a lender or the exercise of options and warrants. However, such additional capital may not be available to us at acceptable terms or at all. In the event that we are unable to obtain additional capital, we would be forced to reduce operating expenditures and/or cease operations altogether.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Exposure

Based on our overall interest rate exposure during the year ended December 31, 2004 and assuming similar interest rate volatility in the future, a near-term (12 months) change in interest rate movements of five percent, would not materially affect our consolidated financial position, results of operation or cash flows.

Foreign Exchange Exposure

Since our entrance into the precious minerals arena, we have had very limited dealings with foreign currency transactions, even though all of our transactions have been with foreign entities. Most of the funds requests have required US Dollar denominations. Even though we may not record direct losses due to our dealings with market risk, we have an associated reduction in the productivity of our assets. Since we have invested $2,100,000 in US funds in Kwagga, whereby they in turn transfer funds to AfriOre for exploration expenditures, the exchange from US Dollars to the South African Rand has had subject to reductions. Exchange rates are influenced by global economic trends beyond our control. Since June 30, 2003, the value of the Rand has appreciated against the Dollar by as much as 17 percent. On June 30, 2003, the exchange rates were approximately R7.51 = $1.00. On June 30, 2004, the exchange rates were approximately R6.28 = $1.00. And on June 30, 2005, the exchange rates were approximately R6.67 = $1.00. This reduction is one of the factors that have contributed to decreasing our initial 5 to 7 drillhole program on the FSC to be revised to only a three drillhole program.

BUSINESS

OVERVIEW

We are a minerals exploration and development company based in Minneapolis, Minnesota. We currently have interests in mineral exploration projects in South Africa, Canada and Colorado. Our primary holding is a 35 percent interest in Kwagga, which holds the rights and interests in the “FSC Project,” an exploration project covering approximately 117,000 hectares (approximately 289,000 acres) hectares, adjacent to the historic Witwatersrand goldfields in South Africa. We own the exploration rights of the “Holdsworth Project,” a property consisting of 19 contiguous patented mining claims covering approximately 304 hectares (approximately 750 acres) hectares, located in the Wawa area near the village of Hawk Junction, Ontario. In June 2004, we entered into an option agreement to earn a 70 percent interest in 5 mining claims covering approximately 1,295 hectares in the McFaulds Lake area of the James Bay Lowlands, Attawapiskat Region of northern Ontario, currently held under option by an affiliate of ours, Hawk Precious Minerals Inc. The site is a VMS (volcanogenic massive sulphide) base metals project. On January 21, 2005, we acquired purchase rights under a purchase agreement, which provides us with exploration rights of the Bates-Hunter Gold Mine located in Central City, Colorado and the possible future purchase of the assets of the Hunter Gold Mining Corporation.

Our company resulted from an April 2001 reverse merger transaction between us and Meteor Industries, Inc., which was incorporated under Colorado law in December 1992. In connection with the merger, our shareholders received a number of shares of common stock of Meteor Industries such that, immediately following the transaction, our shareholders collectively held slightly less than 50 percent of Meteor’s outstanding stock. Immediately prior to the merger, Meteor Industries reincorporated under Minnesota law. Additionally, in connection with the merger, our then board of directors replaced the existing board of Meteor Industries, except that Meteor was entitled to appoint one board member. Following the transaction, the combined company adopted our business plan. Because of the change in the board of directors and the business plan, for accounting purposes and in accordance with generally accepted accounting principles, we were treated as the acquiring company in the transaction.

Until March 14, 2003, we provided industry-specific solutions for managing, sharing and collaborating business information on the Internet though our Hosted Solutions Business. On March 14, 2003, we sold all of our assets related to the Hosted Solutions Business. The transaction did not require shareholder approval under Minnesota law since the assets relating to our Hosted Solutions Business did not constitute all or substantially all of the assets of our Company as a whole. Prior to April 30, 2003, we provided accounting software through our Accounting Software Business. On April 29, 2003, at a special shareholder meeting, the shareholders of the Company approved the sale and on April 30, 2003, we completed the sale of substantially all of the assets of the Accounting Software Business to two key employees of that division. As a result of our sale of the Accounting Software and Hosted Solutions Businesses, we became an exploration stage company effective as of May 1, 2003.

In addition to these projects, we intend to pursue interests in other precious mineral exploration projects. The form of these interests may be direct ownership of mineral exploration rights to certain lands or may be indirect interests in exploration projects.

KWAGGA SHAREHOLDERS AGREEMENT

We entered into a shareholders agreement dated August 27, 2004, with Kwagga and AfriOre as amended on August 30, 2004 (collectively the “Shareholders Agreement”). On September 23, 2004, we satisfied our investment obligation of $2.1 million to Kwagga, thereby earning a 35 percent equity interest.

The Shareholders Agreement establishes the certain rights and privileges relating to the ownership of shares in Kwagga, to provide for the manner in which the affairs of Kwagga shall be conducted and to provide for the owners obligations with respect to Kwagga.

Kwagga is required to use our initial $2,100,000 investment to incur expenditures for the first phase exploration, development and maintenance of the FSC Project. As of June 30, 2005, the remaining balance held in the accounts of Kwagga was $320,765.

AfriOre or one of its affiliates will be the operator of the FSC Project. As operator, AfriOre will have sole discretion to determine all work to be carried out on the FSC Project and will be responsible for ensuring that the property and the project are at all times in compliance with applicable laws. AfriOre is required to provide us with quarterly written reports describing the work completed and the funds expended therewith. As consideration for its role as the project operator, AfriOre will be entitled to a fee equal to 10 percent of all qualified expenditures made in connection with the FSC Project. AfriOre is a wholly owned subsidiary of AfriOre Limited, a publicly-held company listed on the Toronto Stock Exchange (TSX: AFO). Historically, AfriOre Limited has operated coal and anthracite mines in South Africa, but on October 29, 2004, AfriOre announced that it had disposed of its entire coal business unit and thereby would focus solely on precious minerals exploration in Africa. AfriOre Limited’s management has significant experience in gold mining projects. For example, AfriOre Limited’s chairman, Stuart R. Comline, has been with the company since 1997, initially hired as vice-president, project development and in December 1999 was appointed president where he served until August 2002. From 1995 to 1997, Mr. Comline provided consulting and project management services in a private company he established. From 1981 to 1995, Mr. Comline served in various positions with JCI Company Limited and JCI Limited, including general manager of that company’s geology department. Michael van Aswegen, AfriOre Limited’s president and CEO, has over 20 years experience in with Anglovaal Mining Limited, a South African-based resource and exploration company. He joined AfriOre Limited in May 2001 as its vice president of exploration to lead the company’s gold exploration projects in South Africa. He was appointed president and CEO in August 2002. Based on the company’s history and its management, we believe AfriOre is well suited to serve as the operator of the FSC Project.

Upon completion of qualified expenditures in the aggregate amount of $2,100,000, AfriOre is required to deliver to us a report that details the expenditures incurred, the work carried out with respect to the Project and the results of such work. Within 120 days of our receipt of such report, we have the right to purchase an additional number of shares such that, in the aggregate, we would own a 50 percent equity interest in Kwagga in exchange for an additional $1,400,000. These additional funds would then be used to fund a second phase of exploration work on the FSC Project.

If we determine not to elect to provide the funding for the second phase, we may request that AfriOre purchase our 35 percent interest for an aggregate price of $1,050,000. If AfriOre declines to purchase our 35 percent interest, we may elect to cease funding Kwagga. In that event, however, we no longer would have any rights to vote any shares of Kwagga’s capital stock owned by us and may be subject to dilution of our equity interest in Kwagga.

In accordance with South African legislation, Kwagga will offer to a black economic empowerment group an option to purchase a 28 percent equity stake in Kwagga at a price to be mutually agreed upon by us, Kwagga and AfriOre. See “—South African Black Economic Empowerment Legislation” below. If such empowerment groups exercises such right to be granted, our interest in Kwagga would be proportionately diluted. For example, if we own 50 percent of Kwagga’s outstanding capital stock prior to the time any black economic empowerment group purchases a 28 percent stake, we would own 36 percent of Kwagga’s outstanding capital after the sale.

After all of the funds contributed by us and any black empowerment group have been expended on the FSC Project, we, AfriOre and any such empowerment group will contribute on a pro rata basis all such further amounts necessary to continue funding the exploration work on the project on a pro rata basis. In the event any of the parties do not fully contribute in proportion to their respective equity interest in Kwagga, such party’s interest will be proportionately diluted.

FSC PROJECT

Overview

AfriOre, through Kwagga, holds exclusive exploration rights to approximately 117,000 hectares (approximately 289,000 acres) hectares area in South Africa known as the “FSC Project.” Located adjacent to the major goldfields discovered at South Africa’s historic Witwatersrand basin, we believe the FSC Project may reveal extensions of the Witwatersrand basin. The FSC Project encompasses an area in South Africa from Colesberg, Northern Cape Province in the south, stretching north-northeasterly across the Orange River to beyond Jagersfontein, Free State Province, a distance of approximately 140 kilometers. The region is generally comprised of well-established rural agricultural land, but with well-developed local resources and infrastructure.

The FSC Project area is easily accessible via the N-1 motorway, which is the main Cape Town-Johannesburg route, as well as a network of well-established secondary paved highways and other roads. The city of Bloemfontein, the capital of the Free State Province and sixth largest city in South Africa, is approximately 225 km to the northeast of Colesburg on the N-1 and about 125 km northeast of Jagersfontein. Bloemfontein is a major transportation hub with road, railroad and air links branching in all directions.

The FSC Project region has good existing infrastructure, including major arterial and secondary highways, railway lines, a modern electrical grid, a major nearby water supply, well-developed cities with modern necessities and conveniences, and a good pool of skilled and unskilled labor.

Geology

The geology of the FSC basin is understood in only very simple terms. Geophyscial surveys covering the FSC Project area range from country-wide aeromagnetic and gravity surveys, to a detailed aeromagnetic survey of part of the southern margin of the FSC basin, to reflection seismic profiles surveyed by a group of large mining companies. Since the 1940s, 39 boreholes have been drilled in the greater FSC basin. All of these drilling programs were conducted outside of the FSC Project area, except one hole located on a farm east of Philipollis, which intersected the following lithostratigraphic units:

From	To	Description
0	1,444,14 m	Karoo Supergoup
1,444.14 m	2,672.49 m	Transvaal Supergroup, Chuniesport Group: interbedded dolomite, shales and quartzite.
2,672.49 m	2,687.29 m	Transvaal Supergroup, Chuniesport Group: Black Reef Quartzite Formation, black shales at top followed by quartzite and pebble conglomerates.
2,687.29 m	2,731.01 m	Ventersdorp Supergoup, Amygdaloidal lavas.

Previous Exploration Efforts

AfriOre’s interest in the FSC Project began in 1996. Based largely on geophysical modeling of government aeormagnetic and other published data, such as regional gravity maps and some borehole data, AfriOre’s consultants theorized about the possibility of a major extension of the Witwatersrand basin to the south and east. In the past six years, AfriOre has compiled and interpreted geophysical data from government sources, geophysical and borehole data from previous mining company exploration programs and has conducted its own geophysical and drilling programs.

In 1999, AfriOre formed a joint venture with Iamgold Corporation, a Canadian-based gold mining company, to explore a portion of the FSC Project area. The AfriOre-Iamgold partnership commissioned the completion of two drill holes and other geological studies in order to ascertain the presence of Witwatersrand rock extensions in the FSC Project area. Iamgold concluded, however, that the sequence was too young to correspond to the targeted Witwatersrand basin rocks that might host gold mineralization. Based on an evaluation of the seismic data in terms of this information, Iamgold concluded that the occurrence of mineralized Witwatersrand rocks within the joint venture project area was very unlikely. Iamgold therefore withdrew from the joint venture in June 2002.

Current Exploration Program

On June 8, 2004, AfriOre reported that the first drillhole in the “range-finding” program at the FSC Project had been completed. This drillhole, (“BH47”) was drilled in the western structural block to a depth of 2,984 meters and intersected a well developed succession of lower Proterozoic rocks before it was terminated in a zone of shearing. Although BH47 was not successful in intersecting Witwatersrand rocks to the depths drilled, it was successful in enhancing the structural model and identifying future priority targets, which should have a greater potential to intersect Witwatersrand rocks in depths of less than 2,000 meters. Based on this information, the mineral rights held for the area surrounding BH47 have lapsed.

As standard procedure, the core from BH47 has been logged in detail and numerous analyses have been undertaken on samples from selected lithologies intersected in the drillhole. This data has been collated and re-interpreted, in association with other drilling and geophysical data, and added to the extensive AfriOre database. The drilling results of BH47 intersected the following cover rock strata: 1,390 meters of Karoo cover rock, 1,307 meters of Transvaal dolomites and 260 meters of Ventersdrop lavas. These cover rocks play an important role in the preservation of Witwatersrand rocks elsewhere in known Witwatersrand goldfields.

On August 18, 2005, we announced the successfully completion drillhole BH 48 and that BH 48 intersected quartzites that have been positively identified as Witwatersrand Supergroup strata. This is the first time that rocks of the Witwatersrand Supergroup have been encountered this far south of the known Witwatersrand basin.

The drillhole bottomed out at 2,559 meters and intersected over 600 meters of quartzites, below cover rocks which included a relatively thin succession of Transvaal Supergroup sedimentary rocks (160 meters) and Ventersdorp Supergroup lavas (132 meters) below the Karoo Supergroup rocks. The quartzites have been positively identified as Witwatersrand rocks, both through stratigraphic correlation and age dating analysis. Although the age dating determinations indicated an age of the quartzites in accordance with that of the Witwatersrand Supergroup, expert consultants correlated the quartzites with the West Rand Group of the Witwatersrand Supergroup. Also identified in the drillhole were a number of bands of pyrite mineralization which, while returning assays results with negligible amounts of gold, nevertheless were consistent with similar features encountered throughout the rocks in the Witwatersrand basin. The full implications of these results have been considered with a view to identifying further priority drill sites, which could be underlain by Central Rand Group rocks, which are the common host to the gold reefs in the main Witwatersrand Basin.

Prior to finalizing the selection of the site for the next drillhole, AfriOre contract flying of an additional high resolution aeromagnetic survey over a limited area to aid in the definition of structural blocks, where proximal gold bearing conglomerates of the Central Rand Group may be preserved. Although mineral rights over the prospective area have been secured previously, we are awaiting a prospecting right that is to be issued by the Department of Minerals and Energy to allow the drilling of the next drillhole to proceed.

Our initial drillhole program was estimated between 5 to 7 drillholes thereby utilizing the $2,100,000 we invested in Kwagga. Kwagga transfers funds to AfriOre to be utilized for exploration expenditures. Since the exchange from US Dollars to the South African Rand has experienced various reductions since funds have been spent, its effect on the actual funds available is the main reason for the decrease in our initial estimate for a 5 to 7 drillhole program to be revised to only a three drillhole program.

South African Black Economic Empowerment Legislation

On May 1, 2004, the South African Mineral and Petroleum Resources Development Act 2002 (the “MPRD Act”) became effective. The principal objectives set out in the MPRD Act are:

•	to recognize the internationally accepted right of the state of South Africa to exercise full and permanent sovereignty over all the mineral and petroleum resources within South Africa;
•	to give effect to the principle of the State’s custodianship of the nation’s mineral and petroleum resources;
•	to promote equitable access to South Africa’s mineral and petroleum resources to all the people of South African and redress the impact of past discrimination;
•
to substantially and meaningfully expand opportunities for historically disadvantaged persons, including women, to enter the mineral and petroleum industry and to benefit from the exploitation of South Africa’s mineral and petroleum resources;

•	to promote economic growth and mineral and petroleum resources development in South Africa;
•	to promote employment and advance the social and economic welfare of all South Africans;
•	to provide security of tenure in respect of prospecting, exploration, mining and production operations;
•
to give effect to Section 24 of the South African Constitution by ensuring that South Africa’s mineral and petroleum resources are developed in an orderly and ecologically sustainable manner while promoting justifiable social and economic development;

•	to follow the principle that mining companies keep and use their mineral rights, with no expropriation and with guaranteed compensation for mineral rights; and
•	to ensure that holders of mining and production rights contribute towards socio-economic development of areas in which they are operating.

Under the MPRD Act, tenure licenses over established operations will be secure for 30 years (and renewable for 30 years thereafter), provided that mining companies obtain new licenses over existing operations within five years of the date of enactment of the Act and fulfill requirements specified in the Broad-Based Socio-Economic Empowerment Charter for the South African mining industry, or the Mining Charter.

The principles contained in the Mining Charter relate to the transfer of 26 percent of South Africa’s mining assets to historically disadvantaged South Africans, or HDSAs, over a 10-year period, as defined in the Mining Charter. Under the Mining Charter, the South African mining industry has committed to securing financing to fund participation of HDSAs in an amount of R$100 billion within the first five years of the Mining Charter’s tenure. The Mining Charter provides for the review of the participation process after five years to determine what further steps, if any, are needed to achieve the 26 percent target participation. The Mining Charter requires programs for black economic empowerment and the promotion of value-added production, such as jewelry making and other gold fabrication, in South Africa. The Mining Charter also sets out targets for broad-based black economic empowerment in the areas of human resources, skill development, employment equality, procurement and beneficiation. In addition, the Mining Charter addresses other socio-economic issues, such as migrant labor, housing and living conditions. Accordingly, in anticipation of these initiatives, Kwagga will offer up to 28 percent of its capital stock to a black empowerment group at a fair market value price at some point in the future.

Bates-Hunter Gold Mine

Overview

On January 21, 2005, we closed on an assignment of a purchase agreement (the “Purchase Agreement”) by and among us, Hunter Corporation and Ken Swaisland. Swaisland has sold us his rights to purchase the assets of the Hunter Corporation. The Hunter Corporation owns a 100% interest in the Bates-Hunter Gold Mine and the Golden Gilpin Mill located in Central City, Colorado. We have begun our due diligence on the Bates-Hunter Gold Mine, requiring expenditures of approximately $1,150,000. Our rights under the Purchase Agreement requires us to be completed with our due diligence by November 30, 2005, at which time, should the historical data prove viable, we may complete the purchase of the assets held of the Hunter Corporation for a fixed price of $3,000,000. The assets consist of the Bates-Hunter Mine, the Golden Gilpin Mill, a water treatment plant, mining properties, claims, permits and all ancillary equipment. Currently, we are in negotiations for an extension of the November 20, 2005 date to be extended until May 30, 2006.

The Bates-Hunter Project is located about 35 miles west of Denver, Colorado and is located within the city limits of Central City while the mill lies about 1 mile to the north in Black Hawk. The Central City mining district lies on the east slope of the Front Range where elevations range from 8,000 in the east to 9,750 feet in the west. Local topography consists of gently rolling hills with local relief of as much as 1,000 feet.

The mine site is located in the middle of a residential district within the city limits of Central City and is generally zoned for mining or industrial use. The Bates-Hunter Shaft is equipped with a two compartment 85 foot tall steel headframe and a single drum hoist using a one inch diameter rope to hoist two ton skips from at least 1,000 feet depth. Permit M-1990-41 covers the Bates-Hunter Mine and the Golden Gilpin Mill and is in good standing. Colorado permitting regulations allow for transfer of ownership or relocating the mine or mill site within 90 to 120 days based on technical considerations only. A state-of-the-art water treatment plant has been constructed adjacent to the mine headframe. This is a significant asset given the mine site location and environmental concerns. Substantial water rights are attached to the mine and mill permits. There is ample water to meet both present and future project needs. The Water Discharge Permit #0043168 is in good standing until July 31, 2007. Transfer of permit ownership requires an amendment showing the new owner and takes about 30 days to process.

Geology

The regional geology of the Central City district is not “simple” but the economic geology is classically simple. The Precambrian granites and gniesses in the area were intensely fractured during a faulting event resulting in the emplacement of many closely spaced and roughly parallel veins. The veins are the result of fracture filling by fluids that impregnated a portion of the surrounding gneisses and granites with lower grade gold concentrations “milling ore” and usually leaving a high grade “pay streak” of high grade gold sulphides within a quartz vein in the fracture. There are two veins systems present, one striking east-west and the other striking sub parallel to the more predominant east-west set. These veins hosted almost all of the gold in the camp. The veins vary from 2 to 20 feet in width and dip nearly vertical. Where 2 veins intersect, the intersection usually widens considerably and the grade also increases, sometimes to bonanza grades. In the Timmins camp, this same feature was described as a “blow out” and resulted in similar grade and thickness increases. The Bates vein in the area of the Bates-Hunter has been reported to have both sets of veins and extremely rich “ore” where the two veins intersected. These veins persist to depth and consist of gold rich sulphides that include some significant base metal credits for copper and silver.

Previous Exploration Efforts

The following is based on the information from a report titled “Exploration and Development Plan for the Bates-Hunter Project,” prepared by Glenn R. O’Gorman, P. Eng., dated March 1, 2004 (the “O’Gorman Report”).

Lode gold was first discovered in Colorado in 1859 by John H. Gregory. The first veins discovered were the Gregory and the Bates. This discovery started a gold rush into the area with thousands of people trying to stake their claims. The Central City mining district is the most important mining district in the Front Range mineral belt. Since 1859, more than 4,000,000 ounces of gold have been mined from this district. Over 25% of this production has come from the area immediately surrounding the Bates-Hunter Gold Project. Although the Bates vein was one of the richest and most productive in the early history of the area, it was never consolidated and mined to any great depth.

The majority of production on the claims occurred during the period prior to 1900. Technology at that time was very primitive in comparison to today's standards. Hand steel and hand tramming was the technology of the day. The above limitations coupled with limited claim sizes generally restricted mining to the top few hundred feet on any one claim.

During the early 1900’s cyanidation and flotation recovery technologies were developed along with better hoists and compressed air operated drills. Consolidation of land was a problem. Production rates were still limited due to the lack of mechanized mucking and tramming equipment. Issues that were major prior to the 1900’s and 1930’s are easily overcome with modern technology.

Colorado legislated their own peculiar mining problem by limiting claim sizes to 500 feet in length by 50 feet wide and incorporated the Apex Law into the system as well. A typical claim was 100 to 200 feet long in the early days. This resulted in making it extremely difficult for any one owner to consolidate a large group of claims and benefit from economics of scale. The W.W.II Production Limiting Order # 208 effectively shut down gold mining in the area and throughout Colorado and the United States in mid 1942.

Historical production records indicate that at least 350,000 ounces of gold were recovered from about half of the Bates Vein alone to shallow depths averaging about 500 feet below surface.

GSR Goldsearch Resources drilled two reverse circulation holes on the property in 1990. The first hole did not intersect the Bates Vein. However, the second drilled beneath the Bates-Hunter shaft bottom intersected the Bates Vein at about 900 feet below surface. The drill cuttings graded 0.48 oz. Au/ton over 10 feet. This drill hole intersected 3 additional veins as well with significant gold assays.

Our Exploration Plans

We have begun with the phase one, that of dewatering and shaft rehabilitation. As further levels are reached, mapping and sample will begin. At the end of phase one, the process should have confirmed some of the historical information regarding the Bates-Hunter property, defined some mineable mineralization, and have a good idea regarding the geological continuity, grade and thickness of any mineralization and its metallurgical characteristics. It is estimated that phase one will require approximately $500,000 and some three months to complete. The results from the phase one work program will determine whether to continue to the next phase.

In phase two a diamond drill station will need to be established on the 745 foot level about 150 feet away from the Bates vein to conduct underground diamond drilling. Diamond drilling will be targeted to explore both above and beneath the old workings and attempt to pinpoint the vein intersections. The drill holes should be drilled to lengths that will allow them to pass through the Bates vein and intersect the Vasa Levitt vein as well and explore it from its intersection with the Bates vein. It is estimated that phase two will require approximately $650,000 and some four months to complete. Concurrent with these activities, investigations are planned to be undertaken to define the metallurgical characteristics of the mineralization and develop a suitable process flow sheet prior to sourcing a processing plant and mining equipment.

If the above efforts prove to be successful, the Bates-Hunter shoot on the Bates vein as well as the Vasa Levitt vein near its intersection with the Bates vein should be sufficiently defined to estimate ore reserves and decide if further expenditures are warranted. We have until November 30, 2005 (we are in negotiations for an extension until May 30, 2006) to determine if the results warrant the consummation of the purchase of the assets of the Hunter Corporation and the further expenditure of $3,000,000.

If the tonnages and grades encountered from the diamond drilling are high enough (say 100,000 tons in the 1 ounce range) and we were able to raise the capital necessary to consummate the purchase of the assets, we would then commence with phase three: that of placing the project into early production at a small scale (in the range of 100 TPD). A new gravity and flotation mill will have to be built. It would cost approximately $2,700,000 to undertake this including constructing a small (expandable) mill and take a little less than one year to accomplish. Therefore, in order to begin the third phase on the Bate-Hunter would require capital funds of approximately $5,700,000.

HOLDSWORTH PROJECT

Overview

We have the rights to 19 contiguous patented mining claims covering approximately 304 hectares (approximately 750 acres) hectares in northern Ontario, Canada, which we refer to as the “Holdsworth Project.” We acquired our interest in the Holdsworth Project from Hawk USA, which had contributed its interest in the project in June 2003 in connection with the formation of Active Hawk Minerals, LLC. The mining claims that we hold allow us to conduct both exploration and exploitation activities in the oxide zone of the Holdsworth Project. As indicated below under “—Our Exploration Plans,” however, we plan to conduct pre-exploration activities on the Holdsworth Project once we have secured the financing, which we estimate will cost approximately $150,000. The primary objective of these pre-exploration activities will be to confirm the results of prior exploration activities conducted on or near this property. Until we have the results of the pre-exploration activities, we will not be in a position to determine the scope and cost of further exploration activities, if any, necessary for the Holdsworth Project.

Our Exploration Plans

At the present time there are no known environmental liabilities on the property. Work programs in the past have involved stripping, trenching and road construction by excavator and diamond drilling. The sample trenches have been filled in.

To date we have not made any expenditures in connection with any exploration activates on the Holdsworth Project. We plan to conduct pre-exploration activities on the Holdsworth Project once we have secured the financing, which we estimate will cost approximately $150,000. The primary objective of these pre-exploration activities will be to confirm the results of prior exploration activities conducted on or near this property. Until we have the results of the pre-exploration activities, we will not be in a position to determine the scope and cost of further exploration activities, if any, necessary for the Holdsworth Project.

McFaulds Lake

Overview

On June 10, 2004, we entered into an option agreement to earn a 70 percent interest in 5 mining claims covering approximately 1,295 hectares (approximately 3,200 acres) in the McFaulds Lake area of the James Bay Lowlands, Attawapiskat Region of northern Ontario, currently held under option by an affiliate of ours, Hawk Precious Minerals Inc. The site is a VMS (volcanogenic massive sulphide) base metals project.

The optioned claims consist of a block of 5 contiguous claims (west block) comprising of approximately 80 40-acre units to the south and west of the original Spider Resources and KWG claim group. This block also is contiguous to the McNugget ground actively being explored by MacDonald Mines Exploration Ltd. (“MacDonald”) and on which 207 line kms of airborne magnetometer and Geotem electromagnetic surveys have been completed.

The option agreement required us to pay Cdn$60,000 (US$47,002) and issue 200,000 shares of our common stock to Hawk. In December 2004, we entered into an agreement with MacDonald whereby they can earn a 55 percent interest (subject to a 2% royalty) in the McFaulds Lake Project. The agreement requires MacDonald to conduct additional ground geophysics and complete two additional drill holes before May 1, 2005 (an expenditure of Cdn$200,000) that date being extended until December 31, 2005 for completion. Furthermore, regardless if any of the work scheduled is not completed, the terms of the option agreement requires that the entire Cdn$200,000 is a mandatory payment.

The originator of the option agreement, Richard Nemis “In Trust” (a private resident of Ontario, Canada) for consideration of the grant of option shall retain a two percent net smelter royalty on all or any metal production and a two percent production royalty on any diamond production. The right exists to purchase from Richard Nemis “In Trust” prior to production, one percent of either royalty for the sum of Cdn$1 million.

Our Exploration Plans

Due to our December 2004 option agreement with MacDonald, we do not plan to expend any further funds on McFaulds Lake unless MacDonald relinquishes its option or fails to meet the requirements. We believe that MacDonald has the resources necessary to further this project along. The initial drillhole by MacDonald in 2004 produced no mineralization. Until the December 2005 extended timeline that MacDonald has to complete the next two drillholes, we will not allocate nor plan any further funds for this project.

INDUSTRY BACKGROUND

The exploration for and development of mineral deposits involves significant capital requirements. While the discovery of an ore body may result in substantial rewards, few properties are ultimately developed into producing mines. Some of the factors involved in determining whether a mineral exploration project will be successful include, without limitation:

•	competition;
•	financing costs;
•	availability of capital;
•	proximity to infrastructure;
•	the particular attributes of the deposit, such as its size and grade;
•	political risks, particularly in some in emerging third world countries; and
•
governmental regulations, particularly regulations relating to prices, taxes, royalties, infrastructure, land use, importing and exporting of gold, environmental protection matters, property title, rights and options of use, and license and permitting obligations.

All of which leads to a speculative endeavor of very high risk. Even with the formation of new theories and new methods of analysis, unless the minerals are simply lying, unexposed on the surface of the ground, exploration will continue to be a “hit or miss” process.

COMPETITION

We are new to the minerals exploration business and we compete with other exploration and mining companies in connection with the acquisition of gold and other precious mineral properties. There is competition for the limited number of acquisition opportunities with other companies, some of which have substantially greater financial resources than we do. As a result, we may have difficulty acquiring attractive exploration properties.

EMPLOYEES

We currently employ two people - our chief executive officer and our chief financial officer. None of our employees are represented by a labor union and we consider our employee relations to be good.

PROPERTIES

We currently occupy approximately 160 square feet of office space, together with the use of related adjacent common areas, in Minneapolis, Minnesota pursuant to a lease agreement that expires December 31, 2005, which requires monthly payments of $1,280. We believe that our current facilities are adequate for our current needs.

LEGAL MATTERS

In action brought in District Court, City and County of Denver, Colorado, the Company was named a defendant in a proceeding brought by Farmers State Bank of Ft. Morgan, Colorado, in which is was alleged that the Company was liable to the plaintiff as a result of its guaranty of certain secured debt obligations in the aggregate amount of approximately $314,000 of Meteor Marketing, Inc. Meteor Marketing was formerly a subsidiary of Meteor Industries, Inc., until April 2001 when it was sold prior to the completion of the merger transaction between Meteor Industries and activeIQ Technologies Inc., (“Old AIQ”). In October 2003, Meteor Marketing reached a settlement with Farmers State Bank and the matter was dismissed without prejudice. Pursuant to the settlement agreement, Meteor Marketing is required to make monthly payments of approximately $2,600. As of June 30, 2005, the principal balance is approximately $216,000, with an additional accrued interest of approximately $14,000 due.

Furthermore, Farmers State Bank states that Meteor Marketing remains in default as of June 30, 2005, but no legal foreclosure collection action has been commenced. A Senior VP of Farmers State Bank has informed us that one of the two real estate parcels securing the debt is under a sale contract with contingencies and that they are awaiting the conclusion of this sale contract to determine whether legal collection action will be taken. They disclosed to us that this debt obligation has remained past due since November 15, 2004.

The guaranty to the potential liability to Farmers State Bank was not disclosed to us at the time the Meteor Industries-Old AIQ merger was completed in April 2001 and although we were not obligated to make any payments to the bank, we remain contingently liable pursuant to the guaranty. In connection with the merger and the sale by Meteor Industries of all of its operating subsidiaries to Capco Energy, Inc., the Meteor subsidiaries and Capco Energy agreed to indemnify us for any claims relating to any of the subsidiaries. Accordingly, in the event Farmers State Bank seeks to hold us liable under the guaranty, we will seek indemnification from the Meteor subsidiaries and Capco Energy.

MANAGEMENT

Set forth below are the names of all directors and executive officers of the Company, their respective ages and all positions and offices with the Company held by each person as of August 26, 2005:

Name	Age	Positions with the Company

H. Vance White	60	Chief Executive Officer and Director
Mark D. Dacko	53	Chief Financial Officer, Secretary and Director
Norman D. Lowenthal	67	Director
Stephen D. King	49	Director

H. Vance White has been our Chief Executive Officer and one of our directors since June 26, 2003. Since January 2003, Mr. White has also served as President of Hawk Precious Minerals Inc., a Toronto based mineral exploration company. Since April 2001, Mr. White has also been a partner in Brooks & White Associates, an unincorporated partnership providing management, financial and/or investor relations services to junior companies primarily in the natural resources sector. Since 1989 to present, Mr. White serves on the board of directors of Kalahari Resources Inc., a publicly-held Junior Canadian Resources company. Since November 1995 to present, Mr. White has served as the Alpine Ski Race Administrator for the Osler Bluff Ski Club, and since September 1979 to present, Mr. White has served as President and Director of Brewis & White Limited, a private family investment company. From January 1991 to July 1998 he was the Franchisee for Alarm Force Industries in the Collingwood, Grey-Bruce Regions of Central Ontario, a provider of residential and commercial alarm systems monitoring. From August 1993 to March 1995, Mr. White was the President of Amarado Resources Inc., a predecessor company of AfriOre Limited and a Director from August 1993 to June 1997. From September 1983 to September 1995, Mr. White was President of Mid-North Engineering Services, a company providing services and financing to the junior mining sector. Mr. White has been involved with the natural resource industry for over 30 years and intends to devote approximately 70-80 percent of his time to the affairs of our Company.

Mark D. Dacko was appointed to our board of directors on June 26, 2003. Since March 2003, Mr. Dacko has also served as Chief Financial Officer and Secretary and he served as our Controller from February 2001 to March 2003. Prior to joining the Company, Mr. Dacko was Controller for PopMail.com, inc., a publicly held email/marketing services and restaurant company, from January 1999 until January 2001. From November 1994 to December 1998, Mr. Dacko was Controller for Woodroast Systems, Inc., a publicly held restaurant company based in Minneapolis, Minnesota. Mr. Dacko has no prior experience in the precious mineral exploration or mining industry.

Norman D. Lowenthal was appointed to our board of directors on September 4, 2003. Since October 2002, Mr. Lowenthal has served as Vice-Chairman of the Taylor Companies, a private bank located in Washington, D.C., and since January 2001, he has served as Chairman of SSC Mandarin Financial Services based in Hong Kong. SSC Mandarin Financial Services is an advisor to the China Gold Bureau, the government operated association of China gold mines. Mr. Lowenthal was Chairman of the Johannesburg Stock Exchange from April 1997 to April 2000 and, since April 1997, he has been a member of the Securities Regulation Panel of South Africa.

Stephen D. King was appointed to our board of directors on July 8, 2004. Since October 2000, Mr. King has served as President of SDK Investments, Inc., a private investment firm located in Atlanta, Georgia. He has served as President, from January 1994 until July 2000 and Chairman until October 2000, of PopMail.com, inc. (formerly Café Odyssey, Inc.) a publicly traded company with businesses in the hospitality and Internet sectors.

There is no family relationship between any director or executive officer of the Company.

EMPLOYMENT AGREEMENTS

The only two employees of our company are our chief executive officer and our chief financial officer. We do not have written employment agreements with either. Although our chief executive officer does not collect any salary, we did record a non-cash expense for his contributed services during the year ended December 31, 2004. Our chief financial officer is entitled to an annual salary of $90,000.

As indicated above, Mr. White also serves as president of Hawk Precious Minerals Inc., a Toronto-based mineral exploration company, for which he receives a monthly salary of $2,500 Canadian, roughly the equivalent of U.S. $2,125 as of August 26, 2005. Hawk Precious Minerals USA, Inc., a wholly owned subsidiary of Hawk Precious Minerals Inc., holds 3,300,000 shares of our common stock. Additionally, Hawk Precious Minerals Inc., holds 200,000 shares of our common stock and a warrant to purchase 30,000 shares of our common stock at $1.00 per share, which expires on October 13, 2006.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by our chief executive officer and the other highest-paid executive officers serving as such at the end of 2004 whose compensation for that fiscal year was in excess of $100,000. No other executive officer of ours received compensation in excess of $100,000 during fiscal year 2004.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards		All Other Compensation ($)
Name and Principal Position	Year	Salary($)		Bonus($)	Other Annual Compensation ($)	Securities Underlying Options/SARs(#)
H. Vance White (1) Chief Executive Officer and Director	2004 2003 2002		— — —	— — —	— — —	— 1,000,000 —		— — —
Mark D. Dacko (2) Chief Financial Officer, Secretary and Director	2004 2003 2002	$ $ $	90,000 104,971 90,000	— — $18,000	— — —	125,000 350,000 —	(3)	— — —

(1)
Mr. White has been our Chief Executive Officer and one of our directors since June 26, 2003. The Company does not pay Mr. White a salary, but we do record a non-cash expense for his contributed services.

(2)
Mr. Dacko was appointed to our board of directors on June 26, 2003. Since March 14, 2003, Mr. Dacko has also served as Chief Financial Officer and Secretary and he served as our Controller from February 2001 to March 2003.

(3)	Our Board of Directors granted Mr. Dacko a stock option for his voluntary deferment of his salary for a six-month period during 2004.

OPTION GRANTS

The following information sets forth information with respect to the grants of options by us to our Chief Executive Officer and our other most highly compensated executive officers as of August 26, 2005.

	Number of options granted	Percent total options granted to employees Y-T-D 2005	Exercise/ base price ($)	Expiration date	Grant date present value (b)
Mr. White (a)	250,000	50%	$0.26	5/2/2015	$64,810

Mr. Dacko (a)	250,000	50%	$0.26	5/2/2015	$64,810

(a)  The options granted vested entirely on 5/2/05.
(b) Grant date present value is calculated on the date of the grant using the Black-Scholes pricing model assuming the following: no dividend yield, risk-free interest rate of 4.5 percent, expected volatility of 190 percent, and expected terms of the options of 10 years. The Black-Scholes value is then multiplied by the number of options granted.

AGGREGATED OPTION EXERCISES IN 2005 AND Y-T-D OPTION VALUE TABLE

Shown below is information relating to (i) the exercise of stock options during 2005 by our Chief Executive Officer and each of our other most highly compensated executive officers as of August 26, 2005 and (ii) the value of unexercised options for each of the Chief Executive Officer and such executive officers as of August 26, 2005:

	Number of		Number of shares		Value of unexercised
	shares		underlying unexercised		in-the-money options
	acquired on	Value	options at Aug. 19, 2005		at Aug. 19, 2005 (a)
	exercise	realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Mr. White	—	$—	1,250,000	—	$—	$—

Mr. Dacko	—	$—	765,000	—	$—	$—

(a)	The value of unexercised in-the-money options is based on the difference between the exercise price of the options and $0.12, the fair market value of the Company’s common stock on August 25, 2005.

No stock appreciation rights were exercised during the 2005 period, and no stock appreciation rights were outstanding as of August 26, 2005.

DIRECTOR COMPENSATION

Non-employee directors of our Company are reimbursed for all reasonable and necessary costs and expenses incurred in connection with their duties as directors. In addition, we issue options to our directors as determined from time to time by the Board. May 2, 2005, we issued options to purchase a total of 500,000 shares of our common stock to two directors as follows: we granted an option to purchase 250,000 shares to Mr. Lowenthal and 250,000 shares to Mr. King, both pursuant to our 2003 Director Stock Option Plan. The options granted vested entirely on 5/2/05, with an expiration date of May 2, 2015 and an exercise price of $0.26 per share.

Members of our board who are also employees of ours receive no options for their services as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following information sets forth the number and percentage of shares of the Company’s common stock owned beneficially, as of August 26, 2005, by any person, who is known to the Company to be the beneficial owner of five percent or more of the Company’s common stock, and, in addition, by each director and each executive officer of the Company, and by all directors and executive officers as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

Name and Address	Amount of Beneficial Ownership (1)		Percentage of Class

H. Vance White	4,722,500	(2)	7.4
80 South 8th Street, Suite 900
Minneapolis, MN 55402
Mark D. Dacko	765,000	(3)	1.2
80 South 8th Street, Suite 900
Minneapolis, MN 55402
Norman D. Lowenthal	500,000	(3)	*
Private Bag X60
Saxonwold, 2132 South Africa
Stephen D. King	500,000	(4)	*
Three Ravinia Drive, Suite 1950
Atlanta, GA 30346
All directors and officers as a group	6,487,500		9.9

Thomas Brazil	8,746,911	(5)	13.2
17 Bayns Hill Road
Boxford, MA 01921
Hawk Precious Minerals Inc.	3,472,500	(6)	5.6
404 - 347 Bay Street
Toronto, ON M5H 2R7
Wayne W. Mills	3,636,150	(7)	5.7
1615 Northridge Drive
Medina, MN 55391

* represents less than 1 percent

(1)	Except as otherwise indicated, each person possesses sole voting and investment power with respect to the shares shown as beneficially owned.

(2)
Includes 1,250,000 shares issuable upon the exercise of options that are currently exercisable. Also includes 3,242,500 shares held by Hawk Precious Minerals USA, Inc., a wholly owned subsidiary of Hawk Precious Minerals Inc., 200,000 shares held by Hawk Precious Minerals Inc., and 30,000 shares issuable upon exercise of certain warrants held by Hawk Precious Minerals Inc., of which Mr. White is a director and executive officer.

(3)	Represents shares issuable upon the exercise of options that are currently exercisable.

(4)	Represents shares issuable upon the exercise of options that are currently exercisable and held in the name of Mr. King’s spouse.

(5)
Based on a Schedule 13D filed on November 26, 2003, by Thomas E. Brazil and Boston Financial Partners, Inc., includes 3,775,000 shares issuable upon the exercise of certain warrants. Mr. Brazil is the sole officer and director of Boston Financial Partners, Inc. Also includes 91,500 shares owned by Mr. Brazil’s spouse. Mr. Brazil disclaims beneficial ownership of these shares.

(6)
Includes 3,242,500 shares held by Hawk Precious Minerals USA, Inc., a wholly owned subsidiary of Hawk Precious Minerals Inc., 200,000 shares held by Hawk Precious Minerals Inc., and 30,000 shares issuable upon exercise of certain warrants held by Hawk Precious Minerals Inc.

(7)
Includes 1,196,000 shares issuable upon exercise of certain warrants, of which 473,000 are owned by Blake Capital, LLC, of which Mr. Mills is the sole member. Also includes 271,000 shares owned by Blake Capital, LLC, 370,650 shares owned by Blake Advisors, LLC, of which Mr. Mills is the sole member, 30,000 shares owned by Sea Spray, Ltd., a foreign corporation of which Mr. Mills is the sole director. Also includes 150,000 shares owned by Mr. Mills’ spouse and warrants to purchase 250,000 shares held by a trust for the benefit of Mr. Mills’ children. Mr. Mills disclaims beneficial ownership of these shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following describes certain relationships and related transactions that we have with persons deemed to be affiliates of ours. We believe that each of the transactions described below were on terms at least as favorable to our Company as we would have expected to negotiate with unaffiliated third parties.

Blake Capital Partners, LLC

In October 2003, in exchange for financial advisory services related to equity raising activities, we paid to Blake Capital Partners, LLC $52,000 in cash and issued a four-year warrant to purchase an aggregate of 208,000 shares of our common stock at an exercise price of $0.50. Blake Capital is wholly owned by Wayne W. Mills, who beneficially owns more than 5 percent of our outstanding common stock.

In May 2004, in exchange for agreeing to personally guarantee our obligations under a secured convertible promissory note that we issued to Pandora Select Partners, L.P., we paid Mr. Mills a cash fee of $48,750, plus issued a 5-year warrant to purchase 375,000 shares of our common stock at a price of $0.40 per share. In addition, in consideration for advisory services rendered to us, we paid to Blake Capital $25,000, respectively and agreed to issue to Blake Capital a 5-year warrant to purchase, at an exercise price of $0.40 per share, 100,000 shares of our common stock.

In May 2005, we entered into a consulting agreement with Blake Advisors, LLC related to strategic merger, acquisition and corporate finance services for a period of one-year. The agreement requires monthly payments of $15,875 in cash and the reimbursement of reasonable out-of-pocket expenses. The agreement maybe cancelled at any time with a ten days written notice. Blake Advisors is wholly owned by Wayne W. Mills, who beneficially owns more than 5 percent of our outstanding common stock.

Boston Financial Partners, Inc.

In October 2003, in exchange for financial advisory services related to equity raising activities, we paid to Boston Financial Partners, Inc., $300,000 in cash and issued a four-year warrant to purchase an aggregate of 538,000 shares of our common stock at an exercise price of $0.50.

In November 2003, we engaged Boston Financial Partners, Inc. to provide consulting services to us in connection with evaluating our business model, evaluating and, if necessary, modifying our investor relations plans, introducing us to potential investors and identifying for us mineral exploration investment or acquisition opportunities. In exchange for these services rendered, we issued to Boston Financial Partners a two-year warrant to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.62.

Hawk USA

Pursuant to a joint venture agreement dated June 26, 2003, we formed Active Hawk, LLC, which was initially 50 percent owned by us and 50 percent owned by Hawk Precious Minerals USA, Inc., (“Hawk USA”), a wholly owned subsidiary of Hawk Precious Minerals Inc., (“Hawk”). See “Business - Active Hawk Minerals, LLC.” H. Vance White, our chief executive officer and director, is also an officer and director of Hawk USA and Hawk. Immediately prior to this agreement, neither Hawk USA, Hawk nor Mr. White were affiliated with our Company. On June 26, 2003, Hawk USA contributed all of its interest in the FSC and Holdsworth Projects and we assumed Hawk USA’s obligation to provide $2.1 million of capital to Kwagga under the Heads of Agreement. We also issued to Hawk USA 3,750,000 shares of our common stock, which then represented approximately 37.2 percent of our outstanding shares. On November 7, 2003, we exercised our option under the June 26, 2003 agreement to purchase Hawk USA’s 50 percent interest in Active Hawk LLC in exchange for issuing an additional 2,500,000 shares of our common stock to Hawk USA, making Active Hawk LLC our wholly owned subsidiary.

Hawk

On June 10, 2004, we entered into an option agreement to earn an interest in the McFaulds Lake project held under option by Hawk. The option agreement required us to pay Cdn$60,000 (US$47,002) and issue 200,000 shares of our common stock to Hawk.

On October 13, 2004, we entered into a short-term loan arrangement with Hawk, whereby we borrowed $15,000 by issuing a four-month unsecured promissory note (“Note”) to Hawk. The Note bore a 10 percent interest rate per annum and was repaid in December 2004. We had the authorization to borrow up to an additional $15,000 under the same terms. As consideration for the Note and any additional loans, we issued to Hawk a two-year warrant to purchase up to 30,000 shares of our common stock at a price of $1.00 per share.

On April 11, 2005, we entered into a management services agreement with Hawk, whereby Hawk will provide certain management and administrative services to the Company. The term of the agreement is for one-year and requires payment of $50,000 US. As of June 30, 2005, we had paid the entire yearly agreement amount to Hawk.

MARKET FOR COMMON EQUITY AND RELATED
SHAREHOLDER MATTERS

MARKET PRICE FOR OUR COMMON EQUITY

Our common stock is quoted on the OTCBB under the symbol “WITM.” Prior to March 26, 2003, our common stock was quoted on the Nasdaq SmallCap Market under the symbol “AIQT.” Prior to May 1, 2001, our stock traded under the symbol “METR.” As of August 25, 2005 the last sale price of our common stock as reported by OTCBB was $0.12 per share. The following table sets forth for the periods indicated the range of high and low bid prices of our common stock:

Quarter Ended	High	Low

March 31, 2003	$0.29	$0.05
June 30, 2003	$0.75	$0.07
September 30, 2003	$0.71	$0.32
December 31, 2003	$1.70	$0.41

March 31, 2004	$1.33	$0.68
June 30, 2004	$0.91	$0.33
September 30, 2004	$0.51	$0.20
December 31, 2004	$0.41	$0.16

March 31, 2005	$0.46	$0.20
June 30, 2005	$0.29	$0.14

As of August 26, 2005, there were approximately 280 record holders of our common stock. Based on securities position listings, we believe that there are approximately 1,300 beneficial holders of our common stock.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and have no present intention of doing so in the foreseeable future. Rather, we intend to retain all earnings to provide for the growth of our Company. Payment of cash dividends in the future, if any, will depend, among other things, upon our future earnings, requirements for capital improvements and financial condition.

USE OF PROCEEDS

We will not receive any proceeds from the resale of any of the shares offered by this prospectus by the selling shareholders. We would receive gross proceeds in the approximate amount of $1,329,000 assuming the exercise of all the warrants with respect to which the underlying shares that are being offered hereby. To the extent any of these warrants are exercised, we intend to use the proceeds to acquire further exploration projects and for general working capital.

SECURITIES PURCHASE AGREEMENT

GENERAL

In connection with a $650,000 loan we obtained May 28, 2004, we entered into a purchase agreement (the “Pandora Purchase Agreement”) with Pandora Select Partners L.P., a British Virgin Islands limited liability company (“Pandora”). The Pandora Purchase Agreement provided that in exchange for the $650,000 loan, we would execute and deliver to Pandora a Convertible Secured Promissory Note in the principal amount of $650,000 (the “Note”), a warrant for the purchase of up to 928,571shares of our common stock (the “Warrant”), a Security Agreement granting Pandora a security interest in substantially all of our assets as security for our obligations under the Note (the “Security Agreement”) and a Registration Rights Agreement providing for the registration under the Securities Act of 1933 of the offering and sale of shares by Pandora which it may receive under the terms of the Note and the Warrant. In addition, Wayne W. Mills, a shareholder and former director of our Company, executed and delivered his personal guarantee of the repayment of the Note to Pandora.

NOTE

The Note is payable by us in monthly installments of interest only, which began in June 2004 and ended August 2004, and in 15 equal monthly payments of principal and interest of $46,278 each, commencing on September 2004, and terminating with the last payment due in November 2005. The Note is convertible by Pandora into our common stock at the average of the high closing bid price of our common stock as reported by the OTC Bulletin Board during the 30 trading days immediately following the effective date of the registration statement to which this prospectus relates, provided, however, that the conversion price shall never be less than $0.35 or more than $0.65. The Note also bears interest at the rate of 10% per annum. If we choose, we may pay each of the principal and interest installments by issuing our common stock subject to certain limitations. The value of any common stock we use to pay any installment of principal and interest is 85% of the high closing bid price of our common stock traded on the OTC Bulletin Board over the 20-trading-day period immediately preceding the installment payment date. We are limited, however, as to how may shares of our common stock we may issue. We may not issue a number of shares in making any payment which would (i) exceed 10% of the total number of our shares traded on the OTC Bulletin Board over the 30-day trading period preceding the installment payment date, or (ii) cause Pandora or its affiliates together to beneficially own more than 4.99% of our outstanding common stock. As an example, if the average high closing bid price of our common stock over the 20 trading days prior to any installment payment date was $0.50 per share, then the value of our common stock for the purpose of the Note would be $0.425, and we could issue up to 108,889 shares of our common stock in payment of that month’s installment, subject to the 10% volume limitation, and 4.99% ownership limitation discussed above. Accordingly, if the total number of shares traded over that same 30 day period was 1,000,000 shares, we would be limited to issuing 100,000 shares, so long as that number did not exceed 4.99% of our outstanding common stock. The rest of our payment would have to be in cash. The Note is pre-payable in cash at any time.

Through Mach 31, 2005, all principal and interest payments were made in cash. Regarding the April, May and June payments, we elected to pay all principal and interest payments by the issuance of common stock. The per-share value is equal to 85 percent of the average of the high closing bid price of our common stock during the 20 trading days immediately preceding the payment date. As of July 31, 2005, the Note is current.

The following table summarizes the issuance of our common stock for principal and interest payments:

	April 2005	May 2005	June 2005	July 2005
Eighty-five percent of average bid price (1)	$0.20	$0.20	$0.15	$0.14
Monthly principal	$43,305	$43,666	$44,030	$44,397
Monthly interest	$2,973	$2,612	$2,248	$1,881
Shares of common stock issued	226,180	236,086	309,698	320,170

  (1) Rounding occurred in calculating the shares to be issued.

The Note will be deemed to be in default if there is a default in the payment of any installment, a default in the Security Agreement, Warrant, Registration Rights Agreement or Guaranty of Wayne W. Mills, or if we become insolvent or any proceeding under any bankruptcy or insolvency law shall be instituted against us. Upon being deemed to be in default, Pandora can call the entire principal balance and accrued interest then due and payable. The conversion price is subject to adjustment in certain events, such as a stock split, stock combination or similar recapitalization, reclassification or reorganization affecting our common stock.

WARRANTS

As additional consideration for the loan, we issued to Pandora the Warrant, which provides it with the right to purchase up to 928,571 shares of our common stock at a price of $0.40 per share, until May 28, 2009. The exercise price of the Warrant and the number of shares issuable under the Warrant are subject to proportional adjustment in certain events, such as a stock split, stock combination or similar recapitalization, reclassification or reorganization affecting our common stock. In addition, the exercise price of the Warrant is subject to adjustment if we sell our common stock (or grant rights to purchase our common stock) at prices less than the then Warrant exercise price. Such adjustment is determined by a formula which takes into consideration the number of our shares of common stock outstanding and the average amount paid for the shares we sell.

As further consideration for the loan by Pandora, we issued to two affiliates of Pandora five-year warrants to purchase an aggregate of 200,000 shares of our common stock at a price of $0.40 per share. The warrants were subsequently assigned to Pandora.

REGISTRATION RIGHTS AGREEMENT

The Registration Rights Agreement obligates us to file and obtain the effectiveness of a registration statement with the SEC with respect to the offer and sale of shares of our common stock which may be received by Pandora either upon (i) the conversion of an amount due under the Note into common stock, (ii) our issuance of common stock to make any of the monthly installment payments under the Note, or (iii) the purchase of our shares of common stock upon the exercise of the Warrant. We are obligated to pay substantially all of the expenses of obtaining and maintaining the effectiveness of the registration statement filed on behalf of Pandora.

SECURITY AGREEMENT

In connection with the issuance of the Note, we entered into a Security Agreement with Pandora, granting a security interest in substantially all of our assets, including all securities owned by us and all of our rights under contracts.

GUARANTY

The repayment of the Note was guaranteed by Wayne W. Mills, a shareholder and former director of our Company. As consideration for his guaranty, we issued to Mr. Mills a five-year warrant to purchase 475,000 shares of our common stock at a price of $0.40 per share.

SELLING SHAREHOLDERS

The Selling Shareholders identified below are offering an aggregate of 3,816,000 shares of our common stock. The following table sets forth the number of shares beneficially owned by each selling shareholder as of August 26, 2005, and after giving effect to the offering.

Name of Selling Shareholder	Shares Beneficially Owned Before Offering	Shares of Outstanding Common Stock Offered by Selling Shareholder		Shares of Common Stock Offered by Selling Shareholders Issuable Upon Exercise of Warrants		Total Shares of Common Stock Offered By Selling Shareholder	Percentage Beneficial Ownership After Offering
Apex Investment Fund, Ltd (a)	25,000	25,000		—		25,000	*
Aurelius Consulting Group, Inc (b)	138,750	138,750		—		138,750	*
Blake Capital, LLC (c)	3,169,400	—		25,000	(1)	25,000	5.7
Boston Financial Partners, Inc (d)	8,746,911	—		880,000	(2)	880,000	13.2
Freidland Capital Inc.(e)	120,000	—		120,000	(3)	120,000	*
Galileo Asset Management SA (f)	769,500	—		175,000	(4)	175,000	*
Galt Capital LLC(g)	80,000	—		80,000	(3)	80,000	*
HCS Partners, Inc.(h)	60,000	60,000		—		60,000	*
Lyons Capital LLC (i)	150,000	150,000		—		150,000	*
George Otten	100,000	—		100,000	(5)	100,000	*
Glenn O’Gorman	50,000	—		50,000	(5)	50,000	*
Pandora Select Partners LP	2,228,581	1,300,000	(6)	—		1,300,000	*
Relevant Marketing LLC (j)	300,000	—		300,000	(7)	300,000	*
Shazamstocks Inc (k)	213,350	213,350		—		213,350	*
Richard Wexler	198,900	48,900		150,000	(8)	198,900	*
Total Shares Offered		1,936,000		1,880,000		3,816,000

* represents less than 1 percent.

(a)	Apex Investment Fund, Ltd is owned and controlled by Peter Schlisinger.
(b)	Aurelius Consulting Group, Inc is owned and controlled by Dave Gentry.
(c)	Blake Capital, LLC is owned and controlled by Wayne W. Mills, a director of our Company until June 2003.
(d)	Boston Financial Partners, Inc is owned and controlled by Thomas E. Brazil.
(e)	Freidland Capital Inc is owned and controlled by Jeffrey Freidland.
(f)	Galileo Asset Management SA is Switzerland Corporation.
(g)	Galt Capital LLC is owned and controlled by Dara Albright.
(h)	HCS Partners, Inc is owned and controlled by Norman Carey.
(i)	Lyons Capital LLC is owned and controlled by Jason Lyons.
(j)	Relevant Marketing LLC has for its president, Deb Kramer, the spouse of Stephen King, a director of the Company.
(k)	Shazamstocks Inc. is owned and controlled by Ken Weiner.
__________________

(1)	Represents shares issuable upon the exercise (at a price of $3.00 per share) of a five-year warrant issued in March 2002 in connection with financing.
(2)	Represents shares issuable upon the exercise (at a price of $1.00 per share) of a five-year warrant issued in May 2002 in connection with financial consulting services.
(3)	Represents shares issuable upon the exercise (at a price of $0.30 per share) of a three-year warrant issued in February 2005 in connection with public relations marketing services.
(4)	Represents shares issuable upon the exercise (at a price of $0.25 per share) of a warrant issued as an agent fee in connection with our January 2005 private placement to this Switzerland based agent.
(5)	Represents shares issuable upon the exercise (at a price of $0.30 per share) of a two-year warrant issued in May 2005 in connection with consulting services of the Bates-Hunter Gold Mine.
(6)
Reports shares issuable in lieu of our obligation to make cash principal and interest payments pursuant to an outstanding secured convertible promissory note or upon conversion thereof. See “Securities Purchase Agreement.”

(7)	Represents shares issuable upon the exercise (at a price of $0.50 per share) of a two-year warrant issued in April 2005 in connection with public relations marketing services.
(8)
Represents shares issuable upon the exercise of two-year warrants (with exercise prices of: $0.25, $0.50 and $0.75 per 50,000 shares each) issued in April 2005 in connection with public relations marketing services.

PLAN OF DISTRIBUTION

We are registering the shares offered by this prospectus on behalf of the selling shareholders. The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	short sales;
•	privately negotiated transactions;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

Shares Eligible For Future Sale

Upon completion of this offering and assuming the issuance of all of the shares covered by this prospectus that are issuable upon the exercise or conversion of convertible securities, there will be 64,362,146 shares of our common stock issued and outstanding. The shares offered by this prospectus will be freely tradable without registration or other restriction under the Securities Act, except for any shares purchased by an “affiliate” of the Company (as defined in the Securities Act).

Our currently outstanding shares that were issued in reliance upon the “private placement” exemptions provided by the Securities Act are deemed “restricted securities” within the meaning of Rule 144. Restricted securities may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, including an exemption under Rule 144 of the Securities Act.

In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least one year from the later of the date of issuance by us or acquisition from an affiliate, may sell such securities in broker’s transactions or directly to market makers, provided that the number of shares sold in any three month period may not exceed the greater of 1 percent of the then-outstanding shares of our common stock or the average weekly trading volume of the shares of common stock in the over-the-counter market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about our company. After two years have elapsed from the later of the issuance of restricted securities by us or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under the rule.

Following the date of this prospectus, we cannot predict the effect, if any, that sales of our common stock or the availability of our common stock for sale will have on the market price prevailing from time to time. Nevertheless, sales by existing shareholders of substantial amounts of our common stock could adversely affect prevailing market prices for our stock.

Minnesota Anti-Takeover Law

Through our articles of incorporation, we have elected not to be governed by the provisions of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. In general, Section 302A.671 provides that the shares of a corporation acquired in a “control share acquisition” have no voting rights unless voting rights are approved in a prescribed manner. A “control share acquisition” is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20 percent or more in the election of directors. In general, Section 302A.673 prohibits a publicly-held Minnesota corporation from engaging in a “business combination” with an “interested shareholder” for a period of four years after the date of transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. “Business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who is the beneficial owner, directly or indirectly, or 10 percent or more of the corporation’s voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the corporation’s voting stock.

DESCRIPTION OF SECURITIES

Other than our common stock, we have no other class or series of capital stock authorized. The following description summarizes the material terms and provisions of our common stock, but is not complete. For the complete terms of our common stock, please refer to our articles of incorporation (as amended through July 10, 2003) which has been incorporated by reference as Exhibit 3.1 to the registration statement on Form SB-2 filed on January 27, 2005 (File No. 333-122338) and our by-laws, which has been incorporated by reference as Exhibit 4.2 to the registration statement on Form S-3 filed on August 21, 2001 (File No. 333-68088).

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of our common stock are entitled to receive dividends out of the assets legally available at the time and in the amounts that our board of directors may determine from time to time. To date, however, no dividends have been paid to our shareholders and we do not anticipate paying any dividends for the foreseeable future. The common stock has no preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding-up of our company, the holders of our common stock are entitled to share all assets legally available for distribution to our shareholders after payment of all liabilities and the liquidation preferences of any preferred stock then outstanding. Each outstanding share of our common stock is, and any shares of our common stock offered by this prospectus are, or in the case of shares of common stock offered hereby that are issuable upon the exercise of outstanding warrants, will be, fully paid and nonassessable. See also “Plan of Distribution - Minnesota Anti-Takeover Law.”

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. Subdivision 4 of Section 302A.521 of the Minnesota Statutes provides that a corporation’s articles of incorporation or by-laws may prohibit such indemnification or place limits upon the same. The Company’s articles and by-laws do not include any such prohibition or limitation. As a result, the Company is bound by the indemnification provisions set forth in Section 302A.521 of the Minnesota Statutes. As permitted by Section 302A.251 of the Minnesota Statutes, the Articles of Incorporation of the Company provide that a director shall, to the fullest extent permitted by law, have no personal liability to the Company and its shareholders for breach of fiduciary duty as a director.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ABOUT THIS PROSPECTUS

This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”). The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about the Company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC’s offices, which is described under the heading “Where You Can Find More Information” contained elsewhere in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, proxy statements and other information with the SEC. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549. You can receive additional information about the operation of the SEC’s Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that, like us, file information electronically with the SEC.

VALIDITY OF COMMON STOCK

Legal matters in connection with the validity of the shares of common stock offered by this prospectus will be passed upon by Maslon Edelman Borman & Brand, LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements of Wits Basin Precious Minerals Inc., as of and for the year ended December 31, 2004 included in this prospectus, has been included herein in reliance on the report of Carver Moquist & O’Connor, LLC, independent public registered accountants, dated March 21, 2005, given on the authority of that firm as experts in accounting and auditing.

The consolidated financial statements of Wits Basin Precious Minerals Inc., as of and for the year ended December 31, 2003 included in this prospectus, has been included herein in reliance on the report of Virchow, Krause & Company, LLP, independent public registered accountants, dated January 30, 2004 (except as to Note 16, as to which the date is February 11, 2004 and except to Notes 2, 3, 8, 12 and 14, as to which the date is September 15, 2004) given on the authority of that firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On December 28, 2004 Virchow, Krause & Company, LLP (“VK”) resigned from its position as our principal independent accountants. The audit reports of VK on our financial statements for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion or qualification. VK did not, during the applicable periods, advise us of any of the enumerated items described in Item 304(a)(1) of Regulation S-B. We and VK have not (through the date of this prospectus and in connection with the audits of our financial statements for the years ended December 31, 2003 and 2002) had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to VK’s satisfaction, would have caused VK to make reference to the subject matter of the disagreement in connection with its reports. During the period from January 1, 2004 to December 28, 2004, VK did not audit our financial statements, but did review our quarterly reports for the three quarters of 2004. During the fiscal years ended December 31, 2003 and 2002 and through December 28, 2004, none of the events specified in Item 304(a)(1)(iv)(B) of Regulation S-B have occurred. We requested that VK furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter issued regarding this change was filed as Exhibit 16.1 to our Current Report on Form 8-K, filed January 3, 2005 and was incorporated by reference as Exhibit 16.1 to the registration statement (SEC File No. 333-122338) that contained this prospectus.

On January 3, 2005, our board ratified the engagement of Carver Moquist & O’Connor, LLC (“CMO”) to audit our financial statements for the year ended December 31, 2004. During the two most recent fiscal years and to January 3, 2005, we have not consulted with CMO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and (ii) no written report or oral advice was provided by CMO that was considered an important factor by us in reaching a decision as to an accounting, auditing or financial reporting issue or any matter that was the subject of a disagreement.

Wits Basin Precious Minerals Inc., and Subsidiaries

Index

Interim Financial Statements for the Six Months Ended June 30, 2005 and 2004	Page

Condensed Consolidated Balance Sheets - As of
June 30, 2005 (Unaudited) and December 31, 2004	F-2

Unaudited Condensed Consolidated Statements of Operations - For the
Six Months Ended June 30, 2005 and June 30, 2004	F-3

Unaudited Condensed Consolidated Statements of Cash Flows - For the
Six Months Ended June 30, 2005 and June 30, 2004	F-4

Notes to Unaudited Condensed Consolidated Financial Statements	F-5

Financial Statements for the Years Ended December 31, 2004 and 2003

Report of Independent Registered Public Accounting Firm of
Carver Moquist & O’Connor, LLC	F-16

Report of Independent Registered Public Accounting Firm of
Virchow, Krause & Company, LLP	F-17

Consolidated Balance Sheets - As of
December 31, 2004 and December 31, 2003	F-18

Consolidated Statements of Operations - For the Years Ended
December 31, 2004 and December 31, 2003	F-19

Consolidated Statements of Shareholders’ Equity - For the Years Ended
December 31, 2004 and December 31, 2003	F-20

Consolidated Statements of Cash Flows - For the Years Ended
December 31, 2004 and December 31, 2003	F-24

Notes to Consolidated Financial Statements	F-26

WITS BASIN PRECIOUS MINERALS INC., and SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
PART I - FINANCIAL INFORMATION
Item 1. Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheets

	(unaudited) June 30, 2005	December 31, 2004
ASSETS
CURRENT ASSETS
Cash and equivalents	$419,470	$1,122,348
Receivables	20,047	30,817
Prepaid expenses	836,016	317,276
Investment	17,134	18,904
Total current assets	1,292,667	1,489,345

PARTICIPATION MINING RIGHTS, net	320,765	840,310
DEBT ISSUANCE COSTS, net	36,527	80,359
	$1,649,959	$2,410,014

LIABILITIES and SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Promissory notes payable	$296,684	$87,279
Accounts payable	68,697	191,631
Accrued expenses	17,721	133,595
Total current liabilities	383,102	412,505

ACCRUED GUARANTEE FEE	30,000	30,000
PRIVATE PLACEMENT ESCROW	—	734,950
Total liabilities	413,102	1,177,455

COMMITMENTS and CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value, 150,000,000 shares authorized; 61,899,576 and 42,601,612 shares issued and outstanding	618,996	426,016
Additional paid-in capital	33,008,531	31,388,817
Warrants	6,800,853	5,238,405
Accumulated deficit	(22,932,460)	(22,932,460)
Deficit accumulated during exploration stage, subsequent to April 30, 2003	(16,259,063)	(12,888,219)
Total shareholders’ equity	1,236,857	1,232,559
	$1,649,959	$2,410,014

See accompanying notes to condensed consolidated financial statements

WITS BASIN PRECIOUS MINERALS INC., and SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
Condensed Consolidated Statements of Operations
(unaudited)

	Six Months Ended June 30,		May 1, 2003(inception)
		Restated	to June 30,
	2005	2004	2005
Revenues	$—	$—	$—

Operating Expenses:
General and administrative	2,469,033	1,115,077	5,607,988
Exploration expenses	627,987	701,490	7,124,819
Depreciation and amortization	105,650	85,722	433,997
Stock issued as penalty	—	2,152,128	2,152,128
Loss on impairment of Brazmin	(75,000)	466,578	667,578
Loss on disposal of assets	—	—	1,633
Total operating expenses	3,127,670	4,520,995	15,988,143
Loss from Operations	(3,127,670)	(4,520,995)	(15,988,143)

Other Income (Expense):
Interest income	47	—	2,272
Interest expense	(241,450)	(41,530)	(536,495)
Unrealized loss on investment	(1,771)	—	(1,771)
Total other expense	(243,174)	(41,530)	(535,994)
Loss from operations before income tax refund and discontinued operations	(3,370,844)	(4,562,525)	(16,524,137)
Benefit from income taxes	—	—	243,920
Loss from Continuing Operations	$(3,370,844)	$(4,562,525)	$(16,280,217)

Discontinued Operations (See Note 11)
Gain from discontinued operations	—	—	21,154
Net Loss	$(3,370,844)	$(4,562,525)	$(16,259,063)

Basic and Diluted Net Loss
Per Common Share:
Continuing operations	$(0.06)	$(0.14)	$(0.48)
Discontinued operations	—	—	—
Net Loss	$(0.06)	$(0.14)	$(0.48)

Basic and diluted weighted average outstanding shares	59,296,713	32,593,994	33,535,527

See accompanying notes to condensed consolidated financial statements

WITS BASIN PRECIOUS MINERALS INC., and SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six months ended June 30,		May 1, 2003 (inception) to
		Restated	June 30,
OPERATING ACTIVITIES:	2005	2004	2005
Net loss	$(3,370,844)	$(4,562,525)	$(16,259,063)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	105,650	85,722	433,997
Loss on disposal of assets	—	—	1,633
Loss on impairment of Brazmin	—	466,578	742,578
Issue of common stock for exploration rights	94,000	—	4,935,290
Amortization of participation mining rights	413,895	534,077	1,779,235
Amortization of debt issuance costs	43,832	7,306	94,970
Amortization of original issue discount	216,666	36,113	469,445
Amortization of prepaid consulting fees related to issuance of warrants and common stock	493,069	—	1,157,152
Compensation expense related to stock options and warrants	265,500	154,475	734,998
Contributed services by an executive	50,000	40,000	154,500
Issuance of common stock as penalty related to October 2003 private placement	—	2,152,128	2,152,128
Unrealized loss on investment	1,771	—	1,771
Interest expense related to common stock issued in lieu of cash payments of note payable	7,833	—	7,833
Changes in operating assets and liabilities:
Accounts receivable, net	30,770	—	42,970
Prepaid expenses	98,328	200,476	142,694
Accounts payable	(122,934)	202,668	15,555
Accrued expenses	(114,352)	(8,694)	(176,344)
Net cash used in operating activities	(1,786,816)	(691,676)	(3,568,658)

INVESTING ACTIVITIES:
Proceeds from sale of Brazmin	—	—	25,000
Investment in participation mining rights	—	(303,482)	(2,239,121)
Net cash used in investing activities	—	(303,482)	(2,214,121)

FINANCING ACTIVITIES:
Payments on long-term debt	(127,781)	—	(293,281)
Private placement advances held in escrow	(734,950)	—	—
Cash proceeds from issuance of common stock	1,628,669	—	4,725,272
Cash proceeds from exercise of stock options	—	152,400	169,900
Cash proceeds from exercise of warrants	68,000	—	212,108
Cash proceeds from short-term debt	250,000	—	250,000
Cash proceeds from long-term debt	—	650,000	650,000
Debt issuance costs	—	(131,497)	(131,497)
Net cash provided by financing activities	1,083,938	670,903	5,582,502

Change in Cash and Equivalents; and Liabilities of Discontinued Operations	—	(13,580)	(77,293)
Decrease in Cash and Equivalents	(702,878)	(337,835)	(277,570)
Cash and Equivalents, beginning of period	1,122,348	363,990	697,040
Cash and Equivalents, end of period	$419,470	$26,155	$419,470

See accompanying notes to condensed consolidated financial statements

WITS BASIN PRECIOUS MINERALS INC.
(AN EXPLORATION STAGE COMPANY)
Notes to Condensed Consolidated Financial Statements
June 30, 2005
(unaudited)

NOTE 1 - NATURE OF BUSINESS

Wits Basin Precious Minerals Inc., and subsidiaries (“we,”“us,”“our,”“Wits Basin” or the “Company”) is a minerals exploration and development company based in Minneapolis, Minnesota. We currently have interests in mineral exploration projects in South Africa, Canada and Colorado. Our primary holding is a 35 percent interest in the company Kwagga Gold (Proprietary) Limited (“Kwagga”), which holds the rights and interests in the “FSC Project,” an exploration project covering approximately 117,000 hectares (approximately 289,000 acres) adjacent to the historic Witwatersrand goldfields in South Africa. We own the exploration rights of the “Holdsworth Project,” a property consisting of 19 contiguous patented mining claims covering approximately 304 hectares (approximately 750 acres), located in the Wawa area near the village of Hawk Junction, Ontario, Canada. The mining claims allow us to conduct exploration and exploitation activities in the near surface oxide zone of the Holdsworth Project. In June 2004, we entered into an option agreement to earn a 70 percent interest in five mining claims covering approximately 1,295 hectares (approximately 3,200 acres) in the McFaulds Lake area of the James Bay Lowlands, Attawapiskat Region of northern Ontario, currently held under option by an affiliate of ours, Hawk Precious Minerals Inc. (“Hawk”). The area is a site of a new VMS (volcanogenic massive sulphide) base metals project. On January 21, 2005, we acquired purchase rights under a purchase agreement, which provides us with exploration rights of the Bates-Hunter Gold Mine located in Central City, Colorado and the possible future purchase of the assets of the Hunter Gold Mining Corporation. As of the date of this report, we do not claim to have any mineral reserves on any project.

Our principal office is located at 80 South 8th Street, Suite 900, Minneapolis, Minnesota 55402. Our telephone number is (612) 349-5277 and our Internet address is www.witsbasin.com.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Financial Statement Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by us in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. The unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in our Form 10-KSB filed March 31, 2005. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year as a whole.

Segment Reporting

We have a single operating segment of minerals exploration.

Revenue Recognition

We currently do not generate revenues from the FSC, the Holdsworth, McFaulds Lake or the Bates-Hunter projects. Furthermore, we do not expect to generate revenues for the remainder of fiscal 2005. We estimate that the Bates-Hunter project, should the historical data prove accurate, would be the first project to provide a source of revenue.

Net Loss per Common Share

Basic and diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the periods presented. The impact of common stock equivalents has been excluded from the computation of weighted average common shares outstanding, as the net effect would be antidilutive.

Use of Estimates

Preparing financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

We account for income taxes using the liability method to recognize deferred income tax assets and liabilities. Deferred income taxes are provided for differences between the financial reporting and tax bases of our assets and liabilities at currently enacted tax rates.

We have recorded a full valuation allowance against the net deferred tax asset due to the uncertainty of realizing the related benefits.

Exploration Costs

Exploration costs incurred in the search for new minerals are charged to expense as incurred.

Off Balance Sheet Arrangements

As of June 30, 2005, we did not have any off-balance sheet activities (including the use of structured finance or special purpose entities) or any trading activities in non-exchange traded commodity contracts that have a current or future effect on our financial condition, changes in the financial condition, revenues or expenses, results of operation, liquidity, capital expenditures or capital resources that are material to our investors.

Stock Based Compensation

As permitted by Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” we currently account for share-based payments to employees using the intrinsic value method under Accounting Principles Board (“APB”) Opinion No. 25. As such, we do not recognize compensation cost related to employee stock options if the exercise price of the options equals or exceeds the fair value of the underlying stock at issuance date. Our general policy is to grant stock options and warrants at fair value at the date of grant. We recorded expense related to stock based compensation issued to non-employees in accordance with SFAS No. 123.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 123(R), “Share-Based Payment,” which is a revision of SFAS No. 123, and supersedes APB Opinion No. 25. Statement No. 123(R) requires all share-based payments to employees and directors, as well as other equity-based compensation arrangements, to be recognized in the financial statements based on their fair values, using prescribed option-pricing models. On April 14, 2005, the SEC adopted a new rule that amended the compliance dates for Statement No. 123(R), such that we are now allowed to adopt the new standard effective January 1, 2006. The pro forma disclosures previously permitted under SFAS No. 123 will no longer be an alternative to financial statement recognition after that date.

For the quarter ended June 30, 2005, and as still permitted by SFAS No. 123, we accounted for share-based payments to employees using the APB Opinion No. 25 intrinsic value method. We recorded no compensation expense for the six months ended June 30, 2005 as compared to $82,475 for the same period in 2004. However, had compensation expenses for employees been recognized based upon the fair value of options at the grant date consistent with the provisions of SFAS No. 123, our results would have been as follows for:

			May 1, 2003 (inception) to June 30,
	Six Months Ended June 30,
		Restated
	2005	2004	2005
Net loss:	$(3,370,844)	$(4,562,525)	$(16,259,063)
Stock based employee compensation expense included in net loss (1)	$—	$82,475	$88,764
Stock based employee compensation expense determined under the fair value based method (1)	$(359,564)	$(1,185,965)	$(5,055,908)
Pro forma net loss	$(3,730,408)	$(5,666,015)	$(21,226,207)
Loss per share (basic and diluted)
As reported	$(0.06)	$(0.14)	$(0.48)
Pro forma	$(0.06)	$(0.17)	$(0.63)

(1) Reported net of related tax effect.

In determining the compensation expense of the options granted during the six months ended June 30, 2005 and 2004, as specified by SFAS No. 123, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes pricing model and the weighted average assumptions used in these calculations are summarized below:

	Six Months Ended
	June 30,
	2005	2004
Risk free interest rate	4.5%	4.5%
Expected life of options granted	10 years	10 years
Expected volatility factor	194%	334%
Expected dividend yield	—	—

The impact of adopting Statement No. 123(R) can not be predicted at this time because it will depend on levels of share-based payments granted in the future, valuation methodology adopted and assumptions selected at the time of future grants. Upon adoption of Statement No. 123(R), we may elect to utilize a different valuation method and/or different valuation assumptions. These selections may have a significant impact on the amount of share-based payment expense under Statement No. 123(R).

NOTE 3 - RECEIVABLES

On June 15, 2005 we entered into a note receivable in the amount of $20,000 relating to an exercise of a warrant. The note was secured by pledging 100,000 shares of our common stock. The note receivable accrues interest at five percent per annum. The note was paid in July 2005.

NOTE 4 - PREPAID EXPENSES

In November 2003, we issued 150,000 five-year warrants exercisable at $0.60 per share and 500,000 shares of our common stock as consulting fees in connection with marketing and public relations services. The five-year warrants were valued at $155,000 using the Black-Scholes pricing model and the common stock was valued at $230,000 based on the closing price of our common stock as listed on the OTCBB. The total amount recorded, $385,000 is being amortized over a period of two years beginning in November 2003.

In January 2005, we issued 2,000,000 warrants (which expire on December 31, 2006) exercisable at $0.225 per share as consulting fees in connection with international marketing and public relations services provided by a foreign corporation, Caribbean Consultants Holdings Associated S.A. The warrants were valued at $710,664 using the Black-Scholes pricing model and are being amortized over a one-year period (beginning in January 2005) to coincide with the term of the consulting agreement.

In April 2005, we issued (i) 300,000 shares of our common stock (valued at $73,200 based on an average five day closing sale price of our common stock) and 300,000 two-year warrants (valued at $54,794 using the Black-Scholes pricing model), exercisable at $0.50 per share as compensation to a consultant, related to our website marketing and monitoring programs; (ii) 150,000 two-year warrants (valued at $32,994 using the Black-Scholes pricing model) in 50,000 increments exercisable at $0.25, $0.50 and $0.75 per share as compensation to a consultant, related to advice of the investment capital markets and investment banking relationships and (iii) 150,000 two-year warrants (valued at $28,668 using the Black-Scholes pricing model) exercisable at $0.30 per share as compensation to two consultants (one 50,000 and one 100,000 issuance) who directly will be working with us on the Bates-Hunter project. Amortization of these issuance costs will vary between one and two years.

In May 2005, we entered into warrant exercise agreements with two warrant holders, allowing them a reduced exercise price on previously issued and outstanding warrants. They hold an aggregate of 3,063,834 warrants exercisable with a range of original pricing was from $0.40 to $5.50 per share. Each warrant exercise agreement allows for monthly exercises with an exercise price of $0.20 per share. For the month ending June 30, 2005, an aggregate of 440,000 warrants were exercised providing net proceeds of $88,000 (received $68,000 in cash and a $20,000 note receivable, subsequently paid in July 2005). Each month thereafter, until March 31, 2006, they can exercise an aggregate of 262,400 warrants. Should each warrant holder exercise their maximum monthly allotment, we would net $52,480 per month. An additional expense resulted from the modification of these warrants and was calculated using the Black-Scholes pricing model. An additional $209,817 was recorded as a component of Prepaid Expenses and is being amortized over an eleven month period to coincide with the terms of the agreements.

The other prepaid expenses contain amounts we have prepaid for marketing purposes. We have engaged the services of a variety of firms for increased market exposure, including: direct mailing campaigns, emailing to opt-in investment community members, minerals trade publications, research analysts, luncheons and special invite events of minerals based investors and improvements to our website (www.witsbasin.com). All other prepaid expenses are being expensed as utilized.

Components of prepaid expenses are as follows:

	June 30, 2005	December 31, 2004
Prepaid consulting fees	$777,485	$160,417
Other prepaid expenses	58,531	156,859
	$836,016	$317,276

The estimated usage during the quarter ending September 30, 2005, will be approximately $351,000.

NOTE 5 - INVESTMENT

On June 10, 2004, we entered into an option agreement to earn a 70% interest in five mining claims in the McFaulds Lake area of the James Bay Lowlands, Attawapiskat Region of northern Ontario, currently held under option by an affiliate of ours, Hawk Precious Minerals Inc. On December 2, 2004, we entered into an agreement with MacDonald Mines Exploration Ltd. (“MacDonald”) whereby they can earn a 55 percent interest (subject to the 2% royalties) in the McFaulds Lake Project. One of the provisions under the agreement required MacDonald to issue 250,000 shares of its common stock. This stock issuance is pro rata shared between Hawk and us on our respective 30 percent and 70 percent basis. The US Dollar value of our 70 percent (175,000 shares of MacDonald, TSXV:BMK) was $18,904 on December 31, 2004. The US Dollar value of our 175,000 shares was $17,134 on June 30, 2005. We consider this a current asset since: (i) these shares are publicly traded on the Toronto Stock Exchange and have a ready market for disposal, and (ii) we did not obtain these shares with the intent to hold as an investment.

NOTE 6 - PARTICIPATION MINING RIGHTS

As of June 30, 2005, we hold interests in mineral exploration projects in South Africa (FSC Project), Canada (Holdsworth and McFaulds Lake) and in the continental United States (Bates-Hunter).

FSC and Holdsworth Projects

In June 2003, we acquired two exploration projects in a transaction with Hawk Precious Minerals USA, Inc., (“Hawk USA”), a wholly owned subsidiary of Toronto-based Hawk Precious Minerals Inc., (“Hawk”). Hawk is an affiliate of ours. One of the projects is the FSC Project, in which we have acquired a 35 percent equity interest in the company Kwagga Gold (Proprietary) Limited (“Kwagga”) in exchange for a $2,100,000 investment. Kwagga is a wholly owned subsidiary of AfriOre International (Barbados) Ltd., (“AfriOre”). Kwagga holds the exploration rights for the FSC Project covering approximately 117,000 hectares (approximately 289,000 acres) located in the Republic of South Africa adjacent to the major goldfields discovered at the historic Witwatersrand Basin. AfriOre is a precious minerals exploration company with offices in Johannesburg, South Africa and the operator of the FSC Project

To date, we have invested $2,100,000 in Kwagga, which is being used to fund a 3 to 4 drillhole exploration program on the FSC Project that commenced in October 2003. Once the current exploration activities being conducted on the FSC Project are complete, estimated to be completed in fiscal 2005, AfriOre and Kwagga will deliver to us a report describing the results of these activities. Within 120 days of our receipt of that report, we have the option to increase our ownership position in Kwagga to 50 percent in exchange for a further investment of $1,400,000. If we choose not to make this additional investment, then we would continue to own the shares representing our 35 percent interest, but we would no longer have any rights to increase our participation and would be subject to dilution resulting from any additional investment in Kwagga. Furthermore, should Kwagga fail to complete the entire drillhole program, we could realize a complete loss of the funds advanced to Kwagga.

AfriOre consults with us regarding the work to be carried out on the FSC Project. AfriOre is responsible for ensuring that the property and the project are at all times in compliance with applicable laws. AfriOre is also required to provide us with quarterly written reports describing the work completed and the funds expended therewith. As consideration for its role as the project operator, AfriOre is entitled to a fee equal to 10 percent of all qualified expenditures made in connection with the FSC Project.

In accordance with South African legislation, Kwagga will offer to a black economic empowerment group an option to purchase up to a 28 percent equity stake in Kwagga at a price to be mutually agreed upon by us, Kwagga and AfriOre. If such empowerment groups exercises such right to be granted, our interest in Kwagga would be proportionately diluted. For example, if we own 50 percent of Kwagga’s outstanding capital stock prior to the time any black economic empowerment group purchases a 28 percent stake, we would own 36 percent of Kwagga’s outstanding capital after the sale.

After all of the funds contributed by us and any black empowerment group have been expended on the FSC Project, we, AfriOre and any such empowerment group will contribute on a pro rata basis all such further amounts necessary to continue funding the exploration work on the project on a pro rata basis. In the event any of the parties do not fully contribute in proportion to their respective equity interest in Kwagga, such party’s interest will be proportionately diluted.

Certain components of our Participation Mining Rights are based on the distributions made by us to Kwagga and further advanced to AfriOre to fund the drillhole program of the FSC Project. Of the $2,100,000 already invested in Kwagga, $320,765 remains in their cash reserves at June 30, 2005. The majority of all exploration costs that AfriOre deals in, is denominated in the South African Rand, whereas all of our funding has been in the US Dollar. Since June 30, 2003, the Rand has appreciated against the Dollar by approximately 11 percent. This reduction is one of the factors that have contributed to decreasing our initial 5 to 7 drillhole program on the FSC to be revised to only a 3 to 4 drillhole program. Furthermore, should the Dollar weaken further in relationship to the Rand, we may sustain additional reductions in the number of drillholes completed with our initial investment.

Currently, AfriOre reports that drilling has progressed to a depth of approximately 2,400 meters in borehole BH 48, the second drillhole in our program. Due to an area of sidewall weakness in BH 48, remedial and rehabilitation work caused a three month delay. In April 2005, we announced initial results from BH48, that being the discovery of identical cover rocks (to those found in the main Witwatersrand basin) and Witwatersrand type quartzites underlying these cover rocks. The presence of Witwatersrand-type quartzite rocks beneath this level of cover rock enhances the value of this drillhole and the costs required to re-establish the integrity of the side walls justified the delay. Core samples have been sent for assay and we expect the analysis to be forthcoming shortly. AfriOre has begun preparation to commence on the third drillhole.

The other exploration project we acquired from Hawk USA in June 2003, located in the Wawa area near the village of Hawk Junction, Ontario, Canada, is the Holdsworth Project. The Holdsworth Project consists of 19 contiguous patented mining claims covering approximately 304 hectares (approximately 750 acres). The mining claims allow us to conduct exploration and exploitation activities in the near surface oxide zone of the Holdsworth Project. Once we have secured the financing, which we estimate to be approximately $150,000, we plan to conduct pre-exploration activities on the Holdsworth Project. The primary objective of these pre-exploration activities will be to confirm the results of prior exploration activities conducted on or near this property. Until we have the results of the pre-exploration activities, we will not be in a position to determine the scope and cost of further exploration activities, if any, necessary for the Holdsworth Project.

Hawk USA’s contributions of its right in the FSC Project and its mining claims held in the Holdsworth Project were valued at their historical cost, an aggregate of $246,210. Based on the information we obtained from Hawk, we estimated that the value attributable to the FSC Project was $228,975. Based on this, the remaining value of $17,235 was assigned the Holdsworth Project.

McFaulds Lake

In June 2004, we entered into an option agreement to earn a 70 percent interest in five mining claims covering approximately 1,295 hectares (approximately 3,200 acres) in the McFaulds Lake area of the James Bay Lowlands, Attawapiskat Region of northern Ontario currently held under option by Hawk. The area is a site of a new VMS (volcanogenic massive sulphide) base metals project.

The option agreement required us to pay Cdn$60,000 ($45,501 US) and issue 200,000 shares of our common stock, valued at $84,000; therefore, we recorded our initial investment in McFaulds Lake at $129,501.

In December 2004, we entered into an agreement with MacDonald, whereby they can earn a 55 percent interest (subject to the 2% royalties) in the McFaulds Lake Project. The option required MacDonald to make a cash payment of Cdn$10,000, issue 250,000 shares of its common stock, and pay the Cdn$200,000 exploration expenditures required by the option. An initial drillhole has been completed and no mineral value was detected from the assay. The Cdn$10,000 cash payment and the issuance of the 250,000 shares transpired in January 2005 and were divided between Hawk and us on our respective 30 percent and 70 percent basis. Our portion was valued at US$24,721 at December 31, 2004.

The ownership of the option will not be transferred from Hawk to MacDonald and us until the final exploration expenditure has been incurred prior to December 2005. Furthermore, regardless if any of the work scheduled is not completed, the terms of the option agreement requires that the entire Cdn$200,000 is a mandatory expenditure.

Bates-Hunter Gold Mine

On January 21, 2005, we acquired purchase rights under a purchase agreement, which provides us with exploration rights of the Bates-Hunter Gold Mine located in Central City, Colorado and the possible future purchase of the assets of the Hunter Gold Mining Corporation, which includes the Bates-Hunter Mine, the Golden Gilpin Mill, a water treatment plant, mining properties, claims, permits and all ancillary equipment. All expenditures related to the Bates-Hunter Gold Mine have been expensed as exploration expenses and no capitalization will be recorded until such time as events allow for such.

Components of participation mining rights are as follows:

	June 30, 2005	December 31, 2004
Investment made in Kwagga	$2,100,000	$2,100,000
Historical value assigned to the FSC Project	228,975	228,975
Historical value assigned to the Holdsworth Project	17,235	17,235
Miscellaneous costs (1)	82,889	82,889
McFaulds Lake	129,501	129,501
Gross Participation Mining Rights	2,558,600	2,558,600
Less exploration expenditures report by AfriOre and Kwagga	1,779,235	1,365,340
Less earn in option with MacDonald in McFaulds Lake (2)	24,721	24,721
Less amortization (3)	433,879	328,229
	$320,765	$840,310

(1)	Includes the June 2003 Hawk agreement costs and the issuance of an option to a former director.
(2)
In exchange for the option agreement with MacDonald, they made a cash payment of Cdn$10,000 (our pro rata share in US Dollar value was $5,817) and issued 250,000 shares of their common stock (our pro rata share in US Dollar value was $18,904) both valued as of December 31, 2004.

(3)	All costs have been fully amortized as of June 30, 2005 and the remaining balance of $320,765 represents the cash balance held by Kwagga/AfriOre.

NOTE 7 - DEBT ISSUANCE COSTS

On June 1, 2004, we received gross proceeds of $650,000 pursuant to the issuance of an 18-month secured convertible promissory note to Pandora Select Partners LP, a Virgin Islands limited partnership. We paid or accrued $131,497 of debt issuance costs for the following: (i) origination fees of $40,000; (ii) legal fees of $17,747; (iii) guarantee fees of $48,750; and consulting services fees of $25,000, which are being amortized on a straight-line basis over an 18-month period. The monthly amortization is approximately $7,300 per month. In order to effectuate the note, Pandora required an additional personal guarantee. Wayne W. Mills, a former board member of ours, provided that guarantee.

The following table summarizes the amortization of debt issuance costs:

	June 30, 2005	December 31, 2004
Gross debt issuance costs	$131,497	$131,497
Less: amortization of debt issuance costs	94,970	51,138
Debt issuance costs, net	$36,527	$80,359

NOTE 8 -PROMISSORY NOTES

Secured Promissory Note Payable

On June 1, 2004, we received gross proceeds of $650,000 in consideration for issuing an 18-month secured convertible promissory note (the “Note”) to Pandora Select Partners LP (“Pandora”), a Virgin Islands limited partnership. The Note is secured by substantially all of our assets and bears interest of 10 percent per annum. The principal and interest payment is as follows: (a) payments of $5,417 in cash of interest only were payable in arrears on June 28, July 28 and August 28, 2004; and (b) commencing on September 28, 2004, and on the 28th day of each of the following 14 months, we are required to pay amortized principal and interest of $46,278. Notwithstanding the foregoing, in lieu of cash, we may satisfy our repayment obligations by issuing shares of our common stock. The number of shares of our common stock which may be issued to repay any or all of any monthly obligation may not exceed the lesser of: (i) 10 percent of the aggregate number of traded shares of our common stock for the 30 trading days immediately preceding such monthly payment date or (ii) the greatest number of shares of our common stock which, when added to the number of shares of our common stock beneficially owned by Pandora, would not cause Pandora to beneficially own more than 4.99 percent of the our outstanding common stock. If we elect to pay the required monthly payment in shares of common stock (which we elected to do, see the discussion that follows) the per-share value is equal to 85 percent of the average of the high closing bid price of our common stock during the 20 trading days immediately preceding the payment date.

Furthermore, Pandora has the right to convert any portion of the principal or interest of the Note outstanding into shares of our common stock based on a conversion rate equal to the average of the high closing bid prices of our common stock for the 30 trading days immediately proceeding the regular monthly payment. However, in no event shall such conversion rate be lower than $0.35 or higher than $0.65 per share.

Since we did not have an effective resale registration statement filed with the SEC covering the shares issuable upon exercise of the five-year warrants (described below) or the shares of common stock issued as payment under or upon conversion of this Note by November 28, 2004, and Pandora did not consent to an extension, the contingent interest clause became effective. The Note specified that for each full month thereafter (prorated for partial months) that the failure continued, we were required to pay additional interest equal to the greater of $1,000 or one percent (1%) of the outstanding principal balance on the Note as of the last day of the prior month. We satisfied the requirement with an effective resale registration statement on February 14, 2005, paid $10,524 in contingent interest and do not have any further contingent interest to contend with beyond the February 2005 payment.

As further consideration for the financing, we issued to Pandora a five-year warrant to purchase up to 928,571 shares of our common stock and issued five-year warrants to purchase an aggregate of 200,000 shares of our common stock to two affiliates of Pandora, both at a price of $0.40 per share, subject to adjustment as defined in the agreement. We issued additional five-year warrants to purchase an aggregate of 475,000 of our common stock to the guarantor of the Note. The proceeds of $650,000 were allocated between the Note and the warrant based on the relative fair values of the securities at the time of issuance. The resulting original issue discount, the fair value of the warrant is being amortized over the life of the Note using the straight-line method, which approximates the interest method.

The following table summarizes the secured promissory note balance:

Original gross proceeds	$650,000
Less: original issue discount at time of issuance of note	(650,000)
Less: principal payments	(424,283)
Add: amortization of original issue discount	469,445
Balance at June 30, 2005	$45,162

Through Mach 31, 2005, all principal and interest payments were made in cash. Regarding the April, May and June payments, we elected to pay all principal and interest payments by the issuance of common stock. The per-share value is equal to 85 percent of the average of the high closing bid price of our common stock during the 20 trading days immediately preceding the payment date.

The following table summarizes the issuance of our common stock for principal and interest payments.

	April 2005	May 2005	June 2005
Eighty-five percent of average bid price (1)	$0.20	$0.20	$0.15
Monthly principal	$43,305	$43,666	$44,030
Monthly interest	$2,973	$2,612	$2,248
Shares of common stock issued	226,180	236,086	309,698

(1) Rounding occurred in calculating the shares to be issued.

As of June 30, 2005, the Note is current.

Promissory Note Payable

In May 2005, we entered into a short-term loan arrangement with a shareholder of ours (an individual resident of Ohio) whereby we borrowed $250,000 through a purchase agreement with an unsecured promissory note payable (“PN”). The PN bears a six percent interest rate per annum and has a due date of September 15, 2005. As additional consideration for the PN, we agreed to amend the terms of a warrant previously held by the shareholder, to purchase up to 500,000 shares of our common stock at a reduced exercise price per share. The original warrant had an exercise price of $0.25 per share and by the terms of the PN, the exercise price has been reduced to $0.10 per share for the period ending June 30, 2005.

The following table summarizes the promissory note balance:

Original gross proceeds	$250,000
Accrued interest payable	1,522
Balance at June 30, 2005	$251,522

Furthermore, since we had not repaid the PN in full by July 15, 2005, we further are obligated to the following: (i) reduce the already reduced exercise price of the warrant to $0.01 per share; (ii) the applicable interest rate of the PN from July 15 forward shall increase to 18 percent per annum and (iii) we are required to issue 50,000 shares of our common stock for each month there remains an outstanding balance beginning August 15, 2005.

NOTE 9 - ACCRUED GUARANTEE

In action brought in District Court, City and County of Denver, Colorado, the Company was named a defendant in a proceeding brought by Farmers State Bank of Ft. Morgan, Colorado, in which is was alleged that the Company was liable to the plaintiff as a result of its guaranty of certain secured debt obligations in the aggregate amount of approximately $314,000 of Meteor Marketing, Inc. Meteor Marketing was formerly a subsidiary of Meteor Industries, Inc., until April 2001 when it was sold prior to the completion of the merger transaction between Meteor Industries and activeIQ Technologies Inc., (“Old AIQ”). In October 2003, Meteor Marketing reached a settlement with Farmers State Bank and the matter was dismissed without prejudice. Pursuant to the settlement agreement, Meteor Marketing is required to make monthly payments of approximately $2,600. As of June 30, 2005, the principal balance is approximately $216,000, with an additional accrued interest of approximately $14,000 due.

Furthermore, Farmers State Bank states that Meteor Marketing remains in default as of June 30, 2005, but no legal foreclosure collection action has been commenced. A Senior VP of Farmers State Bank has informed us that one of the two real estate parcels securing the debt is under a sale contract with contingencies and that they are awaiting the conclusion of this sale contract to determine whether legal collection action will be taken. They disclosed to us that this debt obligation has remained past due since November 15, 2004.

The guaranty to the potential liability to Farmers State Bank was not disclosed to us at the time the Meteor Industries-Old AIQ merger was completed in April 2001 and although we were not obligated to make any payments to the bank, we remain contingently liable pursuant to the guaranty. In connection with the merger and the sale by Meteor Industries of all of its operating subsidiaries to Capco Energy, Inc., the Meteor subsidiaries and Capco Energy agreed to indemnify us for any claims relating to any of the subsidiaries. Accordingly, in the event Farmers State Bank seeks to hold us liable under the guaranty, we will seek indemnification from the Meteor subsidiaries and Capco Energy.

Pursuant to FASB Interpretation No. (FIN) 45, the guarantee was valued in the amount of $30,000 during the year ended December 31, 2003.

NOTE 10 - PRIVATE PLACEMENT ESCROW

We were holding advances of $734,950 in escrow related to a private placement of units of our securities, which we completed on January 7, 2005.

NOTE 11 - DISCONTINUED OPERATIONS

Until March 14, 2003, we provided industry-specific solutions for managing, sharing and collaborating business information on the Internet though our Hosted Solutions Business. On March 14, 2003, we sold all of the assets relating to our Hosted Solutions Business. We reported a gain of $21,154 from adjustments relating to disputes of accounts payable issues, which we reconciled by December 31, 2004.

NOTE 12 - RESTATEMENT

Statement of Operations Restatement for the Six Months Ended June 30, 2004

The following table reconciles the previously reported net loss amount to the restated net loss amount for:

Six Months Ended June 30, 2004
Previously reported net loss	$(4,954,525)
Reverse Brazmin out of exploration expenses	858,578
Record Brazmin portion of loss on impairment value	(466,578)
Restated amortization	—
Restated net loss	$(4,562,525)

The following table reconciles the previously reported loss per common share amounts to the restated amounts.

	Six Months Ended June 30, 2004
	Continuing Operations	Discontinuing Operations
Basic and diluted net loss per common share:
Previously reported amounts	$(0.15)	$—
Restated amounts	0.01	—
Restated Net Loss	$(0.14)	$—

Statement of Cash Flows Restatement for the Six Months Ended June 30, 2004

We made reclassifications in the presentation of the cash flow statement for the six months ended June 30, 2004, relating to the secured promissory note payable and the expenses recorded in participation mining rights.

The following table reconciles the previously reported net cash used in and net cash provided by amounts for:

	Operating Activities	Investing Activities	Financing Activities
Previously reported amount	$(1,048,173)	$(78,482)	$802,400
Amortization of debt issuance costs (1)	7,306	—	(7,306)
Changes in operating assets: Prepaid expenses (2)	225,000	(225,000)	—
Changes in operating assets: Other assets (1)	124,191	—	(124,191)
Restated amount	$(691,676)	$(303,482)	$670,903

(1)	The amounts were reclassified to debt issuance costs.
(2)	The amount was reclassified to investment in participation mining rights.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Wits Basin Precious Minerals Inc. and subsidiaries (an exploration stage company)

We have audited the accompanying consolidated balance sheet of Wits Basin Precious Minerals Inc., and subsidiaries (an exploration stage company) as of December 31, 2004, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year and the period from May 1, 2003 (inception) to December 31, 2004. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wits Basin Precious Minerals Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004 and the period from May 1, 2003 (inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company had net losses for the years ended December 31, 2004 and 2003 and had an accumulated deficit at December 31, 2004. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Carver Moquist & O’Connor, LLC

Minneapolis, Minnesota
March 21, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Audit Committee, Shareholders and Board of Directors of Wits Basin Precious Minerals Inc. and subsidiaries (an exploration stage company):

We have audited the accompanying consolidated balance sheet of Wits Basin Precious Minerals Inc. and subsidiaries (an exploration stage company) as of December 31, 2003, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 2003 and for the period from May 1, 2003 (inception) to December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wits Basin Precious Minerals Inc. and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the year ended December 31, 2003 and for the period from May 1, 2003 (inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 16 to the consolidated financial statements, the Company has restated its consolidated balance sheet as of December 31, 2003 and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2003 and the period from May 1, 2003 (inception) to December 31, 2003 to expense certain costs related to the Company’s participation mining rights.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company had net losses for the year ended December 31, 2003 and had an accumulated deficit at December 31, 2003. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Virchow, Krause & Company, LLP
Minneapolis, Minnesota
January 30, 2004 (except as to Note 16, as to which the date is February 11, 2004 and except to Notes 2, 3, 8, 12 and 14, as to which the date is September 15, 2004)

WITS BASIN PRECIOUS MINERALS INC. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	December 31,
		Restated
	2004	2003
Assets
Current assets
Cash and cash equivalents	$1,122,348	$363,990
Receivables	30,817	—
Investment	18,904	—
Prepaid expenses	317,276	612,777
Total current assets	1,489,345	976,767

Participation Mining Rights, net	840,310	1,547,956
Debt Issuance Costs, net	80,359	—
	$2,410,014	$2,524,723
Liabilities and Shareholders’ Equity
Current Liabilities
Secured promissory note payable	$87,279	$—
Accounts payable	191,631	59,226
Liabilities of operations of discontinued hosted solutions business	—	34,734
Accrued expenses	133,595	12,775
Total current liabilities	412,505	106,735

Accrued guarantee fee	30,000	30,000
Private Placement Escrow	734,950	—
Total liabilities	1,177,455	136,735

Commitments and Contingencies

Shareholders’ Equity
Common stock, $.01 par value, 150,000,000 shares authorized; 42,601,612 and 30,297,181 shares issued and outstanding at December 31, 2004 and 2003	426,016	302,972
Additional paid-in capital	31,388,817	27,423,258
Warrants	5,238,405	4,146,438
Accumulated deficit	(22,932,460)	(22,932,460)
Deficit accumulated during the exploration stage, subsequent to April 30, 2003	(12,888,219)	(6,552,220)
Total shareholders’ equity	1,232,559	2,387,988
	$2,410,014	$2,524,723

See accompanying notes to consolidated financial statements.

WITS BASIN PRECIOUS MINERALS INC. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS

			May 1, 2003
	December 31,		(inception) to
		Restated	Dec. 31,
	2004	2003	2004
Revenues	$—	$—	$—
Operating expenses:
General and administrative	1,764,773	1,452,416	3,138,955
Exploration expenses	1,155,542	5,341,290	6,496,832
Depreciation and amortization	247,087	81,260	328,347
Stock issued as penalty	2,152,128	—	2,152,128
Loss on impairment of Brazmin	742,578	—	742,578
Loss on disposal of assets	—	1,633	1,633
Total operating expenses	6,062,108	6,876,599	12,860,473
Loss from operations	(6,062,108)	(6,876,599)	(12,860,473)

Other income (expense):
Interest income	—	25,769	2,225
Interest expense	(295,045)	—	(295,045)
Total other income (expense)	(295,045)	25,769	(292,820)
Loss from operations before income tax refund and discontinued operations	(6,357,153)	(6,850,830)	(13,153,293)
Benefit from income taxes	—	243,920	243,920
Loss from continuing operations	(6,357,153)	(6,606,910)	(12,909,373)

Discontinued Operations (See Note 3)
Gain (loss) from discontinued operations	21,154	(296,776)	21,154
Net Loss	$(6,335,999)	$(6,903,686)	$(12,888,219)

Basic and diluted net loss per common share:
Continuing operations	$(0.19)	$(0.43)	$(0.49)
Discontinued operations	—	(0.02)	—
Net Loss	$(0.19)	$(0.45)	$(0.49)

Basic and diluted weighted average common shares outstanding	33,633,074	15,361,315	26,175,188

See accompanying notes to consolidated financial statements.

WITS BASIN PRECIOUS MINERALS INC. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	Common stock shares	Amount	Additional paid-in capital	Stock subscription receivable
BALANCE, December 31, 2002	13,264,681	$132,647	$22,616,833	$(2,000,000)

Surrender of common stock at $4.00 per share, in exchange for cancellation of stock subscription receivable with a director in January 2003	(500,000)	(5,000)	(1,995,000)	2,000,000
Forfeiture of employee stock options	—	—	(140,749)	—
Issuance of common stock at $0.20 per share, pursuant to an exercise of stock options, to former officer in lieu of accrued wages in February 2003	292,500	2,925	53,604	—
Conversion of accounts payable to common stock at $0.219 per share in May 2003	250,000	2,500	52,145	—
Issuance of common stock at $0.73 per share, as contribution into Active Hawk Minerals, LLC with Hawk Precious Minerals Inc. and issuance of option to purchase 100,000 shares of common stock at $0.40 per share, to director for consulting fee in June 2003	3,750,000	37,500	2,755,000	—
Exercise of stock options by former director in October 2003 at $0.35 per share	50,000	500	17,000	—
Issuance of common stock at $0.25, in private placement in October 2003 (net of offering costs of $295,897) and one-year warrants at $0.75 per share	10,190,000	101,900	1,393,125	—
Issuance of common stock at $0.94 per share in November 2003 on exercise of our option to purchase the interest held by Hawk Precious Minerals Inc., in Active Hawk Minerals, LLC	2,500,000	25,000	2,325,000	—
Issuance of common stock in November 2003 to consultant for advisory services rendered	500,000	5,000	225,000	—
Issuance of warrants in November 2003 to consultants for advisory services, 250,000 at $0.60 per share and 1,050,000 at $0.62 per share	—	—	—	—
Additional stock option compensation under variable plan accounting	—	—	96,800	—
Contributed services by an executive	—	—	24,500	—
Deferred compensation expense	—	—	—	—
Net loss - Restated	—	—	—	—
BALANCE, December 31, 2003	30,297,181	302,972	27,423,258	—

Issuance of 700,000 shares of common stock and 150,000 5-year warrants to purchase Brazmin Ltda in February 2004	700,000	7,000	679,000	—
Issuance of 2,380,000 shares of common stock deemed as penalty shares related to October 2003 private placement	2,038,000	20,380	2,131,748	—
Exercise of stock option by former directors in February and March 2004	240,000	2,400	150,000	—
Issuance of 1,928,571 warrants in connection with April 2004 secured promissory note payable and personal guaranty	—	—	—	—

See accompanying notes to consolidated financial statements.

WITS BASIN PRECIOUS MINERALS INC. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 (continued)

	Common stock shares	Amount	Additional paid-in capital	Stock subscription receivable

Issuance of 200,000 shares of common stock in June 2004 for option agreement of McFaulds Lake	200,000	2,000	82,000	—
Partial consideration returned for terminating the purchase of Brazmin Ltda.	(400,000)	(4,000)	(112,000)	—
Conversion of accounts payable to common stock at $0.27 per share in August 2004	250,000	2,500	65,000	—
Exercise of 576,461 warrants at $0.25 per share under repricing offer in September & October 2004	576,431	5,764	138,344	—
Issuance of 30,000 warrants at $1.00 per share in connection with bridge loan with affiliate	—	—	—	—
Issuance of 100,000 warrants at $0.10 per share in November 2004 for financial services	—	—	—	—
Issuance of common stock at $0.10, in private placement in December 2004 and warrants at $0.25 per share	8,450,000	84,500	507,000	—
Deferred compensation related to consulting agreements for Brazmin Ltda.	—	—	109,967
Conversion of accounts payable to common stock at $0.26 per share in December 2004	250,000	2,500	62,500	—
Additional stock option compensation under variable plan accounting	—	—	72,000	—
Contributed services by an executive	—	—	80,000	—
Net loss	—	—	—	—
BALANCE, December 31, 2004	42,601,612	$426,016	$31,388,817	$—

See accompanying notes to consolidated financial statements.

WITS BASIN PRECIOUS MINERALS INC. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	Deferred compen- sation	Warrants	Accumulated Deficit	Deficit Accumulated (1)	Total
BALANCE, December 31, 2002	$(182,213)	$2,602,860	$(22,580,994)	$—	$589,133

Surrender of common stock at $4.00 per share, in exchange for cancellation of stock subscription receivable with a director in January 2003	—	—	—	—	—
Forfeiture of employee stock options	140,749	—	—	—	—
Issuance of common stock at $0.20 per share, pursuant to an exercise of stock options, to former officer in lieu of accrued wages in February 2003	—	—	—	—	56,529
Conversion of accounts payable to common stock at $0.219 per share in May 2003	—	—	—	—	54,645
Issuance of common stock at $0.73 per share, as contribution into Active Hawk Minerals, LLC with Hawk Precious Minerals Inc. and issuance of option to purchase 100,000 shares of common stock at $0.40 per share, to director for consulting fee in June 2003	—	—	—	—	2,792,500
Exercise of stock options by former director in October 2003 at $0.35 per share	—	—	—	—	17,500
Issuance of common stock at $0.25, in private placement in October 2003 (net of offering costs of $295,897) and one-year warrants at $0.75 per share	—	756,578	—	—	2,251,603
Issuance of common stock at $0.94 per share in November 2003 on exercise of our option to purchase the interest held by Hawk Precious Minerals Inc., in Active Hawk Minerals, LLC	—	—	—	—	2,350,000
Issuance of common stock in November 2003 to consultant for advisory services rendered	—	—	—	—	230,000
Issuance of warrants in November 2003 to consultants for advisory services, 250,000 at $0.60 per share and 1,050,000 at $0.62 per share	—	787,000	—	—	787,000
Additional stock option compensation under variable plan accounting	—	—	—	—	96,800
Contributed services by an executive	—	—	—	—	24,500
Deferred compensation expense	41,464	—	—	—	41,464
Net loss - Restated	—	—	(351,466)	(6,552,220)	(6,903,686)
BALANCE, December 31, 2003	—	4,146,438	(22,932,460)	(6,552,220)	2,387,988

Issuance of 700,000 shares of common stock and 150,000 5-year warrants to purchase Brazmin Ltda in February 2004	—	147,000	—	—	833,000
Issuance of 2,380,000 shares of common stock deemed as penalty shares related to October 2003 private placement	—	—	—	—	2,152,128
Exercise of stock option by former directors in February and March 2004	—	—	—	—	152,400
Issuance of 1,928,571 warrants in connection with April 2004 secured promissory note payable and personal guaranty	—	650,000	—	—	650,000

See accompanying notes to consolidated financial statements.

WITS BASIN PRECIOUS MINERALS INC. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 (continued)

	Deferred compen- sation	Warrants	Accumulated Deficit	Deficit Accumulated (1)	Total
Issuance of 200,000 shares of common stock in June 2004 for option agreement of McFaulds Lake	—	—	—	—	84,000
Partial consideration returned for terminating the purchase of Brazmin Ltda.	—	—	—	—	(116,000)
Conversion of accounts payable to common stock at $0.27 per share in August 2004	—	—	—	—	67,500
Exercise of 576,461 warrants at $0.25 per share under repricing offer in September & October 2004	—	—	—	—	144,108
Issuance of 30,000 warrants at $1.00 per share in connection with bridge loan with affiliate	—	7,633	—	—	7,633
Issuance of 100,000 warrants at $0.10 per share in November 2004 for financial services	—	33,834	—	—	33,834
Issuance of common stock at $0.10, in private placement in December 2004 and warrants at $0.25 per share	—	253,500	—	—	845,000
Deferred compensation related to consulting agreements for Brazmin Ltda.	—	—	—	—	109,967
Conversion of accounts payable to common stock at $0.26 per share in December 2004	—	—	—	—	65,000
Additional stock option compensation under variable plan accounting	—	—	—	—	72,000
Contributed services by an executive	—	—	—	—	80,000
Net loss	—	—	—	(6,335,999)	(6,335,999)
BALANCE, December 31, 2004	$—	$5,238,405	$(22,932,460)	$(12,888,219)	$1,232,559

(1)	Deficit accumulated during the exploration stage, subsequent to April 30, 2003.

See accompanying notes to consolidated financial statements.

WITS BASIN PRECIOUS MINERALS INC. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			May 1, 2003
	December 31,		(inception) to
		Restated	Dec. 31,
	2004	2003	2004
OPERATING ACTIVITIES:
Net loss	$(6,335,999)	$(6,903,686)	$(12,888,219)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	247,087	100,082	328,347
Loss on disposal of assets	—	884	1,633
Loss on disposal of discontinued operations	—	99,085	—
Loss on sale of prepaid royalties	—	434,895	—
Loss on impairment of Brazmin	742,578	—	742,578
Issue of common stock for exploration rights in excess of historical cost	—	4,841,290	4,841,290
Amortization of participation mining rights	865,340	500,000	1,365,340
Amortization of debt issuance costs	51,138	—	51,138
Amortization of original issue discount	252,779	45,366	252,779
Amortization of prepaid consulting fees related to issuance of warrants and common stock	—	664,083	664,083
Amortization of acquired software developed	—	53,884	—
Exchange of assets for services	—	2,644	—
Compensation expense related to stock options and warrants	355,934	138,264	469,498
Contributed services by an executive	80,000	24,500	104,500
Issuance of common stock as penalty related to October 2003 private placement	2,152,128	—	2,152,128
Changes in operating assets and liabilities:
Accounts receivable, net	—	154,980	12,200
Inventories	—	7,983	—
Prepaid expenses	295,501	(212,684)	44,366
Other assets	—	(2,890)	—
Accounts payable	132,405	(195,320)	138,489
Deferred revenue	—	(130,498)	—
Accrued expenses	110,972	(28,224)	(61,992)
Net cash used in operating activities	(1,050,137)	(405,362)	(1,781,842)

INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	—	109,895	—
Proceeds from sale of prepaid royalties	—	540,105	—
Proceeds from sale of assets	—	752,426	—
Proceeds from sale of Brazmin	25,000	—	25,000
Purchases of property and equipment	—	(3,880)	—
Investment in participation mining rights	(411,232)	(1,827,889)	(2,239,121)
Net cash used in investing activities	(386,232)	(429,343)	(2,214,121)

FINANCING ACTIVITIES:
Payments on long-term debt	(165,500)	(837,158)	(165,500)
Private placement advances held in escrow	734,950	—	734,950
Cash proceeds from issuance of common stock	845,000	2,251,603	3,096,603
Cash proceeds from exercise of stock options	152,400	17,500	169,900
Cash proceeds from exercise of warrants	144,108	—	144,108
Cash proceeds from long-term debt	650,000	—	650,000
Debt issuance costs	(131,497)	—	(131,497)
Net cash provided by financing activities	2,229,461	1,431,945	4,498,564

See accompanying notes to consolidated financial statements.

WITS BASIN PRECIOUS MINERALS INC. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

		May 1, 2003
December 31,		(inception) to
	Restated	Dec. 31,
2004	2003	2004

CHANGE IN CASH AND CASH EQUIVALENTS OF DISCONTINUED ACCOUNTING SOFTWARE BUSINESS	(34,734)	(246,461)	(77,293)
INCREASE (DECREASE) IN CASH EQUIVALENTS	758,358	350,779	425,308
CASH AND EQUIVALENTS, beginning of period	363,990	13,211	697,040
CASH AND EQUIVALENTS, end of period	$1,122,348	$363,990	$1,122,348

See accompanying notes to consolidated financial statements.

WITS BASIN PRECIOUS MINERALS INC. AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 and 2003

NOTE 1 - NATURE OF BUSINESS

Wits Basin Precious Minerals Inc., and subsidiaries (“we,”“us,”“our,”“Wits Basin” or the “Company”) is a minerals exploration company based in Minneapolis, Minnesota. For fiscal 2004, we held interests in mineral exploration projects located in South Africa, Canada and South America. As of the date of this Annual Report, we do not claim to have any mineral reserves on our properties.

Our primary holding is a gold exploration project located in the Republic of South Africa adjacent to the major goldfields discovered at the historic Witwatersrand Basin, which we refer to as the FSC Project. We also own the exploration rights of the Holdsworth Project located in the Wawa area near the village of Hawk Junction, Ontario. The Holdsworth Project is primarily a gold exploration project. We acquired rights to the FSC and Holdsworth Projects in June 2003.

In February 2004, we purchased substantially all of the outstanding stock of Brazmin Ltda., a limited liability company formed under the laws of Brazil, South America. Upon further analysis of Brazil’s business policies, further review of the history of gold discoveries made within the region of the Brazmin properties and our ability to furnish capital on the required schedule, we re-evaluated the rewards that Brazmin offered and concluded that Brazmin was not a proper fit to our long-term goals and arranged to terminate the original purchase agreement. On August 3, 2004, we executed a termination agreement, thereby selling Brazmin back to its original owner.

In June 2004, we acquired the explorations rights to a VMS (volcanogenic massive sulphide) base metals project, which we refer to as the McFaulds Lake Project, located in the McFaulds Lake area of the James Bay Lowlands, Attawapiskat Region of northern Ontario.

As of December 31, 2004, we do not directly own any permits, equipment or have personnel necessary to actually explore for minerals and we will therefore be substantially dependent on the third party contractors we engage to perform such operations. Subsequent to December 31, 2004, we acquired purchase rights under a purchase agreement, which provides us with exploration rights of the Bates-Hunter Gold Mine located in Central City, Colorado and the possible future purchase of the assets of the Hunter Gold Mining Corporation. See Note 18 - Subsequent Events.

Until April 30, 2003, we provided accounting software through our Accounting Software Business (see Note 3 - Discontinued Operations) and until March 14, 2003, we provided industry-specific solutions for managing, sharing and collaborating on business information on the Internet though our Hosted Solutions Business. We sold substantially all of the assets relating to our Accounting Software and Hosted Solutions Businesses as of such dates. See Note 3 - Discontinued Operations.

As a result of the sale of the Hosted Solutions Business and Accounting Software Business, we became an exploratory stage company effective May 1, 2003.

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended December 31, 2004, we incurred losses from continuing operations of $6,357,153. At December 31, 2004, we had an accumulated deficit of $35,820,679 and working capital of $1,076,840. Our ability to continue as a going concern is dependent on our ultimately achieving profitability and/or raising the required additional capital. If we are unable to obtain the necessary capital, we may have to cease operations. We believe we have enough cash to fund our operations through the end of July 2005.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Wits Basin Precious Minerals Inc. and our wholly owned subsidiaries: Gregory Gold Producers, Inc, Active Hawk Minerals, LLC, Red Wing Business Systems, Inc. and Champion Business Systems, Inc. Red Wing Business Systems, Inc. and Champion Business Systems, Inc. became inactive subsidiaries after the sale of our Accounting Software Business. See Note 3 - Discontinued Operations. All significant intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

We include as cash equivalents: (a) certificates of deposit, and (b) all other investments with maturities of three months or less, which are readily convertible into known amounts of cash. We maintain our cash in high-quality financial institutions. The balances, at times, may exceed federally insured limits.

Accounts Receivable

Our exploration business model does not generate any accounts receivable. With the sale of our Hosted Solutions Business and our Accounting Software Business, all accounts receivable balances are a component of discontinued operations. See Note 3 - Discontinued Operations.

Inventories

Our exploration business model does not require inventory. Our Hosted Solutions Business did not require maintaining any assets classified as inventories, as the services were delivered electronically. Inventories related to the discontinued Accounting Software Business consist principally of manuals for the various software modules, stocked software and shipping supplies. Inventory is recorded at the lower of cost (first-in, first-out) or market. See Note 3 - Discontinued Operations.

Property and Equipment

Property, equipment and leasehold improvements were recorded at cost. Improvements are capitalized while repairs and maintenance costs are charged to operations when incurred. Property and equipment was depreciated or amortized using the straight-line method over estimated useful lives ranging from three to seven years. Leasehold improvements were amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset. All property and equipment is fully depreciated at December 31, 2004.

Segment Reporting

Due to the reclassification of our Hosted Solutions Business and our Accounting Software Business into discontinued operations, we have a single operating segment. The single operating segment is that of minerals exploration. See Note 3 - Discontinued Operations.

Revenue Recognition and Deferred Revenue

The Company did derive revenues from customers of the online document management service for monthly access to the service and initial service configuration/implementation until March 14, 2003. Customers were invoiced at the beginning of each month for access service and revenue was recognized when invoiced. Configuration/implementation revenue was invoiced the month after the services were performed and recognized in the month invoiced.

Until April 30, 2003, the Company recognized the revenues derived from the accounting software business sales after all of the following criteria had been met: there was an executed license agreement, software had been delivered to the customer, the license fee was fixed and payable within twelve months, collection was deemed probable and product returns were reasonably estimable. Revenues related to multiple element arrangements were allocated to each element of the arrangement based on the fair values of elements such as license fees, maintenance, and professional services. Fair value was determined based on vendor specific objective evidence. Service revenue was recognized ratably over the term of the agreement, which was typically one year. All service revenue invoiced in excess of revenue recognized was recorded as deferred revenue. At December 31, 2004, deferred revenue was $0.

We currently do not have the ability to generate revenues from our investments in Kwagga (the FSC Project), Holdsworth, McFaulds Lake or other projects. Furthermore, we do not expect to generate revenues for the foreseeable future.

Advertising

Advertising costs are charged to expense as incurred. Advertising costs were $0 and $48,248 for the years ended December 31, 2004 and 2003, respectively, and are included in discontinued operations in the consolidated statements of operations.

Exploration Costs

If we acquire a project that has no known reserves or resources and anticipate exploration efforts to be commenced with 12 months from the date of acquisition, we would capitalize the lesser of the: (i) historical value; (ii) the fair value; or (iii) the cash paid to acquire (to include any related professional fees required to consummate the acquisition). Furthermore, we would amortize the recorded value on a straight-line method over a period from 12 to 24 months, with quarterly reviews for impairment. Any further exploration costs incurred will be charged to expense as incurred until such time as proven resources or reserves have been properly established.

Stock Based Compensation

In accordance with Accounting Principles Board (“APB”) Opinion No. 25, we use the intrinsic value-based method for measuring stock-based compensation cost which measures compensation cost as the excess, if any, of the quoted market price of our common stock at the grant date over the amount the employee must pay for the stock. Our general policy is to grant stock options and warrants at fair value at the date of grant.

We have adopted the disclosure only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure.” SFAS No. 148 is an amendment to SFAS No. 123 providing alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and also requires additional disclosures about the method of accounting for stock-based employee compensation. The amendments are effective for financial statements for fiscal years ending after December 15, 2002 and for the interim periods beginning after December 15, 2002. We have adopted the annual disclosure provision of SFAS No. 148. If we adopted the voluntary change to the fair value based method of accounting for stock-based employee compensation, the impact could have a material effect on our consolidated financial position or results of operations. We recorded compensation expense pursuant to APB Opinion No. 25 and related interpretations on options granted and due to modifications of options of $72,000 and $41,464 for the years ended December 31, 2004 and 2003, respectively. We recorded expense related to stock based compensation issued to non-employees in accordance with SFAS No. 123. Had compensation costs for employees been recognized based upon the fair value of options at the grant date consistent with the provisions of SFAS No. 123, our results would have been as follows:

			May 1, 2003
	December 31,		(inception) to
		Restated	December 31,
	2004	2003	2004
Net loss	$(6,335,999)	$(6,903,686)	$(12,888,219)
Stock-based employee compensation expense included in net loss, net of related tax effects	72,000	41,464	88,764
Stock-based employee compensation expense determined under the fair value based method, net of related tax effects	(1,246,750)	(3,700,810)	(4,696,344)
Pro forma net loss	$(7,510,749)	$(10,563,032)	$(17,495,799)
Loss per share (basic and diluted):
As reported	$(0.19)	$(0.45)	$(0.49)
Pro forma	$(0.22)	$(0.69)	$(0.67)

In determining the compensation cost of the options granted during fiscal 2004 and 2003, as specified by SFAS No. 123, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes pricing model and the weighted average assumptions used in these calculations are summarized below:

	2004	2003
Risk-free interest rate	4.5%	4.5%
Expected volatility factor	200%	303%
Expected dividend	—	—
Expected option term	10 years	10 years

Financial Instruments

The carrying amounts for all financial instruments approximates fair value. The carrying amounts for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximated fair value because of the short maturity of these instruments. The fair value of long-term debt approximated the carrying amounts based upon our expected borrowing rate for debt with similar remaining maturities and comparable risk.

Net Loss Per Common Share

Basic and diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding during the periods presented. The impact of common stock equivalents has been excluded from the computation of weighted average common shares outstanding, as the net effect would be anti-dilutive for all periods presented. Total options and warrants outstanding at December 31, 2004 were 5,000,000 and 22,074,691, respectively and options and warrants outstanding at December 31, 2003 were 5,550,724 and 16,552,551, respectively.

Income Taxes

We account for income taxes using the liability method to recognize deferred income tax assets and liabilities. Deferred income taxes are provided for temporary differences between the financial reporting and tax bases of our assets and liabilities at currently enacted tax rates.

We have recorded a full valuation allowance against the net deferred tax asset due to the uncertainty of realizing the related benefits.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - DISCONTINUED OPERATIONS

Hosted Solutions Business

Until March 14, 2003, we provided industry-specific solutions for managing, sharing and collaborating business information on the Internet though our Hosted Solutions Business. On March 14, 2003, we sold all of the assets relating to our Hosted Solutions Business. The transaction did not require shareholder approval under Minnesota law since the assets relating to our Hosted Solutions Business did not constitute all or substantially all of the assets of our Company as a whole. We received $650,000 cash plus the reimbursement of transaction-related expenses incurred by us in the amount of $150,000 and the assumption of certain obligations, liabilities and employees of ours. We reported a gain of $21,154 from adjustments relating to disputes of accounts payable issues, which we reconciled in 2004.

The following are condensed consolidated statements of discontinued operations for the:

HOSTED SOLUTIONS BUSINESS	Years Ended December 31,
	2004	2003
Revenues	$—	$132,455

Operating expenses
Costs of sales	—	35,354
Selling, general and administrative	—	161,597
Depreciation and amortization	—	8,935
Gain on disposal of assets	—	(749)
Total operating expenses	—	205,137
Loss from discontinued operations	—	(72,682)

Other income	21,154	150,000
Loss on sale of prepaid royalties	—	(434,895)
Net gain (loss) from discontinued operations	$21,154	$(357,577)

Liabilities of the Hosted Solutions Business consisted of the following at:

HOSTED SOLUTIONS BUSINESS	Years Ended December 31,
	2004	2003
Accounts payable	$—	$34,734
Liabilities of operations of discontinued hosted solutions business	$—	$34,734

Prior to April 30, 2003, we designed, developed, marketed and supported accounting software products through our Accounting Software Business subsidiaries. On April 30, 2003, we completed the sale of substantially all of the assets of our Accounting Software Business to two key employees (the “Purchaser”) of that division. The assets sold consisted primarily of all intellectual property rights, cash, accounts receivable, inventories, property and equipment, and customer contracts. The Purchaser assumed substantially all the liabilities of the Accounting Software Business incurred in the ordinary course of the business consisting of trade payables, accrued expenses, debt and liabilities arising from contractual obligations related to the ongoing operations. In addition, the Purchaser paid us cash sufficient to discharge outstanding debt that was incurred during 2001 to acquire the Accounting Software Business. The remaining outstanding debt (as of April 30, 2003 of $1,451,714) was discharged as follows: (a) cash proceeds ($752,426) from the Purchaser were used to pay 17 of the note holders a negotiated 75 percent of the remaining balance due under the terms of their promissory notes, (b) the 25 percent discount ($250,809) re-negotiated with the 17 note holders, was booked as a component of Discontinued Operations, and (c) the remaining seven note holders (valued at $448,479) received new promissory notes issued by the Purchaser, again which was as a component of Discontinued Operations. The shareholders of the Company approved the sale at a special meeting on April 29, 2003.

The following are condensed consolidated statements of discontinued operations for the:

ACCOUNTING SOFTWARE BUSINESS	Years Ended December 31,
	2004	2003
Revenues	$—	$1,491,059

Operating expenses
Costs of goods sold	—	371,971
Selling, general and administrative	—	617,417
Depreciation and amortization	—	63,848
Product development	—	231,243
Total operating expenses	—	1,284,479
Income from discontinued operations	—	206,580

Other expense	—	(145,779)
Net income from discontinued operations	$—	$60,801

NOTE 4 - RECEIVABLES

On August 3, 2004, we completed a termination agreement in which we sold Brazmin back to the original owner. In that agreement, we were due an additional $25,000 payment due on December 31, 2004. The final payment was received January 3, 2005.

On December 2, 2004, we entered into an agreement with MacDonald Mines Exploration Ltd., whereby they can earn a 55 percent interest (subject to the 2% royalties) in the McFaulds Lake Project. One of the provisions under the agreement required MacDonald to make a cash payment of Cdn$10,000 by December 31, 2004, which we extended until January 31, 2005. This cash payment is pro rata shared between Hawk and us on our respective 30 percent and 70 percent basis. The US Dollar value of our 70 percent (Cdn$7,000) was $5,817 on December 31, 2004. We received the payment in January 2005.

NOTE 5 - INVESTMENT

Further to the agreement described with MacDonald above, MacDonald was required to issue 250,000 shares of its common stock by December 31, 2004, which we extended until January 31, 2005. This stock issuance is pro rata shared between Hawk and us on our respective 30 percent and 70 percent basis. The US Dollar value of our 70 percent (175,000 shares of MacDonald, TSXV:BMK) was $18,904 on December 31, 2004. We consider this a current asset as we expect to sell these shares in the near term. We received the stock in January 2005.

NOTE 6 - PREPAID EXPENSES

In 2003, we issued warrants to provide consulting services to us in connection with marketing and public relations over a period of two years. In exchange for these services to be rendered, we issued 150,000 five-year warrants exercisable at $0.60 per share. We recorded the prepaid consulting fee using the Black-Scholes pricing model since this was more readily measurable than the value of the services to be rendered. The amount recorded was $155,000 and is being amortized over a period of two years beginning in November 2003.

In 2003, we issued to Windsor Capital Corporation 500,000 shares of our common stock to provide consulting fees in connection with marketing and public relations over a period of two years. We recorded the prepaid consulting based on the closing price of our stock on the OTCBB since this was more readily measurable than the value of the services to be rendered. The amount recorded was $230,000 and is being amortized over a two-year period which began in November 2003.

Components of prepaid expenses are as follows:

	December 31,
	2004	2003
Prepaid consulting fees	$160,417	$352,917
Other prepaid expenses	156,859	259,860
	$317,276	$612,777

NOTE 7 - PARTICIPATION MINING RIGHTS

As of December 31, 2004, we hold interests in mineral exploration projects in South Africa (FSC Project) and Canada (Holdsworth and McFaulds Lake).

FSC and Holdsworth Projects

On June 26, 2003, we entered into a Joint Venture and Joint Contribution Agreement, and a Member Control Agreement (collectively the “Joint Agreement”) with Hawk USA. One of the terms of the Joint Agreement was the creation of a Minnesota limited liability company named Active Hawk Minerals, LLC (“Active Hawk”). We both made contributions to Active Hawk for a 50 percent equity interest. One of Hawk USA’s contributions was its right to fund and acquire an initial 35 percent interest in the FSC Project. AfriOre or one of its affiliates will be the operator of the FSC Project and Kwagga holds the exploration rights for the FSC Project. We have a further option to acquire an additional 15 percent interest (an aggregate 50 percent) equity interest in Kwagga by providing further cash funding of the FSC Project.

We have completed our first step and acquired a 35 percent interest in Kwagga through a $2,100,000 investment. Kwagga is required to use the $2,100,000 investment to incur expenditures for the exploration, development and maintenance of the FSC Project. Once the current exploration activities being conducted on the FSC Project are complete, which commenced in October 2003 and is estimated to take 24 months, AfriOre and Kwagga will deliver to us a report describing the results of these activities. Within 120 days of our receipt of that report, we have the option to increase our ownership position in Kwagga to 50 percent in exchange for a further contribution of $1,400,000. These additional funds would then be used to fund a second phase of exploration work on the FSC Project.

If we determine not to elect to provide the funding for the second phase, we may request that AfriOre purchase our 35 percent interest for an aggregate price of $1,050,000. If AfriOre declines to purchase our 35 percent interest, we may elect to cease funding Kwagga. In that event, however, we no longer would have any rights to vote any shares of Kwagga’s capital stock owned by us and may be subject to dilution of our equity interest in Kwagga.

In the event Kwagga elects to discontinue FSC exploration altogether or if less than $2,100,000 is expended prior to June 2006, our only right is to terminate our interest in the FSC Project, whereupon Kwagga shall repay the remaining unspent balance of our initial $2,100,000 contribution.

AfriOre or one of its affiliates, as operator, will have sole discretion to determine all work to be carried out on the FSC Project and will be responsible for ensuring that the property and the project are at all times in compliance with applicable laws. AfriOre is required to provide us with quarterly written reports describing the work completed and the funds expended therewith. As consideration for its role as the project operator, AfriOre will be entitled to a fee equal to 10 percent of all qualified expenditures made in connection with the FSC Project.

In accordance with South African legislation, Kwagga will offer to black economic empowerment groups an option to purchase up to a 28 percent equity stake in Kwagga at a price to be mutually agreed upon by us, Kwagga and AfriOre. If such empowerment groups exercises such right to be granted, our interest in Kwagga would be proportionately diluted. For example, if we own 50 percent of Kwagga’s outstanding capital stock prior to the time any black economic empowerment group purchases a 28 percent stake, we would own 36 percent of Kwagga’s outstanding capital after the sale.

After all of the funds contributed by us and any black empowerment group have been expended on the FSC Project, we, AfriOre and any such empowerment group will contribute on a pro rata basis all such further amounts necessary to continue funding the exploration work on the project on a pro rata basis. In the event any of the parties do not fully contribute in proportion to their respective equity interest in Kwagga, such party’s interest will be proportionately diluted.

Certain components of our Participation Mining Rights are based on the distributions made by us to Kwagga and further advanced to AfriOre to fund the drill hole program of the FSC Project. Of the $2,100,000 already invested in Kwagga, $734,660 remains in their cash reserves at December 31, 2004. Each quarter, Kwagga will provide us with a report of the remaining value held in reserve.

We do not have any permits, equipment or personnel necessary to actually explore for minerals at this time and we will therefore be substantially dependent on AfriOre, as the project operator. AfriOre is a wholly owned subsidiary of AfriOre Limited, a publicly-held company listed on the Toronto Stock Exchange (TSX: AFO). Historically, AfriOre Limited has operated coal and anthracite mines in South Africa. On October 29, 2004, AfriOre announced that it had disposed of its entire coal business unit and thereby would focus on precious minerals exploration in Africa.

By the terms of the Joint Agreement, as described above, both parties made their contributions to Active Hawk for a 50 percent equity interest. Hawk USA contributed its right to fund and acquire a 50 percent interest in the FSC Project and the near surface rights on its patented mining claims held in the Holdsworth Project. Hawk USA’s projects were valued at their historical cost, an aggregate of $246,210 and we agreed to fund the required $2,100,000 for the FSC Project. As additional compensation for Hawk USA’s mineral rights contributions, Hawk USA was issued 3,750,000 shares of our unregistered common stock valued at $2,737,500 (based on the closing sale price, $0.73 per share, of our common stock on June 26, 2003, as listed on the OTCBB) which represented an issuance of 28.2 percent of our total issued and outstanding common stock of 13,307,181 shares. The excess amount of stock issued to Hawk USA over the historical cost, or $2,491,290, was recorded as an exploration expense.

Based on the information we obtained from Hawk, we estimated that the value attributable to the FSC Project was $228,975. Based on this, the remaining value of $17,235 was assigned the Holdsworth Project.

Active Hawk has no revenues and all subsidiary transactions and balances have been eliminated in consolidation. We have recorded $1,155,542 in exploration expenses for the year ended December 31, 2004. Based on the estimated timeframe to complete the current drill hole program at the FSC Project, we began amortizing the FSC Project portion of the exploration agreement over 24 months, beginning in July 2003. The amortization period will be periodically evaluated and adjusted if necessary. The Holdsworth Project has been fully amortized as of December 31, 2004. The amortization period of both components will be periodically evaluated and adjusted if necessary.

Brazmin, Ltda.

On February 6, 2004, we purchased Brazmin from Argyle Securities Limited, recording the transaction at $908,578. On August 3, 2004, we completed the sale of Brazmin back to Argyle. Effective with the closing on August 3, 2004, we received from Argyle: (i) 400,000 shares (valued at $116,000) of the 700,000 shares of our common stock that it had received as partial consideration, (ii) a cash payment of $25,000, and (iii) a further promise to receive an additional $25,000 before December 31, 2004, which has been reclassified and recorded as a current receivable. We received the additional $25,000 in January 2005. We recorded an impairment of $742,578 against Brazmin for the year ended December 31, 2004.

McFaulds Lake Project

On June 10, 2004, we entered into an option agreement to earn a 70% interest in five mining claims covering 1,295 hectares (approximately 3,200 acres) in the McFaulds Lake area of the James Bay Lowlands region of northern Ontario, currently held under option by an affiliate of ours, Hawk Precious Minerals Inc. The area is the site of a new VMS (volcanogenic massive sulphide) base metals project.

The optioned claims consist of a block of 5 contiguous claims (west block) comprising of approximately 80 40-acre units to the south and west of the original Spider Resources and KWG claim group. This block also is contiguous to the MacNugget ground actively being explored by MacDonald Mines Exploration Ltd and on which airborne magnetometer and GEOTEM AEM (airborne electromagnetic) surveys have been completed.

The option agreement requires: (i) cash payments of Cdn$60,000 (Cdn$30,000 ($22,751 US) which was paid on the execution of the agreement and a further Cdn$30,000 (estimated to be approximately $22,750 US) was due on November 1, 2004; the November 1 payment was subsequently extended to December 1, 2004, (ii) we issued 200,000 shares of our non-registered common stock, valued at $84,000, and (iii) we are required to pay exploration expenditures of Cdn$200,000, estimated to be approximately $150,000 US (Cdn$100,000 each due by November 1, 2004 and May 1, 2005; the November 1 expenditure was subsequently extended to March 1, 2005). Therefore, we valued our initial investment in McFaulds Lake at $129,501. Based on our assessment of McFaulds Lake, we began amortizing the exploration option over 12 months, beginning in July 2004.

Components of participation mining rights are as follows:

	December 31, 2004	December 31, 2003
Investment made in Kwagga	$2,100,000	$1,800,000
Historical value assigned to the FSC Project	228,975	228,975
Historical value assigned to the Holdsworth Project	17,235	17,235
Miscellaneous costs (1)	82,889	82,889
McFaulds Lake	129,501	—
Gross participation mining rights	2,558,600	2,129,099
Less exploration expenditures reported by Kwagga	1,365,340	500,000
Less earn in option with MacDonald in McFaulds Lake (2)	24,721	—
Less accumulated amortization (3)	328,229	81,143
	$840,310	$1,547,956

(1) Includes the joint agreement costs and the issuance of an option to a former director.

(2) In exchange for the option agreement with MacDonald, they made a cash payment of Cdn$10,000 (our pro rata share in US Dollar value was $5,817) and issued 250,000 shares of their common stock (our pro rata share in US Dollar value was $18,904) both valued as of December 31, 2004.

(3) We began amortization of the FSC Project over a 24-month period on a straight-line basis beginning in July 2003. We began amortization of the Holdsworth Project over a 15-month period on a straight-line basis beginning in October 2003. We began amortization of McFaulds Lake over a 12-month period on a straight-line basis beginning in July 2004. Also included is the amount representing MacDonald’s 55 percent right in McFaulds Lake.

The balance of $840,310 as of December 31, 2004 principally represents $734,660 of cash reserves held by Kwagga.

NOTE 8 - DEBT ISSUANCE COSTS

On June 1, 2004 we received gross proceeds of $650,000 pursuant to the issuance of an 18-month secured convertible promissory note to Pandora Select Partners LP, a Virgin Islands limited partnership. We paid or accrued $131,497 of debt issuance costs for the following: (i) origination fees of $40,000; (ii) legal fees of $17,747; (iii) guarantee fees of $48,750; and consulting services fees of $25,000, which are being amortized on a straight-line basis over an 18-month period. The monthly amortization is approximately $7,300 per month. In order to effectuate the note, Pandora required an additional personal guarantee. Wayne W. Mills, a former board member of ours, provided that guarantee.

The following table summarizes the amortization of debt issuance costs:

December 31, 2004
Gross debt issuance costs	$131,497
Less: amortization of debt issuance costs	51,138
Debt issuance costs, net	$80,359

NOTE 9 - SECURED PROMISSORY NOTE

On June 1, 2004 we received gross proceeds of $650,000 in consideration for issuing an 18-month secured convertible promissory note (the “Note”) to Pandora Select Partners LP (“Pandora”), a Virgin Islands limited partnership. The Note is secured by substantially all of our assets and bears interest of 10 percent per annum. The principal and interest payment is as follows: (a) payments of $5,417 in cash of interest only were payable in arrears on June 28, July 28 and August 28, 2004; and (b) commencing on September 28, 2004, and on the 28th day of each of the following 14 months, we are required to pay amortized principal and interest of $46,278. Notwithstanding the foregoing, in lieu of cash, we may satisfy our repayment obligations by issuing shares of our common stock. The number of shares of our common stock which may be issued to repay any or all of any monthly obligation may not exceed the lesser of: (i) 10 percent of the aggregate number of traded shares of our common stock for the 30 trading days immediately preceding such monthly payment date or (ii) the greatest number of shares of our common stock which, when added to the number of shares of our common stock beneficially owned by Pandora, would not cause Pandora to beneficially own more than 4.99 percent of the our outstanding common stock. If we elect to pay the required monthly payment in shares of common stock, the per-share value is equal to 85 percent of the average of the high closing bid price of our common stock during the 20 trading days immediately preceding the payment date.

Furthermore, Pandora has the right to convert any portion of the principal or interest of the Note outstanding into shares of our common stock based on a conversion rate equal to the average of the high closing bid prices of our common stock for the 30 trading days immediately proceeding the regular monthly payment. However, in no event shall such conversion rate be lower than $0.35 or higher than $0.65 per share.

Since we did have an effective resale registration statement filed with the SEC covering the shares issuable upon exercise of the five-year warrants (described below) or the shares of common stock issued as payment under or upon conversion of this Note by November 28, 2004, and Pandora did not consent to an extension, we have accrued $6,148 to satisfy the contingent interest clause through December 31, 2004. The Note specified that for each full month thereafter (prorated for partial months) that this failure continues, we shall pay in arrears and in cash, with the next otherwise scheduled monthly payment, additional interest equal to the greater of $1,000 or one percent (1%) of the outstanding principal balance on the Note as of the last day of the prior month. We satisfied the requirement by February 14, 2005 and do not have any further contingent interest to contend with beyond our regular February 2005 payment.

As further consideration for the financing, we issued to Pandora a five-year warrant to purchase up to 928,571 shares of our common stock and issued five-year warrants to purchase an aggregate of 200,000 shares of our common stock to two affiliates of Pandora, both at a price of $0.40 per share, subject to adjustment as defined in the agreement. We issued additional five-year warrants to purchase an aggregate of 475,000 of our common stock to the guarantor of the Note. The proceeds of $650,000 were allocated between the Note and the warrant based on the relative fair values of the securities at the time of issuance. The resulting original issue discount, the fair value of the warrant is being amortized over the life of the Note using the straight-line method, which approximates the interest method.

The following table summarizes the secured promissory note balance:

Original gross proceeds	$650,000
Less: original issue discount at time of issuance of note	(650,000)
Less: principal payments	(165,500)
Add: amortization of original issue discount	252,779
Balance at December 31, 2004	$87,279

As of December 31, 2004, all principal and interest payments have been made in cash and the Note is current (with the exception of the contingent interest payment, as described above, to be made).

NOTE 10 - ACCRUED GUARANTEE FEE

In action brought in District Court, City and County of Denver, Colorado, the Company was named a defendant in a proceeding brought by Farmers State Bank of Ft. Morgan, Colorado, in which is was alleged that the Company was liable to the plaintiff as a result of its guaranty of certain secured debt obligations in the aggregate amount of approximately $314,000 of Meteor Marketing, Inc. Meteor Marketing was formerly a subsidiary of Meteor Industries, Inc., until April 2001 when it was sold prior to the completion of the merger transaction between Meteor Industries and activeIQ Technologies Inc., (“Old AIQ”). In October 2003, Meteor Marketing reached a settlement with Farmers State Bank and the matter was dismissed without prejudice. As of December 31, 2004, approximately $218,000 remains outstanding and, pursuant to the settlement agreement, Meteor Marketing is required to make monthly payments of approximately $2,600. Although we were not obligated to make any payments to the bank, we remain contingently liable pursuant to the guaranty. In light of the size of Meteor Marketing’s monthly settlement payment obligations and our understanding of Meteor Marketing’s financial condition, we believe Meteor Marketing should be able to satisfy this obligation for the foreseeable future.

The guaranty to the potential liability to Farmers State Bank was not disclosed to us at the time the Meteor Industries-Old AIQ merger was completed in April 2001. In connection with the merger and the sale by Meteor Industries of all of its operating subsidiaries to Capco Energy, Inc., the Meteor subsidiaries and Capco Energy agreed to indemnify us for any claims relating to any of the subsidiaries. Accordingly, in the event Farmers State Bank seeks to hold us liable under the guaranty, we will seek indemnification from the Meteor subsidiaries and Capco Energy.

Pursuant to FASB Interpretation No. (FIN) 45, the guaranty was valued in the amount of $30,000 during the year ended December 31, 2004.

NOTE 11 - PRIVATE PLACEMENT ESCROW

On January 7, 2005, we completed a private placement of units of our securities. As of December 31, 2004, we were holding advances of $734,950 in escrow related to that private placement.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Operating Leases

We currently occupy approximately 160 square feet of office space, together with the use of related adjacent common areas, in Minneapolis, Minnesota pursuant to a lease agreement that expires December 31, 2005, which requires monthly payments of $1,280. Total rent expense under operating leases for the years ended December 31, 2004 and 2003, was $18,635 and $46,018, respectively. We have paid a total rent expense for the years ended December 31, 2004 and 2003, in the amount of $0 and $19,000, respectively, for our former executive offices to a company whose sole director is a former director and significant shareholder.

As conditions of the sale of the Accounting Software Business and the Hosted Solutions Business, we have been released from all prior commitments regarding operating leases.

NOTE 13 - SHAREHOLDERS’ EQUITY

Common Stock Issuances

On January 6, 2003, we entered into a severance agreement with D. Bradly Olah, our then Chief Executive Officer, effective December 31, 2002. The agreement allowed for the payment of Mr. Olah’s base salary through May 31, 2003, payment of health and other insurance benefits through December 31, 2003 and the extension until December 31, 2007 to exercise options issued in July 2000. In exchange, Mr. Olah resigned as Chief Executive Officer and released us from all claims, including a release from his employment agreement dated May 1, 2001 (amended January 1, 2002). In addition, we exercised our right to a non-cash repurchase of 500,000 shares of common shares issued to Mr. Olah on January 14, 2002 in exchange for the cancellation of his stock subscription receivable to us.

On February 26, 2003, Mr. Olah agreed to exchange the remaining unpaid base salary and benefits per the January 6, 2003 severance agreement, totaling $56,529, into 292,500 common shares of the Company at a rate of $0.20 per share.

In May 2003, we issued 250,000 shares of our common stock to a law firm, in exchange for amounts due them for services rendered totaling $54,645, which we had previously recorded as accounts payable.

In June 2003, we issued 3,750,000 shares of our common stock valued at $0.73 per share. See Note 7 - Participation Mining Rights.

In October 2003, a former director exercised 50,000 director stock options and we received proceeds of $17,500.

In October 2003, we completed a private placement of 10,190,000 units of our securities, each unit consisting of one share of common stock and a one-year warrant to purchase one-half of one share of common stock at a price of $0.75 per share. The units were sold at a price of $0.25 per unit, resulting in gross proceeds of $2,547,500 before agent commissions and other offering related expenses. We agreed to file a registration statement under the Securities Act of 1933 covering the resale of the shares purchased in the private placement. In accordance with the terms of the private placement, because such registration statement was not declared effective by the SEC by February 11, 2004, we issued to the investors an additional one-fifth of one share of our common stock for each unit purchased in the private placement, or 2,038,000 shares, which we deemed “penalty shares.” We used a five-day closing sale price average ($1.056) of our common stock, as listed on the OTCBB, to value the penalty shares at $2,152,128.

In November 2003, we issued 2,500,000 shares of our common stock valued at $0.94 per share as payment for the exercise of our option to purchase the 50 percent interest held by Hawk USA in Active Hawk. See Note 7 - Participation Mining Rights.

In November 2003, we issued 500,000 shares of our common stock to a consultant for services to be rendered. The common shares were valued at $230,000 and the prepaid services will be amortized over two years. See Note 6 - Prepaid Expenses.

In February 2004, we issued 700,000 shares of our common stock valued at $0.98 per share, the closing sale as reported on the OTCBB, to Argyle Securities Limited for the purchase of Brazmin Ltda. On August 3, 2004, we entered into an agreement whereby we terminated the purchase of Brazmin and sold it back to Argyle. We received 400,000 shares of the common stock we had initially issued to Argyle and valued those shares at $0.29 per share, which was the closing sale price on that day.

In February 2004, a director exercised 200,000 director stock options and we received proceeds of $130,000.

In March 2004, a director exercised 40,000 director stock options and we received proceeds of $22,400.

In June 2004, we issued 200,000 shares of our non-registered common stock to Hawk to be able to participate in the McFaulds Lake Project. We valued those shares at $0.42 per share, the closing sale price on June 10, 2003.

In August 2004, we issued 250,000 shares of our common stock to a law firm, in exchange for amounts due them for services rendered totaling $50,000, which we previously recorded as accounts payable.

In September and October 2004, certain warrant holders exercised on previously issued and outstanding warrants at an exercise price of $0.25 per share, providing gross proceeds of $144,108. The holders were offered a reduced price for a limited time and converted into 576,461 shares of common stock. The range of original price of the warrants exercised was from $0.50 to $5.50 per share.

On December 3, 2004 and December 10, 2004, we completed private placements of units of our securities, each unit consisting of one share of our common stock and a warrant to purchase one-half share of common stock at an exercise price of $0.25 per share. The warrants have an expiration date of December 31, 2006. We sold an aggregate of 8,450,000 units, resulting in gross proceeds of $845,000.

In December 2004, we issued 250,000 shares of our common stock to a law firm, in exchange for amounts due them for services rendered totaling $50,000, which we previously recorded as accounts payable.

Option Grants

During the year ended December 31, 2004, we granted 1,125,000 options to purchase common stock at prices ranging from $0.20 to $1.10 per share. Generally, all options were granted with exercise prices equal to the fair market value of our common stock on the date of grant.

The total amount of compensation expense recorded, pursuant to APB 25 and related interpretations, for the years ended December 31, 2004 and 2003 was $181,967 (including $72,000 related to variable plan accounting) and $138,264 (including $96,800 related to variable plan accounting), respectively. Following is a roll forward of the deferred compensation account:

Balance at December 31, 2002	$182,213
Cancellation of un-vested option	(140,749)
Compensation expense	(41,464)
Balance at December 31, 2003	—
Additions	(181,967)
Compensation expense	(181,967)
Balance at December 31, 2004	$—

Warrant Grants

In October 2003, we issued 5,095,000 one-year warrants to purchase common stock at a price of $0.75 per share, in connection with our private placement of 10,190,000 units. Additionally, we issued 256,000 four-year warrants to purchase common stock at a price of $0.50 per share, as compensation for placement agent services rendered in connection with our private placement.

In November 2003, we issued a 250,000 five-year warrant to purchase common stock at $0.60 per share and a 50,000 two-year warrant to purchase common stock at $0.62 per share, all for services rendered.

In February 2004, we issued a 150,000 two-year warrant to purchase common stock at $1.50 per share as additional consideration for Brazmin Ltda.

In May 2004, we completed a financing transaction by issuing an 18-month secured convertible promissory note to Pandora. As further consideration for the financing, we issued to Pandora a five-year warrant to purchase up to 928,571 shares of our common stock at a price of $0.40 per share, subject to adjustment. We also issued warrants to purchase an aggregate of 200,000 shares of our common stock to two affiliates of Pandora as origination fees. Furthermore, in order to secure the financing, we were required to provide a personal guarantee. As consideration for the guarantee and for advisory related services, we issued five-year warrants to purchase, at an exercise price of $0.40 per share, 375,000 and 100,000 shares of our common stock.

In October 2004, we issued a 30,000 two-year warrant to purchase common stock at $1.00 per share in conjunction with a loan financing provided by Hawk.

In November 2004, we issued a warrant to purchase 100,000 shares of common stock at $0.10 per share to a consultant.

In December 2004, we issued 4,225,000 warrants to purchase common stock at a price of $0.25 per share, in connection with our private placement of 8,450,000 units. The warrants have an expiration date of December 31, 2006.

For warrants issued to non-employees in exchange for services, we account for such warrants in accordance with Emerging Issues Task Force (EITF) Issue No. 96-18. We value the fair value of the equity instrument using the Black-Scholes pricing model unless the value of the services is more reliably measurable. We recorded expense related to warrants issued in the amount of $242,467 and $644,916 for the years ended December 31, 2004 and 2003, respectively.

The following assumptions were used to value the fair value of warrants given during the years 2004 and 2003 for which the fair value of the services were not more reliably measurable: dividend yield of 0%, risk-free interest rate of 4 to 6%, expected life equal to the contractual life of five years and volatility of 74% to 313%.

Information regarding our warrants is summarized below:

	Number	Weighted Average Exercise Price	Range of Exercise Price
Outstanding at December 31, 2002	9,269,301	$4.05	$1.00 - $60.00

Granted	7,397,000	0.69	0.50 - 0.75
Cancelled or expired	(113,750)	2.90	2.90
Exercised	—	—	—
Outstanding at December 31, 2003	16,552,551	2.56	$0.50 - $60.00

Granted	6,108,571	0.32	0.10 - 1.50
Cancelled or expired	(10,000)	60.00	60.00
Exercised	(576,431)	0.29	0.25 - 5.50
Outstanding at December 31, 2004	22,074,691	$1.96	$0.10 - $37.50

Warrants exercisable at December 31, 2004	22,074,691	$1.96	$0.10 - $37.50

Stock Subscription Receivable

On January 1, 2002, we amended the employment agreement with D. Bradly Olah. Following the amendment of his employment agreement, Mr. Olah was awarded an option to purchase an additional 500,000 shares at $4.00 per share. On January 14, 2002, Mr. Olah exercised his right to acquire all 500,000 shares subject to the option, though none had yet vested, by delivering a promissory note to us in the amount of $2,000,000 and pledging all 500,000 shares acquired as security for the repayment of the note, all in accordance with the terms of the option agreement.

On January 6, 2003, we entered into a severance agreement with D. Bradly Olah, our then Chief Executive Officer, effective December 31, 2002. The agreement allowed for the payment of Mr. Olah’s base salary through May 31, 2003, payment of health and other insurance benefits through December 31, 2003 and the extension until December 31, 2007 to exercise options issued in July 2000. In exchange, Mr. Olah resigned as Chief Executive Officer and released us from all claims, including a release from his employment agreement dated May 1, 2001 (amended January 1, 2002). In addition, we exercised our right to a non-cash repurchase of 500,000 shares of common shares issued to Mr. Olah on January 14, 2002 in exchange for the cancellation of his stock subscription receivable to us.

Stock Option Plans

The Company has six stock option plans. The Company has the 1994 Stock Option Plan, the 1998 Incentive Equity Plan, the 1999 Stock Option Plan, the 2000 and 2003 Director Stock Option Plans and the 2001 Employee Stock Option Plan. As of December 31, 2004, an aggregate of 11,700,000 shares of our common stock may be granted under these plans as determined by the board of directors. Stock options, stock appreciation rights, restricted stock and other stock and cash awards may be granted under the plans. In general, options vest over a period of ranging from one to four years and expire 10 years from the date of grant.

Information regarding the Company’s stock options is summarized below:

	Number of Options	Weighted Average Exercise Price
Options outstanding - December 31, 2002	4,566,649	$2.38

Granted	3,392,500	0.54
Canceled or expired	(2,065,925)	1.64
Exercised	(342,500)	0.22
Options outstanding - December 31, 2003	5,550,724	1.66

Granted	1,125,000	0.62
Canceled or expired	(1,185,724)	3.30
Exercised	(490,000)	0.64
Options outstanding - December 31, 2004	5,000,000	$1.16

Options exercisable - December 31, 2004	4,875,000	$1.18

Weighted average fair value of options granted during the year ended December 31, 2004		$0.61
Weighted average fair value of options granted during the year ended December 31, 2003		$0.52

The following information summarizes information about stock options outstanding at December 31, 2004:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Weighted Average Number Outstanding	Weighted Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.23 to $2.87	4,599,000	4.2 years	$0.85	4,474,000	$0.86
$3.00 to $5.50	401,000	3.1 years	4.64	401,000	4.64
$0.23 to $5.50	5,000,000	4.0 years	$1.66	4,875,000	$1.18

NOTE 14 - RELATED PARTY TRANSACTIONS

Pursuant to a joint venture agreement dated June 26, 2003, we formed Active Hawk, LLC, which was initially 50 percent owned by us and 50 percent owned by Hawk Precious Minerals USA, Inc., (“Hawk USA”), a wholly owned subsidiary of Hawk Precious Minerals Inc., (“Hawk”). H. Vance White, our chief executive officer and director, is also an officer and director of Hawk USA and Hawk. Immediately prior to this agreement, neither Hawk USA, Hawk nor Mr. White were affiliated with our Company. On June 26, 2003, Hawk USA contributed all of its interest in the FSC and Holdsworth Projects and we assumed Hawk USA’s obligation to provide $2.1 million of capital to Kwagga. We also issued to Hawk USA 3,750,000 shares of our common stock, which then represented approximately 37.2 percent of our outstanding shares. On November 7, 2003, we exercised our option under the June 26, 2003 agreement to purchase Hawk USA’s 50 percent interest in Active Hawk LLC in exchange for issuing an additional 2,500,000 shares of our common stock to Hawk USA, making Active Hawk LLC our wholly owned subsidiary.

In October 2003, in exchange for financial advisory services related to equity raising activities, we paid to Blake Capital Partners, LLC $52,000 in cash and issued a four-year warrant to purchase an aggregate of 208,000 shares of our common stock at an exercise price of $0.50.

In October 2003, in exchange for financial advisory services related to equity raising activities, we paid to Boston Financial Partners, Inc., $300,000 in cash and issued a four-year warrant to purchase an aggregate of 538,000 shares of our common stock at an exercise price of $0.50.

In November 2003, we engaged Boston Financial Partners, Inc. to provide consulting services to us in connection with evaluating our business model, evaluating and, if necessary, modifying our investor relations plans, introducing us to potential investors and identifying for us mineral exploration investment or acquisition opportunities. In exchange for these services rendered, we issued to Boston Financial Partners a two-year warrant to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.62.

In May 2004, in exchange for agreeing to personally guarantee our obligations under a secured convertible promissory note that we issued to Pandora Select Partners, L.P., we paid Mr. Mills a cash fee of $48,750, plus issued a five-year warrant to purchase 375,000 shares of our common stock at a price of $0.40 per share. In addition, in consideration for advisory services rendered to us, we paid to Blake Capital $25,000, respectively and agreed to issue to Blake Capital a five-year warrant to purchase, at an exercise price of $0.40 per share, 100,000 shares of our common stock.

On June 10, 2004, we entered into an option agreement to earn an interest in the McFaulds Lake project held under option by Hawk. The option agreement required cash payments of Cdn$60,000 and the issuance of 200,000 shares of our common stock.

On October 13, 2004, we entered into a short-term loan arrangement with Hawk, whereby we borrowed $15,000 by issuing a four-month unsecured promissory note (“Note”) to Hawk. The Note bore a 10 percent interest rate per annum and was repaid in December 2004. We had the authorization to borrow up to an additional $15,000 under the same terms. As consideration for the Note and any additional loans, we issued to Hawk a two-year warrant to purchase up to 30,000 shares of our common stock at a price of $1.00 per share.

NOTE 15 - INCOME TAXES

The Company estimates that at December 31, 2004, it had cumulative net operating loss carryforwards for tax purposes of approximately $2,400,000 for both federal and state purposes. These carryforwards if not used will begin to expire in 2019. As a result of various equity offerings that occurred previous to 2004, the Company experienced a change in ownership prior to 2004 under the net operating loss limitation rules. In the first quarter of 2005, the Company calculated a preliminary estimate of the net operating loss carryforward based upon the change in ownership. The net operating loss carryforward of approximately $2,400,000 at December 31, 2004 are based upon this preliminary calculation. The Company’s estimate at December 31, 2004 of the net operating loss carryforward is significantly lower than previously reported because the Company had not previously calculated an estimate since it experienced a change in control. The new estimate did not result in any change to the Company's financial statements as a full valuation allowance was provided for against the net deferred tax assets at December 31, 2004 and 2003. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s estimated deferred tax assets and liabilities at December 31, 2004 and 2003 are as follows:

Deferred tax assets:	2004	2003
Net operating loss carryforwards	$1,000,000	$6,211,000
Stock issued for consideration of exploration rights	1,985,000	1,985,000
Accrued liabilities and other	55,000	267,000
Total deferred tax asset	3,040,000	8,463,000
Valuation allowance	(3,040,000)	(8,463,000)
	$—	$—

The benefit from income taxes consists of the following for the years ended December 31:

	2004	2003
Current income tax benefit	$—	$243,920
Valuation allowance	—	—
Total benefit from income taxes	$—	$243,920

Reconciliation between the statutory rate and the effective tax rate for the years ended December 31:

	2004	2003
Federal statutory tax rate	(35.0%)	(35.0%)
State taxes, net of federal benefit	(6.0%)	(6.0%)
Valuation allowance	41.0%	37.3%
Effective tax rate	(0.0%)	(3.7%)

At December 31, 2004, the Company fully reserved its net deferred tax assets totaling $3,040,000, recognizing that the Company has incurred losses during the last several years and there is no assurance that future years will be profitable.

NOTE 16 - RESTATEMENT

Balance Sheet and Net Loss Restatement for the Year Ended December 31, 2003

The following table reconciles the previously reported amounts to the restated amounts: the reclassification of the Hosted Solutions Business to discontinued operations effective with the sale of the business segment on March 14, 2003 and the consideration issued for mining rights reclassified as expense as of and for the year ended December 31, 2003.

	Assets	Accounts Payable	Liabilities of HSB	Accrued Expenses	Shareholders’Equity	Net Loss
Previously reported amounts	$6,984,088	$87,637	$—	$19,098	$6,847,353	$(2,444,321)
Expensing of previously recorded exploration Intangibles (4)	(4,707,321)	—	—	—	—	—
Accounts payable of HSB	—	(28,411)	34,734	(6,323)	—	—
Reclassification of exploration costs (1)	(1,300,000)	—	—	—	—	—
Restatement of historical costs of mining rights (4)	1,547,956	—	—	—	—	—
Expensing of stock issued (2)	—	—	—	—	(2,491,290)	(2,491,290)
Reverse value assigned to our interest in Hawk USA	—	—	—	—	(2,100,000)	(2,100,000)
Stock issued (3)	—	—	—	—	(400,000)	(400,000)
Change in amortization expense as a result of above adjustments	—	—	—	—	531,925	531,925
Restated amounts	$2,524,723	$59,226	$34,734	$12,775	$2,387,988	$(6,903,686)

(1) We reclassified the previously reported prepaid exploration costs to Participation Mining Rights. This amount represents the difference of advances we made to Kwagga ($1,800,000) less the expenditures reported by AfriOre and Kwagga ($500,000) for a net amount of $1,300,000.

(2) Expensing of stock issued to Hawk USA in June 2003 ($2,737,500), net of historical cost of the assets ($228,975 and $17,235) contributed by Hawk.

(3) Expensing of stock issued to Hawk USA in November 2003 ($2,350,000) less the previously recorded minority interest ($1,950,000) required to purchase the remaining 50 percent interest in the LLC.

(4) The following table reconciles the participation mining rights restatement as of December 31, 2003:

	As reported	Restated
Total value of consideration contributed by Hawk USA (a)	$2,100,000	$—
Issuance of 3,750,000 common shares to Hawk USA (b)	2,737,500	—
Issuance of option to former director	55,000	55,000
Joint Agreement costs	27,889	27,889
Issuance of 2,500,000 common shares to Hawk USA (c)	2,350,000	—
Less: Minority interest previously recorded (c)	(1,950,000)	—
Advances made to Kwagga	—	1,800,000
Historical value assigned to the FSC Project (a)	—	228,975
Historical value assigned to the Holdsworth Project (a)	—	17,235
Gross value at December 31, 2003	5,320,389	2,129,099
Expenditures reported by AfriOre and Kwagga (d)	—	(500,000)
Accumulated amortization at December 31, 2003	(613,068)	(81,143)
Participation Mining Rights, net	$4,707,321	$1,547,956

(a) On June 26, 2003, we entered into a Joint Venture and Joint Contribution Agreement, and a Member Control Agreement (the “Joint Agreement”) with Hawk USA. By the terms of the Joint Agreement, a Minnesota limited liability company was formed, named Active Hawk Minerals, LLC (the “LLC”) in which both parties would make their contributions. Hawk USA contributed its rights and interests in the FSC and Holdsworth Projects, which was valued at its historical cost of $246,210 and we agreed to fund the required $2,100,000 for the FSC Project. Based on the information we obtained from Hawk, we estimated that the value of the FSC Project was approximately $228,975. Based on this, the remaining value of $17,235 was assigned the Holdsworth Project. See Note 7 - Participation Mining Rights for details on total contributions made.

(b) We issued 3,750,000 shares of our common stock to Hawk USA on June 26, 2003 as specified in the Joint Agreement. We valued these shares at $2,737,500, or $0.73 per share, based on the closing sale price of our common stock on June 26, 2003 as listed on the OTCBB. We have reclassified this issuance as expense since it reflects excess value of the contributions made into the LLC.

(c) Additionally, as specified in the Joint Agreement, we obtained a “Buyout Option” in which we could acquire Hawk USA’s 50 percent interest in LLC, by issuing Hawk USA 2,500,000 shares of our common stock. On November 7, 2003, we exercised the option and issued the common stock valued at $2,350,000, or $0.94 per share, based on the closing sale price of our common stock on November 7, 2003 as listed on the OTCBB. This amount has been reclassified as expense in the restated consolidated statement of operations as an additional stock issued for consideration of exploration rights for the year ended December 31, 2003, since these shares were also issued in excess of the contributions made to the LLC.

(d) We record expenditures as expenses based on reports from AfriOre describing the work completed and the funds expended. At December 31, 2003, of the $1,800,000 advances made to Kwagga, $500,000 was recorded as exploration expenses.

The following table reconciles the previously reported loss per common share amounts to the restated amounts for the year ended December 31, 2003:

	Continuing Operations	Discontinuing Operations
Basic and diluted net loss per common share:
Previously reported amounts	$(0.16)	$—
Restated amounts	(0.27)	(0.02)
Restated Net Loss	$(0.43)	$(0.02)

NOTE 17 - LEGAL PROCEEDINGS

In action brought in District Court, City and County of Denver, Colorado, the Company was named a defendant in a proceeding brought by Farmers State Bank of Ft. Morgan, Colorado, in which is was alleged that the Company was liable to the plaintiff as a result of its guaranty of certain secured debt obligations in the aggregate amount of approximately $314,000 of Meteor Marketing, Inc. Meteor Marketing was formerly a subsidiary of Meteor Industries, Inc., until April 2001 when it was sold prior to the completion of the merger transaction between Meteor Industries and activeIQ Technologies Inc., (“Old AIQ”). In October 2003, Meteor Marketing reached a settlement with Farmers State Bank and the matter was dismissed without prejudice. As of December 31, 2004, approximately $218,000 remains outstanding and, pursuant to the settlement agreement, Meteor Marketing is required to make monthly payments of approximately $2,600. Although we were not obligated to make any payments to the bank, we remain contingently liable pursuant to the guaranty. In light of the size of Meteor Marketing’s monthly settlement payment obligations and our understanding of Meteor Marketing’s financial condition, we believe Meteor Marketing should be able to satisfy this obligation for the foreseeable future.

The guaranty to the potential liability to Farmers State Bank was not disclosed to us at the time the Meteor Industries-Old AIQ merger was completed in April 2001. In connection with the merger and the sale by Meteor Industries of all of its operating subsidiaries to Capco Energy, Inc., the Meteor subsidiaries and Capco Energy agreed to indemnify us for any claims relating to any of the subsidiaries. Accordingly, in the event Farmers State Bank seeks to hold us liable under the guaranty, we will seek indemnification from the Meteor subsidiaries and Capco Energy.

Pursuant to FIN 45, the guarantee was valued in the amount of $30,000 at December 31, 2004.

NOTE 18 - SUBSEQUENT EVENTS

On January 7, 2005, we completed a private placement of units of our securities, each unit consisting of one share of our common stock and a warrant to purchase one-half share of common stock at an exercise price of $0.25 per share. The warrants have an expiration date of December 31, 2006. We sold an aggregate of 16,600,000 units resulting in gross proceeds of $1,660,000. In connection with the private placement, we engaged a placement agent, Galileo Asset Management SA, Switzerland. As compensation for their services, we agreed to pay compensation: (i) a commission payable in cash equal to 7% of the gross proceeds resulting from the agent’s selling efforts, or $22,750; and (ii) a warrant to purchase such number of shares (at an exercise price of $0.25 per share) of common stock equal to 6% of the units sold as a result of their efforts, or a warrant to purchase 195,000 shares with an expiration date of December 31, 2006.

On January 21, 2005, we closed on an assignment of a purchase agreement by and among us, Hunter Corporation and Kenneth Swaisland. Swaisland has sold us his rights to purchase the assets of the Hunter Corporation. The Hunter Corporation owns a 100% interest in the Bates-Hunter Gold Mine and the Golden Gilpin Mill located in Central City, Colorado. We will begin our due diligence on the Bates-Hunter Gold Mine, requiring expenditures of approximately $1,150,000. Our rights under the Purchase Agreement requires us to be completed with our due diligence by November 30, 2005, at which time, should the historical data prove viable, we may complete the purchase of the assets held of the Hunter Corporation for a fixed price of $3,000,000. The assets consist of the Bates-Hunter Mine, the Golden Gilpin Mill, a water treatment plant, mining properties, claims, permits and all ancillary equipment.

3,816,000 SHARES OF COMMON STOCK

WITS BASIN PRECIOUS MINERALS INC.

PROSPECTUS

September  , 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company is governed by Minnesota Statutes Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. Subdivision 4 of Section 302A.521 of the Minnesota Statutes provides that a company’s articles of incorporation or by-laws may prohibit such indemnification or place limits upon the same. The Company’s articles and by-laws do not include any such prohibition or Limitation. As a result, the Company is bound by the indemnification provisions set forth in Section 302A.521 of the Minnesota Statutes.

As permitted by Section 302A.251 of the Minnesota Statutes, the Articles of Incorporation of the Company provide that a director shall have no personal liability to the Company and its shareholders for breach of his fiduciary duty as a director, to the fullest extent permitted by law.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses in connection with the issuance and distribution of the securities registered hereby are set forth in the following table:

SEC registration fee	$220
Legal fees and expenses	10,000
Accounting fees and expenses	6,000
Miscellaneous	3,000
Total	$19,220

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On June 26, 2003, we entered into a joint venture with Hawk Precious Minerals USA, Inc., (“Hawk USA”) a Minnesota corporation and wholly owned subsidiary of Hawk Precious Minerals, Inc., (a corporation organized under the laws of the Canadian Province of Ontario) for the exploration of gold minerals in the Republic of South Africa. Subject to the terms of the “Joint Venture and Joint Agreement,” we issued to Hawk USA 3,750,000 original issue shares of our unregistered common stock, $0.01 par value, as additional consideration to complete the joint venture. In connection with this issuance, we relied upon the exemptions from registration provided by Sections 4(2) and 3(b) of the Securities Act of 1933 and Rules 505 and 506 promulgated thereunder, since this was a private transaction, not constituting a public offering.

On November 7, 2003, as further specified in the “Joint Venture and Joint Agreement,” we issued to Hawk USA 2,500,000 original issue shares of our unregistered common stock, $0.01 par value, to “Buy Out” their 50 percent interest in Active Hawk LLC. In connection with this issuance, we relied upon the exemptions from registration provided by Sections 4(2) and 3(b) of the Securities Act of 1933 and Rules 505 and 506 promulgated thereunder, since this was a private transaction, not constituting a public offering.

On November 4, 2003, we issued to Windsor Capital Corporation 500,000 shares of our common stock to provide consulting fees in connection with marketing and public relations over a period of two years. In connection with this issuance, we relied upon the exemptions from registration provided by Sections 4(2) and 3(b) of the Securities Act of 1933 and Rules 505 and 506 promulgated thereunder, since this was a private transaction, not constituting a public offering.

Pursuant to a purchase agreement dated February 6, 2004, between us and Argyle Securities Limited (“Argyle”), a corporation formed under the laws of Saint Vincent, we purchased substantially all of the outstanding stock of Brazmin Ltda., a limited liability company formed under the laws of Brazil, effective February 6, 2004 and we issued to Argyle 700,000 original issue shares of our unregistered common stock, $0.01 par value, as additional consideration to complete the purchase agreement. In connection with this issuance, we relied upon the exemptions from registration provided by Sections 4(2) and 3(b) of the Securities Act of 1933 and Rules 505 and 506 promulgated thereunder, since this was a private transaction, not involving any general solicitation and not constituting a public offering. On August 3, 2004, we completed the sale of Brazmin back to Argyle and we received from Argyle 400,000 shares of the 700,000 shares of our common stock that it had received as partial consideration.

In October 2003, we completed a private placement of 10,190,000 units of our securities, each unit consisting of one share of common stock and a one-year warrant to purchase one-half of one share of common stock at a price of $0.75 per share. The units were sold at a price of $0.25 per unit, resulting in gross proceeds of $2,547,500 before agent commissions ($250,500) and other offering related expenses ($45,397). We relied on the exemption from registration provided by Section 4(2) and Rule 506 under the Securities Act, as each investor in the private placement was “accredited” (as defined by Rule 501(a)), no general solicitation was involved, and the private placement did not otherwise involve a public offering. We agreed to file a registration statement under the Securities Act of 1933 covering the resale of the shares purchased in the private placement. In accordance with the terms of the private placement, because such registration statement was not declared effective by the Securities and Exchange Commission by February 11, 2004, we issued to the investors an additional one-fifth of one share of our common stock for each unit purchased in the private placement, or 2,038,000 shares.

On May 28, 2004, we raised gross proceeds of $650,000 pursuant to the issuance of an 18-month secured convertible promissory note to Pandora Select Partners LP (“Pandora”), a Virgin Islands fund. In lieu of cash, we may satisfy our repayment obligations by issuing shares of our common stock, at a price equal to the average of the closing bid price of our common stock during the 30 trading days prior to payment, which shall be no less than $0.35 and no greater than $0.65 per share. As further consideration for the financing, we issued to Pandora a warrant to purchase up to 928,571 shares of our common stock at a price of $0.40 per share, subject to adjustment. We also issued warrants to purchase an aggregate of 200,000 shares of our common stock to two affiliates of Pandora as origination fees. Furthermore, we issued an additional warrant to purchase up to 475,000 shares of our common stock for consulting services. In connection with this transaction, we relied on the exemption from registration provided by Sections 4(2) and 4(6) of the Securities Act of 1933, as well as Rule 506 of Regulation D because we had a reasonable basis to believe that all parties were accredited investors and the offering involved no general solicitation.

On June 10, 2004, we entered into an option agreement to earn a 70% interest in 5 mining claims in the McFaulds Lake area of northern Ontario, currently held under option by an affiliate of ours, Hawk Precious Minerals Inc. As partial consideration payment required by the option agreement, we issued 200,000 shares of our non-registered common stock. In connection with this transaction, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the offering of the shares do not involve a public offering since Hawk Precious Minerals Inc., is a sophisticated investor and no general solicitation was involved.

In September and October 2004, we closed on a round of financing through the exercise of issued and outstanding warrants. We offered to warrant holders a limited time reduction of the exercise price, by which the holders were allowed to exercise one warrant at a reduced price of $0.25 (twenty-five cents) for one share of our common stock, $0.01 par value. A total of 576,431 warrants were exercised for gross proceeds of $144,108. The range of the original price of the warrants exercised was from $0.50 to $5.50 per share. We relied on the exemption from registration provided by Section 4(2) and Rule 506 under the Securities Act, as each warrant holder was “accredited” (as defined by Rule 501(a)), no general solicitation was involved, and the transaction did not otherwise involve a public offering.

On January 7, 2005, we completed a private placement of units of our securities, each unit consisting of one share of our common stock and a warrant to purchase one-half share of common stock at an exercise price of $0.25 per share. The warrants have an expiration date of December 31, 2006. We sold an aggregate of 25,050,000 units, resulting in gross proceeds of $2,505,000. In connection with the private placement, we engaged a placement agent, Galileo Asset Management SA, Switzerland. As compensation for their services, we paid a cash commission of $22,750, and issued a warrant to purchase 195,000 shares of our common stock (at an exercise price of $0.25 per share) with an expiration date of December 31, 2006. Included in this current registration statement are 175,500 shares underlying the warrant. We relied on the exemption from registration provided by Section 4(2) and Rule 506 under the Securities Act, as each investor in the private placement was “accredited” (as defined by Rule 501(a)), no general solicitation was involved, and the private placement did not otherwise involve a public offering.

In January 2005, we entered into a one-year consulting agreement with Caribbean Consultants Holdings Associated S.A., as a non-exclusive consultant, to provide the Company with public relations and marketing services outside of the continental United States and as consideration for such services, the Company granted to Caribbean a warrant to purchase up to 2,000,000 shares of common stock, with an exercise price of $0.225 per share and an expiration date of December 31, 2006. We relied on the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. The Company believes that the consultant is “accredited” (as defined by Rule 501(a)) promulgated under the Securities Act, that no general solicitation was involved, and the transaction did not otherwise involve a public offering.

During the quarter ended June 30, 2005, we entered into various agreements with consultants for services in marketing, public relations and website marketing. We issued an aggregate 1,136,000 shares of our un-registered common stock and 450,000 warrants to purchase shares of our common stock to eight consultants for their services, with some services extending into 2006. Additionally, we granted an aggregate of 150,000 two-year warrants to two individuals for their on-going efforts towards the Bates-Hunter project in Colorado. All warrants were issued at or above market price on date of grant. We relied on the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. The Company reasonably believes that each consultant is “sophisticated,” no general solicitation was involved, and the transaction did not otherwise involve a public offering.

In May 2005, we entered into agreements with two of our shareholders, whereby we offered a reduced exercise price on all stock purchase warrants they held to reflect a $0.20 per share exercise price. They held an aggregate of 3,063,834 warrants with exercise prices that ranged from $0.40 to $5.50 per share. For the month ending June 30, 2005, an aggregate of 440,000 warrants were exercised and each month thereafter, until March 31, 2006, they can exercise an aggregate of 262,400 warrants. We relied on the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. The Company believes that each warrant holder is “accredited” (as defined by Rule 501(a)) promulgated under the Securities Act, that no general solicitation was involved, and the transaction did not otherwise involve a public offering.

ITEM 27. EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

Exhibit	Description of Document
2.1
Asset Purchase Agreement dated February 17, 2003 by and among the Registrant, Red Wing Software Inc., Red Wing Business Systems, Inc., and Champion Business Systems, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed May 12, 2003).

2.2	Asset Purchase Agreement dated March 14, 2003 by and between the Registrant and Stellent, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed March 21, 2003).
3.1	Articles of Incorporation, as amended through July 10, 2003 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form SB-2 filed on January 27, 2005 (File No. 333-122338)).
3.2	By-Laws (incorporated by reference to Exhibit 4.2 to the Registrant’s Form S-3 filed on August 21, 2001 (File No. 333-68088)).
4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-2 filed on November 26, 2003 (File No. 333-110831)).
4.2	Form of Common Stock Purchase Warrant dated October 24, 2003 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed October 31, 2003).
4.3	Form of Warrant issued to Pandora Select Partners, L.P. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed June 4, 2004).
4.4	Form of Warrant issued to two affiliates of Pandora Select Partners, L.P. (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-K filed June 4, 2004).
4.4	Form of Warrant issued to Hawk Precious Minerals Inc. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed October 15, 2004).
4.5	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed December 16, 2004).
5.1	Opinion of Maslon Edelman Borman & Brand, LLP.
5.2
Opinion of Maslon Edelman Borman & Brand, LLP, dated January 6, 2005, regarding Registrant’s status under the Investment Company Act of 1940 (incorporated by reference to Exhibit 5.2 to the Registrant’s Form S-2 filed on January 10, 2005 (File No. 333-110831)).

10.1	Stock Option Agreement (incorporated by reference to Exhibit 6.1 to Registrant’s Form 1-A (File No. 24D-3802 SML)).
10.2	1997 Incentive Plan (incorporated by reference to Exhibit 10.23 to Registrant’s Form 10-K for the year ended December 31, 1996 (File No. 0-27968)).
10.3	2000 Director Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1 to Registrant’s Form S-8 filed November 19, 2003 (File No. 333-110590)).
10.4	2001 Employee Stock Option Plan (incorporated by reference to Exhibit 10.18 to Form 10-K for the year ended December 31, 2001 (File No. 1-12401)).

10.5
Severance Agreement between the Registrant and Jeffrey M. Traynor dated March 14, 2003 (incorporated by reference to Exhibit 10.21 to the Registrant’s Form 10-K for the year ended December 31, 2002 (File No. 1-12401)).

10.6
Join Venture and Joint Contribution Agreement dated June 26, 2003 by and among the Registrant, Hawk Precious Minerals Inc. and Hawks Precious Minerals USA, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed July 1, 2003).

10.7	Member Control Agreement of Active Hawk Minerals, LLC dated June 26, 2003 (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed July 1, 2003).
10.8	2003 Director Stock Option Plan (incorporated by reference to Exhibit 4.2 to Registrant’s Form S-8 filed November 19, 2003 (File No. 333-110590)).
10.9
Heads of Agreement dated June 4, 2003 among AfriOre International (Barbados) Ltd., Kwagga Gold (Proprietary) Ltd. and the Registrant (as assignee of Hawk Precious Minerals Inc.) (incorporated by reference to Exhibit 10.17 to the Registrant’s Form S-2 filed on February 26, 2004 (File No. 333-110831)).

10.10
Quota Purchase Agreement by and between the Registrant and Argyle Securities Limited, dated February 6, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed February 12, 2004).

10.11
Purchase Agreement by and among Wits Basin Precious Minerals Inc. and Pandora Select Partners L.P. dated May 28, 2004 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed June 4, 2004).

10.12
Secured Convertible Promissory Note by Wits Basin Precious Minerals Inc. to Pandora Select Partners L.P. dated May 28, 2004 (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed June 4, 2004).

10.13
Registration Rights Agreement by and among Wits Basin Precious Minerals Inc. and Pandora Select Partners L.P. dated May 28, 2004 (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed June 4, 2004).

10.14
Security Agreement by and between Wits Basin Precious Minerals Inc. and Pandora Select Partners L.P. dated May 28, 2004 (incorporated by reference to Exhibit 10.4 of the Registrant’s Form 8-K filed June 4, 2004).

10.15
Assignment of Option Agreement between and by Wits Basin Precious Minerals Inc., Hawk Precious Minerals Inc. and Richard Nemis “In Trust” dated June 10, 2004 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed June 14, 2004).

10.16	Option Agreement between Hawk Precious Minerals Inc. and Richard Nemis “In Trust” dated May 12, 2004 (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed June 14, 2004).
10.17
Agreement by and among Wits Basin Precious Minerals Inc. and Argyle Securities Limited, dated July 19, 2004 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed August 4, 2004).

10.18
Shareholders Agreement by and among AfriOre International (Barbados) Limited, Wits Basin Precious Minerals Inc., and Kwagga Gold (Barbados) Limited, dated August 27, 2004 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed September 1, 2004).

10.19
Amendment To Shareholders Agreement by and among AfriOre International (Barbados) Limited, Wits Basin Precious Minerals Inc., and Kwagga Gold (Barbados) Limited, dated August 30, 2004 (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed September 1, 2004).

10.20
Proposal by and among Wits Basin Precious Minerals Inc., Hunter Gold Mining Corporation, Hunter Gold Mining, Inc., and Ken Swaisland, dated September 16, 2004 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed September 16, 2004).

10.21
Form of Promissory Note by Wits Basin Precious Minerals Inc., to Hawk Precious Minerals Inc., dated October 13, 2004 (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed October 15, 2004).

10.22	Form of Subscription Agreement and Investment Representation (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed December 16, 2004).
10.23	Form of Supplement to Subscription Agreement and Investment Representation (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed December 16, 2004).
10.24
Letter Agreement dated December 2, 2003 by and between Ken Swaisland and Hunter Gold Mining Corporation regarding purchase and sale of shares of Hunter Gold Mining Corporation (incorporated by reference to Exhibit 10.24 to the Registrant’s Form SB-2 filed on January 27, 2005 (File No. 333-122338)).

10.25
Assignment of Purchase Option Agreement by and between Wits Basin Precious Minerals Inc. and Kenneth Swaisland, dated August 12, 2004 (incorporated by reference to Exhibit 10.25 to the Registrant’s Form SB-2 filed on January 27, 2005 (File No. 333-122338)).

10.26	Consulting Agreement dated January 20, 2005 between the Company and Stephen D. King (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 10-QSB filed May 13, 2005).
10.27	Management Services Agreement dated April 11, 2005 between the Company and Hawk Precious Minerals Inc. (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 10-QSB filed May 13, 2005).
16.1	Letter from Virchow, Krause & Company, LLP dated January 3, 2005 (incorporated by reference to Exhibit 16.1 of the Registrant’s Form 8-K filed January 3, 2005).
23.1	Consent of Carver Moquist & O’Connor, LLC.
23.2	Consent of Virchow, Krause & Company, LLP.
23.3	Consent of Maslon Edelman Borman & Brand, LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereof).

ITEM 28. UNDERTAKINGS.

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on August 25, 2005.

WITS BASIN PRECIOUS MINERALS INC.

By:	/s/ H. Vance White
H. Vance White
Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints H. Vance White and Mark D. Dacko as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities and dates indicated.

Name	Title	Date

/s/ H. Vance White	Chief Executive Officer and Director (principal executive officer)	August 25, 2005
H. Vance White

/s/ Mark D. Dacko	Chief Financial Officer, Secretary and Director (principal financial and accounting officer)	August 26, 2005
Mark D. Dacko

/s/ Norman D. Lowenthal	Director	August 26, 2005
Norman D. Lowenthal

/s/ Stephen D. King	Director	August 26, 2005
Stephen D. King

Exhibit	Description of Document

5.1	Opinion of Maslon Edelman Borman & Brand, LLP.
23.1	Consent of Carver Moquist & O’Connor, LLCP.
23.2	Consent of Virchow, Krause & Company, LLP.
23.3	Consent of Maslon Edelman Borman & Brand, LLP (included as part of Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature page hereto).